As filed with the Securities and Exchange Commission on February 24, 2006
                                                         Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -----------------------
                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-3
                       UNDER THE SECURITIES ACT OF 1933
                           -----------------------
                               INDYMAC MBS, INC.
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                                    95-4791925
(State or other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                             155 North Lake Avenue
                          Pasadena, California 91101
                                (800) 669-2300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -----------------------
                                 JOHN OLINSKI
                               IndyMac MBS, Inc.
                             155 North Lake Avenue
                          Pasadena, California 91101
                                (800) 669-2300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                           -----------------------
                                With a copy to:
                             EDWARD J. FINE, ESQ.
                               SIDLEY AUSTIN LLP
                              787 Seventh Avenue
                           New York, New York 10019
                           -----------------------
     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.
                           -----------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
                           -----------------------


                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                    Proposed Maximum     Proposed Maximum
Title of Each Class of                             Amount to Be      Offering Price     Aggregate Offering       Amount of
Securities to Be Registered                       Registered (1)      Per Unit (2)          Price (2)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Mortgage Backed Securities...................       $1,000,000            100%             $1,000,000             $107.00
===============================================================================================================================

(1) This Registration Statement relates to the offering from time to time of $1,000,000 aggregate principal amount of Mortgage Backed Securities.

(2)  Estimated for the purpose of calculating the registration fee.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and related to the Registration Statement No. 333-127556 as previously filed by the Registrant. That Registration Statement was declared effective on August 25, 2005.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration
Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
================================================================================

               SUBJECT TO COMPLETION, DATED FEBRUARY [  ], 2006
PROSPECTUS SUPPLEMENT
(To Prospectus dated    , 200[  ])

                                      $
                                 (Approximate)
                               INDYMAC MBS, INC.
                                   Depositor
                             [LOGO] IndyMac BankR
                        [Sponsor, Seller and Servicer]
  [Residential Asset Securitization Trust][IndyMac INDX Mortgage Loan Trust]
                              200[ ]-[A][AR][IP]
                                Issuing Entity
  Distributions are payable on the [ ] day of each month, beginning , 200[ ]

The issuing entity will issue certificates, including the following classes of certificates being offered pursuant to this prospectus supplement and the accompanying prospectus:

-------------------------------------------------------------------------------------------------

               Initial Class                                     Initial Class
               Certificate      Pass-Through                       Certificate      Pass-Through
                Balance(1)          Rate                             Balances           Rate
-------------------------------------------------------------------------------------------------
Class A-1      $                         %         Class A-R     $                           %
-------------------------------------------------------------------------------------------------
Class A-2      $                         %         Class B-1     $                           %
-------------------------------------------------------------------------------------------------
Class A-3      $                         %         Class B-2     $                           %
-------------------------------------------------------------------------------------------------
Class PO       $                     N/A(2)        Class B-3     $                           %
-------------------------------------------------------------------------------------------------
Class A-X      Notional(3)       Variable(4)
-------------------------------------------------------------------------------------------------

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus [5][10]%.
(2) The Class PO Certificates are principal only certificates and will not bear interest.
(3) The Class A-X Certificates are interest only, notional amount certificates whose notional amount as of the closing date is expected to be approximately $[ ].
(4) The pass-through rate for the Class A-X Certificates is calculated as described in this prospectus supplement under "Summary." [If floater/inverse floating rate classes in a transaction, indicate that the pass-through rate is based on LIBOR]

CONSIDER CAREFULLY THE RISK     The classes of certificates offered by this prospectus supplement are listed, together with
FACTORS BEGINNING ON PAGE       their interest rates, in the tables under "Summary--Description of the Certificates" on page
S-7 IN THIS PROSPECTUS          S-[ ] of this prospectus supplement. This prospectus supplement and the accompanying
SUPPLEMENT AND ON PAGE 4        prospectus relate only to the offering of the certificates listed above and not to the other
IN THE PROSPECTUS.              classes of certificates that will be issued by the issuing entity.

THE CERTIFICATES REPRESENT
OBLIGATIONS OF THE ISSUING      Credit enhancement for the certificates consists of:
ENTITY ONLY AND DO NOT
REPRESENT AN INTEREST IN OR          o  [Overcollateralization as described in this prospectus supplement under "Description
OBLIGATION OF INDYMAC                   of the Certificates--Overcollateralization";]
MBS, INC., INDYMAC BANK,
F.S.B., OR ANY OF THEIR              o  Subordination as described in this prospectus supplement under "Description of the
AFFILIATES.                             Certificates--[  ]"; and

THIS PROSPECTUS                      o  With respect to the Class [  ] Certificates only, the Class [  ] Certificate guaranty
SUPPLEMENT MAY BE USED TO               insurance policy issued by [  ].
OFFER AND SELL THE OFFERED
CERTIFICATES ONLY IF
ACCOMPANIED BY THE              The credit enhancement for each class of certificates varies. Not all credit enhancement is
PROSPECTUS.                     available for every class. The Class [  ] Certificate guaranty insurance policy only applies to the Class [ ] Certificates. The credit enhancement for the certificates is described in more detail in the prospectus supplement.

                                Interest rate support for the Class [  ] Certificates consists of yield maintenance agreements with [ ], as cap counterparty, as described in this prospectus supplement under "Description of the Certificates--[  ]." Amounts received on the interest rate corridor contracts are only available to make distributions on the related classes of certificates.

                                Neither the seller and servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

The assets of the issuing entity will consist primarily of a pool of [15-][30-]year conventional [fixed-rate][adjustable-rate] mortgage loans secured by first liens on one- to four-family residential properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Name of Underwriter]                                [Name of Underwriter]
                                   , 200[ ]

                               TABLE OF CONTENTS

     Prospectus Supplement                      Page
     ---------------------                      ----
Summary..........................................S-4
Risk Factors....................................S-16
The Mortgage Pool...............................S-22
Servicing of Mortgage Loans.....................S-31
Description of the Certificates.................S-41
Yield, Prepayment and Maturity Considerations...S-68
Credit Enhancement..............................S-76
Material Federal Income Tax
   Consequences.................................S-78
ERISA Considerations............................S-80
Method of Distribution..........................S-82
Use of Proceeds.................................S-83
Legal Matters...................................S-83
Ratings.........................................S-83
Index of Defined Terms..........................S-85

          Prospectus                            Page
          ----------                            ----
Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement...........................5
Risk Factors.......................................6
The Trust Fund....................................25
Use of Proceeds...................................40
The Depositor.....................................41
Mortgage Loan Program.............................41
Static Pool Data..................................44
Description of the Certificates...................44
Credit Enhancement................................59
Yield and Prepayment Considerations...............64
The Agreements....................................67
Certain Legal Aspects of the Loans................85
Material Federal Income Tax
   Consequences...................................91
State Tax Considerations.........................113
ERISA Considerations.............................114
Legal Investment.................................116
Method of Distribution...........................117
Legal Matters....................................118
Financial Information............................118
Rating...........................................118
Index of Principal Terms.........................120

  Important Notice About Information Presented in this Prospectus Supplement and the Prospectus

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                    SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

                            The Transaction Parties

Issuing Entity

[Residential Asset Securitization Trust] [IndyMac INDX Mortgage Loan Trust] 200[ ]-[A][AR][IP], a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a [national banking association]. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN[ ], and its telephone number is [ ].

The Class [       ] Insurer

[         ] will unconditionally and irrevocably guarantee certain payments on
the Class [   ] Certificates on each distribution date pursuant to the terms of a certificate guaranty insurance policy.

See "Description of the Certificates--The Class [   ] Certificate Guaranty
Insurance Policy" and "--The Class [ ] Insurer" in this prospectus supplement.

Cap Counterparty

[ ], a [ ] corporation. The principal executive office of the cap counterparty is located at [ ].

Rating Agencies

[ ] and [ ] will issue ratings with respect to the certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

      Initial Mortgage Loans:

The later of [         ], 20[  ] and the origination date of that mortgage loan
(referred to as the initial cut-off date).

      Subsequent Mortgage Loans:

The later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about [             ].

Pre-Funding

On the closing date, the depositor may elect to deposit an amount of up to [25]% of the initial class certificate balance of the offered certificates in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount

Any pre-funded amount shall not exceed [25]% of the initial class certificate balance of the offered certificates, which will be allocated among the loan groups so that the amount allocated to any loan group will not exceed [25]% of the aggregate class certificate balance of the classes of certificates related to that loan group.

Funding Period

If the depositor elects to deposit a pre-funded amount on the closing date, the funding period will begin on the closing date and end on the earlier of
(x) the date the amount in the pre-funding account is less than $[       ] and
(y) [           ] [  ], 20[  ].

Use of Pre-Funded Amount:

If the depositor elects to deposit a pre-funded amount on the closing date, the pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest distributions on the offered certificates on or prior to the [ ] distribution date, IndyMac Bank, F.S.B. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

See "The Mortgage Pool--Pre-Funding" in this prospectus supplement.

The Mortgage Loans:

The mortgage pool will consist primarily of [15-][30-] year conventional [fixed-rate] [adjustable-rate] mortgage loans secured by first liens or one- to four-family residential properties.

Statistical Calculation Information

The statistical calculation information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the issuing entity as of the closing date. The statistical calculation information presented in this prospectus supplement
relates to a statistical calculation pool that comprises approximately [   ]%
of the mortgage loans that will be included in the issuing entity. The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this prospectus supplement are referred to as statistical calculation mortgage loans. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date.

The statistical calculation mortgage loans consist of [       ] [fixed-rate]
[adjustable-rate] mortgage loans with an aggregate outstanding principal
balance of approximately $[     ] as of the cut-off date, after giving effect
to principal payments due on or before that date.

See "The Mortgage Pool" in this prospectus supplement.

As of the [Cut-off Date] [statistical calculation date], the mortgage loans [in the statistical calculation pool] had the following characteristics:

Aggregate Current Principal
  Balance                              $[    ]
Weighted Average Mortgage Rate          [   ]%

Range of Mortgage Rates                 [   ]% to [   ]%

Average Current Principal Balance      $[    ]

Range of Outstanding Principal
   Balances                            $[     ] to $[     ]

Weighted Average Original LTV           [    ]%

Weighted Average Original Term to
   Maturity                             [   ] months

Weighted Average Credit Risk Score      [   ]

Weighted Average Remaining Term
   to Stated Maturity                   [   ] months

Geographic Concentrations in
   excess of 10%:
   [    ]                               [    ]%

   [    ]                               [    ]%

Description of the Certificates

The issuing entity will issue [     ] classes of certificates, [     ] of
which are offered by this prospectus supplement and the accompanying prospectus:


                                     Initial
                                      Class                                  Final Scheduled       Initial        Initial
                                   Certificate                              Distribution Date       Rating         Rating
             Class                 Balance (1)               Type                  (2)             ([ ]) (3)     ([ ]) (3)
 ------------------------------   ---------------  ----------------------- --------------------  ------------   ------------
 Offered Certificates
 A-1..........................       $[       ]           Senior/[   ]        [   ] 20[  ]           [   ]         [   ]
 A-2..........................       $[       ]           Senior/[   ]        [   ] 20[  ]           [   ]         [   ]
 A-3..........................       $[       ]           Senior/[   ]        [   ] 20[  ]           [   ]         [   ]
 PO...........................       $[       ]           Senior/[   ]        [   ] 20[  ]           [   ]         [   ]
 A-R..........................             $100     Senior/REMIC Residual     [   ] 20[  ]           [   ]         [   ]
 A-X..........................       $[       ]          Senior/Notional      [   ] 20[  ]           [   ]         [   ]
 B-1..........................       $[       ]          Subordinate[   ]     [   ] 20[  ]           [   ]         [   ]
 B-2..........................       $[       ]          Subordinate[   ]     [   ] 20[  ]                         [   ]
 B-3..........................       $[       ]          Subordinate[   ]     [   ] 20[  ]           [   ]         [   ]
 Non-Offered Certificates(4)
 Class P......................           $[100]       Prepayment Charges           N/A                NR              NR
 Class B-4....................        [       ]             [    ]                 N/A                NR              NR
 Class B-5....................        [       ]             [    ]                 N/A                NR              NR
 Class B-6....................        [       ]             [    ]                 N/A                NR              NR

 ----------------
(1)  This amount is subject to a permitted variance in the aggregate of plus or
     minus [    ]% and depends on the amount of mortgage loans actually
     delivered on the closing date.

(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3)  The offered certificates will not be offered unless they are assigned
     the indicated ratings by [   ] ("[   ]") and [   ] ("[   ]"). "N/R"
     indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. The ratings set forth above do not take into account the existence of the yield maintenance agreements. See "Ratings" in this prospectus supplement.

(4) The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.


The certificates will also have the following characteristics:

                                    Pass-Through Rate
                                   Before and Including        Pass-Through Rate
                    [Related               the                     After the
                      Loan               Optional                  Optional                                       Interest Accrual
      Class         Group (1)]      Termination Date (2)      Termination Date (2)     Interest Accrual Period       Convention
------------------ ------------   -----------------------    ----------------------   -------------------------  ------------------
 Offered
 Certificates
 A-1.............     [   ]              [  ]% (3)                 [  ]% (3)                  [   ] (4)                [   ] (5)
 A-2.............     [   ]              [  ]%                     [  ]%                      [   ] (6)                [   ] (7)
 A-3.............     [   ]              [  ]%                     [  ]%                      [   ] (6)                [   ] (7)
 PO..............     [   ]                    (8)                       (8)                    N/A                       N/A
 A-X.............     [   ]                    (9)                 [  ]%                      [   ] (6)                [   ] (7)
 A-R.............     [   ]              [  ]%                     [  ]%                        N/A                       N/A
 B-1.............     [   ]              [  ]%                     [  ]%                      [   ] (6)                [   ] (7)
 B-2.............     [   ]              [  ]%                     [  ]%                      [   ] (6)                [   ] (7)
 B-3.............     [   ]              [  ]%                     [  ]%                      [   ] (6)                [   ] (7)
 Non-Offered
 Certificates



                                     S-7

                                    Pass-Through Rate
                                   Before and Including        Pass-Through Rate
                    [Related               the                     After the
                      Loan               Optional                  Optional                                       Interest Accrual
      Class         Group (1)]      Termination Date (2)      Termination Date (2)     Interest Accrual Period       Convention
------------------ ------------   -----------------------    ----------------------   -------------------------  ------------------
 P...............     [   ]                   (10)                      (10)                    N/A                       N/A
 B-4.............     [   ]               [  ]                     N/A                          N/A                       N/A
 B-5.............     [   ]               [  ]                     N/A                          N/A                       N/A
 B-6.............     [   ]               [  ]                     N/A                          N/A                       N/A

----------------
(1) Generally, distributions of principal and interest on the certificates will be based on amounts available for distribution in respect of the mortgage loans in the related loan group or groups, however, in some circumstances amounts from an unrelated loan group or groups may be allocated to make payments on a class of certificates. For a more detailed description of how the offered certificates will be backed by these cashflows, see "Description of the Certificates--Cross-Collateralization."

(2 )If on any distribution date, the pass-through rate for a class of offered certificates (other than the Class A-R Certificates) is based on the applicable interest rate cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "Description of the Certificates--Yield Supplement Amounts."

(3) [The pass-through rate for the Class [   ] Certificates may adjust monthly
    and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates--Interest." LIBOR refers to [One-Month] LIBOR for the related interest accrual period calculated as described in this prospectus supplement under "Description of the Certificates--Determination of LIBOR."

(4) The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(5) Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(6) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(7) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(8) The Class PO Certificates will not accrue any interest.

(9) The pass-through rate for the Class A-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due
    Period), over [   ]% per annum. The pass-through rate for the initial
    interest accrual period for the first Distribution Date is expected to be
    approximately [   ]% per annum. See "Description of the Certificates --
    Interest."

(10) The Class P Certificates will not accrue any interest.

See "[Description of the Certificates]" in this prospectus supplement.

Designations

Designation           Class of Certificates

Senior             Class A-1, Class A-2, Class A-3, Class A-X,
 Certificates:     Class A-R and Class PO

Subordinate        Class B-1, Class B-2, Class B-3, Class B-4,
 Certificates      Class B-5 and Class B-6

[Fixed Rate        [      ], [     ] and [   ]]
 Certificates:]

[Adjustable        [      ], [     ] and [   ]
 Rate
 Certificates:]

Offered            Class A-1, Class A-2, Class A-3, Class A-X,
 Certificates:     Class A-R, Class PO, Class B-1, Class B-2 and
                   Class B-3

Record Date

Non-Delay Certificates:

The business day immediately preceding a distribution date or, if the non-delay certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Delay Certificates

The last business day of the month preceding the month of a distribution date.

Denominations

$[25,000] and multiples of $1,000 in excess thereof.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company in the United States [and, upon request, through Clearstream Luxumbourg or the Euroclear System in Europe].

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates--Book-Entry Certificates" and "--Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

Method of Distribution

[Name of Underwriter] will offer the senior certificates listed above[, other than the Class A-X and Class PO Certificates,] to the public at varying prices to be determined at the time of sale. [Name of Underwriter] will offer the Class B-1, Class B-2 and Class B-3 Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately % of the aggregate class certificate balance of the offered certificates [(other than the Class A-X and Class PO Certificates)] plus accrued interest, before deducting expenses. [The Class PO and Class A-X Certificates will not be purchased by the Underwriters. They will be transferred to the seller on or about , 200[ ] as partial consideration for the sale of the mortgage loans to the depositor.] See "Method of Distribution" in this prospectus supplement.


Distribution Dates

We will make distributions on the[ ] day of each month. If the [ ] day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for [ ].

Interest Distributions

[Interest will accrue at the rate specified on the cover page of this prospectus supplement or described in this prospectus supplement on each interest bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months. The interest accrual period for the interest bearing classes of certificates for any distribution date will be the calendar month before the distribution date.]

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of
one-twelfth of   % multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

For each class of certificates, any unpaid interest amounts (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this prospectus supplement.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. The manner of distributing principal among the classes of certificates will depend on the priority of payments, which will differ, as described in this prospectus supplement, depending on the loss and delinquency performance of the mortgage loans.

See "Description of the Certificates--Principal" in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date [will be calculated on a loan group by loan group basis and] will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o scheduled payments of interest on the mortgage loans less the related expense fees;

o  interest collected in connection with prepayments of the mortgage loans;

o  interest amounts advanced by the servicer;

o any compensating interest paid by the servicer related to prepayments of the mortgage loans;

o liquidation proceeds of the mortgage loans (to the extent allocable to interest) and

o the amount (if any) of the seller interest shortfall payments paid by IndyMac Bank, F.S.B. on any distribution date on or prior to the [ ] distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date [will be calculated on a loan group by loan group basis and] will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

o  scheduled payments of principal of the mortgage loans ;

o  principal advances by the servicer;

o  prepayments on the mortgage loans;

o the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.


Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will be net of the following amounts [calculated on a loan group by loan group basis]:

o the servicing fee and additional servicing compensation due to the servicer;

o  the trustee fee due to the trustee;

o  any lender paid mortgage insurance premiums

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts net from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee)
with respect to each mortgage loan that will range from [   ]% per annum to
[   ]% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments;

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Priority of Interest Distributions

In general, on any distribution date, interest funds will be distributed in the following order:

o concurrently, to each interest bearing class of senior certificates, pro rata based on their respective interest distribution amounts; and

o sequentially, to each class of subordinated certificates, in the order of their numerical class designations.

Priority of Principal Distributions

In general, on any Distribution Date, principal funds will be distributed in the following order:

o to the classes of senior certificates entitled to receive distributions of principal in the manner, order and priority described below;

o  to any deferred amounts payable on the Class PO Certificates; and

o to each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon when a distribution date occurs relative to a prepayment stepdown date.

The prepayment stepdown date refers to a series of dates on or after which the principal prepayment priorities change so that on any distribution date on or after the related stepdown date, instead of allocating all amounts distributable as principal prepayments on the certificates to the related senior classes of certificates [for the loan group or loan groups] until those senior classes are paid in full, the senior certificates (other than the notional amount certificates and the Class PO Certificates) will receive the senior percentage of principal prepayments plus a decreasing percentage of principal prepayments allocated to the Subordinated Certificates.

These amounts are described in more detail under "Description of the Certificates--Principal" in this prospectus supplement.

The stepdown dates and percentage for each class of certificates will be:

The senior certificates (other than the notional amount certificates and the Class PO Certificates) will receive the following percentage of the prepayments allocated to the subordinated certificates on the related stepdown date:

o  during the [   ] years beginning on the first distribution date, 100%;

o  the first year thereafter, [  ]%;

o  the second year thereafter, [  ]%;

o  the third year thereafter, [  ]%;

o  the fourth year thereafter, [  ]%; and

o  the fifth year thereafter, 0%.

If on any distribution date the senior percentage exceeds the initial senior percentage, the senior certificates (other than the notional amount certificates and the Class PO Certificates) will receive 100% of the principal prepayment amount..

Certificate or Loan Group Specific Events that Affect Allocations of Principal

Class [    ] Certificates:

[Insert payment priorities]

[Loan Group [    ]]

Excess Cashflow

[Insert payment priorities]

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--[Delivery of Mortgage Loan Documents.]"

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of [overcollateralization], subordination, allocation of losses and the certificate guaranty insurance policy.

[Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans [in a loan group or groups and any remaining related pre-funded amount,] exceeds the aggregate class certificate balance of the [related] classes of certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate class certificate balance of the Class [ ] Certificates and the fixed rate subordinate
certificates by approximately $[     ].

[However, these amounts are less than the required initial levels of overcollateralization required by the pooling and servicing agreement.]

The mortgage loans [in each loan group] are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of [loan group 1 and]
the Class [   _] Certificates, the Class [   _] policy premium rate. The
"expense fee rate" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans [in a loan group] in
 excess of the amount that is needed to pay interest on the related certificates, the trust expenses, and in the case of [loan group 1], the Class
[   ] policy premium, will be used to reduce the total class certificate balance of the related certificates, until the required level of overcollateralization has been achieved and to maintain the required levels, once they have been met.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the [related] mortgage loans. The required levels of overcollateralization may change over time.

See "Description of the Certificates--[   ______]" in this prospectus
supplement.]

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this prospectus supplement, the Class B-1 Certificates will have payment priority over the Class B-2 Certificates and Class B-3 Certificates. The Class B-2 Certificates will have payment priority over the Class B-3 Certificates. The subordinated certificates also include the Class B-4, Class B-5, and Class B-6 Certificates, which are not being offered pursuant to this prospectus supplement.

See "Description of the Certificates" and "Credit Enhancement--Subordination in this prospectus supplement.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority before realized losses on the mortgage loans are allocated to the senior certificates. Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this prospectus supplement are, in general, allocated proportionately to each class of certificates (other than the notional amount certificates and the Class P Certificates) instead of first being allocated to the subordinated certificates. [Any realized losses that would otherwise be allocated to the Class [ ] Certificates will be covered by the financial guaranty insurance policy.]

[Pursuant to the pooling and servicing agreement, the Class P Certificates will not be allocated realized losses.]

See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination" in this prospectus supplement.

Class [   _] Certificate Guaranty Insurance Policy

The Class [ _] Certificates have the benefit of a certificate guaranty insurance policy, called the Class [ _] policy, pursuant to which [ _] will unconditionally and irrevocably guarantee certain payments on the Class [ _] Certificates on each distribution date subject to certain terms and conditions set forth in the Class [ _] policy. The Class [ _] policy will not cover any class of Certificates other than the Class [ _] Certificates.

See "Credit Enhancement--The Class [ ] Policy" in this prospectus supplement.

The Yield Maintenance Agreements

The issuing entity has purchased [ _] interest rate corridor contracts, each of which will be assigned to the trustee on behalf of the issuing entity on the closing date:

   o  the Class [   ] yield maintenance agreement; and

   o  the Class [   ] yield maintenance agreement.

On or prior to the applicable corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the trustee, if one-month LIBOR for the related payment date moves above a specified rate, subject to a maximum rate of payment. Payments made under each corridor contract will be made to the trustee.

The amounts allocated to the issuing entity in respect of a corridor contract will be available to the applicable class(es) of certificates, as described in this prospectus supplement to cover net rate carryover resulting from the application of the applicable net rate cap to the related pass-through rate(s).

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover yield supplement amounts on the related certificates are expected to be distributed to [ ] as provided in the pooling and servicing agreement and will not be available thereafter for payment of yield supplement amounts on any class of certificates.

Although ongoing payments are not required under the corridor contracts, certain termination payments may be required as described under "Description of the Certificates--Yield Supplement Amount--The Corridor Contract" in this prospectus supplement.

See "Description of the Certificates--Yield Supplement Amount(s)" in this prospectus supplement.

Tax Status

For federal income tax purposes, the issuing entity [(exclusive of the yield maintenance agreements and the yield maintenance reserve fund)] will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. [The Class [ ] Certificates will also represent the right to receive payments pursuant to the related yield maintenance agreement]. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R [, Class PO and Class A-X] Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended , or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates [and the Class B-1 Certificates] will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The [Class B-2 and Class B-3] Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

See "Legal Investment" in the prospectus.

                                 SUMMARY OF TRANSACTION PARTIES



                                   ---------------------------
                                   |                         |
                                   |   Sponsor and Seller    |
                                   |   ------------------    |
                                   |  IndyMac Bank, F.S.B    |
                                   |                         |
                                   |                         |
                                   |                         |
                                   ---------------------------
                                                |
                                                |  Mortgage Loans
                                                |
                                                |
                                                |
                                                |
                                                |
                                                |
                                                |                                 -------------------------------
                                                |                                 |                             |
                                                |                                 |      Corridor Contract      |
                                                |                                 |      -----------------      |
                                                |                                 |         Counterparty        |
                                                |                                 |         ------------        |
                                                |                                 |       [               ]     |
                                               \ /                                |                             |
                                     ----------------------                      /|                             |
                                     |                    |                     /  ------------------------------
                                     |     Depositor      |                    /
                                     |     ---------      |                   /
                                     |  IndyMac MBS, Inc. |                  /
                                     |                    |                 /    Corridor Contract
                                     |                    |                /      Payments
                                     ----------------------               /
                                                |                        /
                                                |                       /
                                                |  Mortgage Loans      /
                                                |                     /
                                                |                    /
                                                |                   /
                                                |                  /
                                                |                 /
                                                |                /
                                                |               /
                                                |              /
                                                |             /
                                               \ /          \ /   Insurance
                                       ---------------------      Payments for       ------------------------
------------------------               |                    |     Class [___]        |                      |
|                      |               |  Issuing Equity    |     Certificates       |  Class [   ] Insurer |
|       Servicer       |   Mortgage    |  --------------    |                        |  ------------------- |
| IndyMac Bank, F.S.B. |   Loan        | [              ]   |/_______________________|   [                ] |
|                      |   Servicing   |                    |\                       |                      |
|                      |_______________|     Trustee        |                        |                      |
|                      |               |     -------        |_______________________\|                      |
|                      |               | [              ]   |                       /|                      |
|                      |               |                    |                         -----------------------
------------------------               ---------------------      Premium
                                                                 Payments

                                 RISK FACTORS

o The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 4 in the prospectus.

Your Yield will be Affected by How          Borrowers may, at their option, prepay their mortgage loans in
Borrowers Repay Their Mortgage Loans        whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.  The issuing entity's prepayment experience may be affected by many factors, including:

                                            o  general economic conditions,

                                            o  the level of prevailing interest rates,

                                            o  the availability of alternative financing,

                                            o  applicability of prepayment charges, and

                                            o  homeowner mobility.

                                            The rate and timing of prepayment of mortgage loans will affect the yields to maturity and weighted average lives of the
                                            certificates.

                                            Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                            o  If you purchase principal-only certificates or you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                            o  If you purchase notional amount certificates or you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                            o  If you purchase notional amount certificates and principal is repaid faster than you anticipate, you may not fully recover your initial investment.

                                            o  [Approximately % of the mortgage loans by cut-off date pool principal balance require the mortgagor to pay a charge if the mortgagor prepays (other than as a result of selling the
                                               mortgaged property) the mortgage loan during periods ranging from one year to [three][five] years after the mortgage loan was originated. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period.
                                               Prepayment charges will be distributed to the Class P
                                               Certificates and will not be available to the holders of other classes of certificates.]



                                                     S-16

                                            See "Yield, Prepayment and Maturity Considerations" for a
                                            description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Possible Prepayment Due to Inability        The ability of the trust fund to acquire subsequent mortgage loans
to Acquire Subsequent Mortgage Loans        depends on the ability of the seller to originate or acquire mortgage loans during the pre-funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate or acquire subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                            If the amount on deposit in the pre-funding account cannot be used to purchase subsequent mortgage loans by the end of the
                                            pre-funding period, the amounts remaining on deposit in the pre-funding account will be distributed to the holders of the senior certificates as a prepayment on the first distribution date after the pre-funding period.

                                            The Class PO Certificates are likely to receive a prepayment on the first distribution date after the end of the pre-funding period.


Your Yield Will Be Affected by the          Approximately            % of the mortgage loans by pool principal
Interest-Only Feature of Some of the        balance as of the cut-off date require monthly payments of only
Mortgage Loans                              accrued interest for a substantial period of time after
                                            origination. During the interest-only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan.

                                            During the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loan may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

Your Yield Will Be Affected by How          The timing of principal distributions on the certificates will be
Distributions Are Allocated to the          affected by a number of factors, including:
Certificates
                                            o  the extent of prepayments on the mortgage loans,

                                            o  how the classes of certificates receive payments of principal,

                                            o  whether the servicer exercises its right, in its sole
                                               discretion, to terminate the issuing entity,

                                            o  the rate and timing of payment defaults and losses on the mortgage loans, and



                                                     S-17

                                            o  repurchases of mortgage loans for material breaches of
                                               representations and warranties and due to modifications.

                                            Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                            See "Description of the Certificates-Principal," and "--Optional
                                            Termination" in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The
                                            Mortgage Pool-Representations by Seller; Repurchases, etc." in this prospectus supplement for more information regarding the
                                            repurchase of mortgage loans.

Credit Enhancement May Not Be               [Except for the Class [   ] Certificates, the certificates are not
Sufficient to Protect Senior Certificates   insured by any financial guaranty insurance policy.]  The
from Losses                                 subordination features of the issuing entity are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal, as applicable.

                                            Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses, on the mortgage loans to the subordinated certificates in the inverse order of their priority of payment.
                                            This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of the subordinated classes to pay amounts due on the more senior classes. Collections otherwise payable to the subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided.

                                            Allocation of Losses. Except as described below, realized losses are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero.
                                            Subsequent realized losses will be allocated to the next most junior classes of subordinated certificates sequentially, until the principal balances of each succeeding class has been reduced to zero. Accordingly, if the aggregate principal balance of each class of subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the classes of subordinated certificates will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated proportionately to each class of certificates (other than the notional amount certificates and the Class P
                                            Certificates), even if the principal balance of each class of subordinated certificates has not been reduced to zero.

                                            Any realized losses, including excess losses, allocable to the
                                            Class



                                                     S-18

                                            [ ] Certificates will be covered by the Class [ ] Policy.

                                            See "Credit Enhancement-Subordination" and "Description of the
                                            Certificates-Allocation of Losses" in this prospectus supplement.

[Difference Between Mortgage Rates and      The pass-through rates on the adjustable rate certificates may
Adjustable Certificate Pass-Through         adjust monthly and are generally based on one-month LIBOR.  The
May Reduce Excess Interest                  mortgage rates on the mortgage loans either are fixed or adjust semi-annually based on six-month LIBOR, which is referred to as a mortgage index, but in most cases only after a period of two or three years after origination. Because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the adjustable rate certificates. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the certificate pass-through rates because of the difference between interest rate adjustment periods and pass-through rate adjustment periods. An increase in the interest rates on certain of the adjustable rate mortgage loans while the pass-through rates on the adjustable rate certificates are stable or rising, could result in less amounts being available as excess interest.]

Certain Interest Shortfalls Will Be         Your certificates may be subject to certain shortfalls in interest
Allocated to the Certificates               collections arising from the application of the Servicemembers
                                            Civil Relief Act and similar state and local laws (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                            [Investors in the Class [ ] Certificates should be aware that the
                                            Class [ ] Policy will not cover interest shortfalls attributable to prepayments on the mortgage loans or interest shortfalls related to
                                            Relief Act reductions. Any reduction in the interest entitlement for the Class [ ] Certificates as a result of prepayment interest shortfalls or Relief Act reductions will be covered only to the extent of amounts on deposit in the reserve fund.]

                                            Your certificates also may be subject to other shortfalls in collections of interest as described in this prospectus supplement under



                                                     S-19

                                            "Description of the Certificates-Interest."

Certificates May Not Be Appropriate For     The offered certificates may not be an appropriate investment for
Some Investors                              investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                            o  The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

                                            o  The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the
                                               mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a
                                               specific date or an otherwise predictable stream of
                                               distributions;

                                            o  You may not be able to reinvest distributions on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your
                                               certificate; or

                                            o  A secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

Individuals and Certain Entities Should     The fees and non-interest expenses of a REMIC will be allocated pro
Not Invest in the Class A-R Certificates    rata to the Class A-R Certificates.  Individuals, however, will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended.
                                            Therefore, the Class A-R Certificates generally are not
                                            appropriate investments for individuals, estates, trusts
                                            beneficially owned by any individual or estates and pass-through entities having any individual, estate or trust as a shareholder, member or partner.

Geographic Concentration Increases Risk     Approximately        % of the mortgage loans by pool principal
That Certificate Yields Could Be            balance as of the cut-off date are secured by property in
Impaired                                    [California]. Property in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as [earthquakes, floods, mudslides] and other natural disasters. In addition,

                                            o  economic conditions in [California] (which may or may not affect real property values) may affect the ability of
                                               borrowers to repay their loans on time;

                                            o  declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the loan-to-value ratios.
                                               Mortgage loans with higher loan-to-value ratios may present a greater risk of default and, in the case of defaults, an
                                               increase in the severity



                                                     S-20

                                               of losses; and

                                            o  any increase in the market value of properties located in
                                               [California] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

                               THE MORTGAGE POOL

General

      Set forth below and in Annex A hereto is certain statistical information
based on scheduled principal balances as of [      ] 200[ ], [which is the
"Statistical Calculation Date,"] concerning a pool of mortgage loans [that the depositor, IndyMac MBS, Inc., believes is representative of the mortgage loans] to be included in the issuing entity. [This pool of mortgage loans is referred to as the "Statistical Calculation Pool," and the mortgage loans are referred to as the "Statistical Calculation Pool Mortgage Loans."]

      The depositor will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("IndyMac Bank"), pursuant to a pooling and servicing agreement dated as of the cut-off date among [IndyMac Bank], as seller and servicer, the depositor and [Deutsche Bank National Trust Company], as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "Mortgage Loans").

      Under the pooling and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of Mortgage Loans" and "--Representations by Seller; Repurchases, etc." the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by Seller; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

      The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

      The mortgage pool consists of approximately [    ] Mortgage Loans. As of
the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans
was approximately $        , which is referred to as the "cut-off date pool
principal balance."

      All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties in the Statistical Calculation Pool are located in [ ] states and the District of Columbia.

      [Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a [fifteen (15)] day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due. None of the Mortgage Loans will be more than one payment delinquent on a contractual basis as of the related Cut-off Date.]

      Approximately [ ]% of the Mortgage Loans by the cut-off date pool principal balance will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining % of the Mortgage Loans by cut-off date pool principal balance will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for the first [ten] years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

      Except for approximately          % of the Mortgage Loans by cut-off date
pool principal balance, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge. For substantially all of the Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first [three] years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P
Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      Each Mortgage Loan was originated on or after              . The latest
stated maturity date of any Mortgage Loan is               . The earliest
stated maturity date of any Mortgage Loan is          .

      [No] Mortgage Loan was subject to buydown agreements. [No] Mortgage Loan provides for deferred interest or negative amortization.

      At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of
[95]% or less. Except for approximately     % of the Mortgage Loans by cut-off
date pool principal balance, each of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. [With respect to approximately % of the Mortgage Loans (by cut-off date pool principal balance), the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law. See " --Underwriting Standards" in this prospectus supplement.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

      o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

      o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all interest of the depositor in each Mortgage Loan and all interest in all other assets included in [Residential Asset Securitization Trust][IndyMac INDX Mortgage Loan Trust] 200[ ]-[A][AR][IP] . This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the cut-off date but will not include any scheduled payments due on or before the cut-off date.

      In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to [ ]% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the Servicer's expense).

      The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

      o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

      o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

      o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan, and

      o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

Conveyance of Subsequent Mortgage Loans

      On the closing date, the excess of the aggregate Class Certificate Balance of the certificates over the aggregate Stated Principal Balance of the Closing Date Mortgage Loans on the initial cut-off date (which excess is not expected to exceed approximately $[ ]) will be deposited into a pre-funding account (the "pre-funding account") established and maintained by the trustee on behalf of the certificateholders. During the pre-funding period, the depositor is expected to purchase mortgage loans acquired by the seller after the closing date from the seller and sell those Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of the date of origination of the Subsequent Mortgage Loan and the first day of the month in which the Subsequent Mortgage Loan is added to the issuing entity, and will be paid from the pre-funding account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the pre-funding account and increase the aggregate Stated Principal Balance of the Mortgage Loans. Pursuant to the pooling and servicing agreement and a subsequent transfer agreement to be executed by the seller, the depositor and the trustee, the conveyance of Subsequent Mortgage Loans may be made on any business day during the pre-funding period, subject to certain conditions in the pooling and servicing agreement being satisfied as certified by the depositor, including that:

      o Subsequent Mortgage Loans conveyed on the subsequent transfer date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all mortgage loans,

      o the Subsequent Mortgage Loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of certificateholders,

      o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on the subsequent transfer date and the absence of any adverse effect on any REMIC,

      o the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates,

      o no Subsequent Mortgage Loan conveyed on the subsequent transfer date was delinquent more than one payment,

      o the aggregate of the PO Percentages of the Stated Principal Balances of all Subsequent Mortgage Loans (also referred to as the "Class PO Sublimit Amount") will be no greater than $100,000;

      o each Subsequent Mortgage Loan conveyed on the subsequent transfer date is secured by a first lien on the related mortgaged property,

      o following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans following such conveyance will remain substantially similar to the characteristics of the Initial Mortgage Loans as of the Initial Cut-off Date, and

      o following the final conveyance of the Subsequent Mortgage Loans, cash-out refinance loans will comprise not more than 55.00% of the final pool principal balance.


                                  THE SELLER

      IndyMac Bank, F.S.B. ("IndyMac Bank") will be the seller of the Mortgage Loans. The principal executive offices of the Seller are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

      Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

      IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

      The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

      2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines. IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

      The seller represents that immediately before the assignment of the Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

      In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the prospectus.


                          SERVICING OF MORTGAGE LOANS

The Servicer

      IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

      If the servicing of any Mortgage Loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates" in the prospectus.

Foreclosure, Delinquency and Loss Experience

      The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

      The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

      The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $33.36 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.

                                                                As of December 31,                       As of
                                                 -----------------------------------------------       September
                                                                                                            30,
                                                                                                          2005
                                                   2001          2002         2003         2004
                                                 --------      --------     --------    ---------      ---------
Total Number of Conventional
   Mortgage Loans in Portfolio..............      58,949        46,004       24,291       52,922        112,700
Delinquent Mortgage Loans and


                                                  S-32

   Pending Foreclosures at Period
   End(1):..................................
     30-59 days.............................        3.46%        2.54%         1.99%        1.37%        2.16%
     60-89 days.............................        0.88%        0.72%         0.48%        0.24%        0.25%
     90 days or more (excluding pending
       foreclosures)........................        0.67%        0.52%         0.38%        0.19%        0.15%
                                                ------------ ------------- ------------ ------------ ---------------
Total Delinquencies.........................        5.01%        3.78%         2.85%        1.80%        2.57%
Foreclosures pending........................        1.84%        1.50%         1.21%        0.15%        0.10%
REOs........................................        0.56%        0.59%         0.41%        0.03%        0.02%
                                                ------------ ------------- ------------ ------------ ---------------
Total delinquencies, foreclosures pending
   and REOs.................................        7.41%        5.87%         4.47%        1.98%        2.68%

-------------
(1) As a percentage of the principal balance.

      IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                    Cumulative
                                                  Stated Amount
                                     Cumulative   of Securities
                                     Net Losses       Issued         Loss
                                     (Millions)     (Millions)    (Ratio)(1)
                                    ------------ ---------------- ------------
As of December 31, 2001..........        $77.01    $28,152.72         0.27%
As of December 31, 2002..........       $100.03    $33,498.95         0.30%
As of December 31, 2003..........       $119.69    $38,992.40         0.31%
As of December 31, 2004..........       $128.92    $52,479.30         0.25%
As of September 30, 2005.........       $131.73    $74,710.44         0.18%
-------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

      Historically, a variety of factors, including the appreciation of real estate values, has limited the Servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

      The expense fees are payable out of the interest payments on each Mortgage Loan. As of the cut-off date, the weighted average rate at which the expense fees accrue (referred to as the "expense fee rate") is equal to
approximately     % per annum. The expense fees consist of (a) the servicing fee, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing
agreement in an amount of     % per annum of the Stated Principal Balance of
each Mortgage Loan [and (c) lender paid mortgage insurance premiums]. The
servicing fee rate will range from    % per annum to    % per annum and will
be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the distribution account.

      The "adjusted net mortgage rate" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the related expense fee rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (the "Compensating Interest") equal to the product of

      o     % multiplied by

      o  one-twelfth multiplied by

      o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

If shortfalls in interest as a result of prepayments in any month exceed the Compensating Interest for such month, the amount of interest to be distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future distribution dates. See "Description of the Certificates--Interest" in this prospectus supplement.

Any such reduction allocable to the Class [ ] Certificates on a Distribution Date will be covered only to the extent of amounts on deposit in the reserve fund. Any shortfalls in excess thereof will not be covered by the Class [ ] Policy and will be borne by the holders of the Class [ ] Certificates. See "Description of the Certificates--Interest" in this prospectus supplement.

Advances

      Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "advance") equal to

      o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th day of the month)

      minus

      o  the servicing fee for those Mortgage Loans for the period plus

      o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the certificate account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan and the purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

      In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.


                                  THE SPONSOR

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the Servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of [Alt/A] mortgage loan securitizations sponsored by IndyMac Bank since [ ].


                      Year              Approximate Volume
                ------------------   ---------------------------
                2002                     $[__] billion
                2003                     $[__] billion
                2004                     $[__] billion
                2005                     $[__] billion


      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.


                               STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. On this website, you can view for each of these securitizations summary pool information as of the applicable cut-off date for each securitization and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date of this prospectus supplement. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

      o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.


                                 THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.


                              THE ISSUING ENTITY

      In connection with the issuance of the certificates, the depositor has formed [Residential Asset Securitization Trust] [IndyMac INDX Mortgage Loan Trust] 200[ ]-[A][AR][IP], a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. [Residential Asset Securitization Trust] [IndyMac INDX Mortgage Loan Trust] 200[ ]-[A][AR][IP] is sometimes referred to in this prospectus supplement and the prospectus as the "trust" or the "trust fund." The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is [December 31].

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  THE TRUSTEE

      [Deutsche Bank National Trust Company] will be the trustee under the pooling and servicing agreement. [Deutsche Bank National Trust Company] has significant experience in acting as a trustee in securitizations of mortgage loans in which its duties were comparable to those described in this prospectus supplement and the prospectus. The depositor and the Servicer may maintain other banking relationships in the ordinary course of business with [Deutsche Bank National Trust Company]. Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is of the trustee located at [DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658,
Attention: Transfer Unit], or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at [1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN[ ]]. Certificateholders may access monthly statements from the trustee's website located at [https://www.tss.db.com/invr]. Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at [(800) 735-7777].

      In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

      The trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of [its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee,]

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was grossly negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of
Certificates [(without regard to the Class [    ] Policy, in the case of the
Class [    ] Certificates)] below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the Servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      In addition, the holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the certificates [(without
regard to the Class [ ] Policy, in the case of the Class [    ] Certificates)].


                             THE CAP COUNTERPARTY

      [  ] is the cap counterparty.  It is organized as a [    ] under the laws
of [   ].  [To be inserted: a description of the general character of the business of the cap counterparty.]

      The long-term credit rating assigned to the cap counterparty by S&P is
currently "[   ]" and by Moody's is currently "[   ]." The short-term credit
rating assigned to the cap counterparty by S&P is currently "[   ]" and by
Moody's is currently "[   ]."

      Upon the occurrence of an event of default or termination event specified in the yield maintenance agreement, the yield maintenance agreement may be replaced with a replacement yield maintenance agreement as described in
this prospectus supplement under "[   ]."

      [Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of the yield maintenance agreement is less than 10%].


    [THE CERTIFICATE GUARANTY INSURANCE POLICY AND THE CERTIFICATE INSURER

[To be inserted by the Certificate Insurer: disclosure about the Certificate Insurer and Certificate Guaranty Insurance Policy as required by Item 1114 of Regulation AB]

                        DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 200[ ]- will consist of the Class A-1, Class A-2, Class A-3, Class PO, Class A-X and Class A-R Certificates (all of which are together referred to as the senior certificates) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together referred to as the subordinated certificates) and the Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the offered certificates) are offered by this prospectus supplement. The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together referred to as the private certificates) are not offered by this prospectus supplement. Their initial Class Certificate Balances are expected
to be approximately $   , $   , $   and $   , respectively. The pass-through
rate for each class of private certificates other than the Class P
Certificates will be     % per annum. The Class P Certificates will not bear
interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class Certificate Balances and initial
Notional Amounts may vary in the aggregate by plus or minus    %. Any
information contained in this prospectus supplement with respect to the Class P, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

      The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

      o all amounts previously distributed to holders of certificates of that class as payments of principal,

      o the amount of Realized Losses (including Excess Losses) allocated to that class, and

      o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this prospectus supplement under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates[; provided, further, that to the extent
a Realized Loss was covered under the Class [   ] Policy, any related Subsequent
Recoveries otherwise distributable to the Class [   ] Certificates will instead
be paid to the Class [   ] Insurer]. See "Application of Liquidation Proceeds"
in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

      The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

      The Notional Amount of the Class A-X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to the Distribution Date. The initial Notional Amount of the Class A-X Certificates will be equal to the aggregate of the Stated Principal Balance of the Non-Discount Mortgage Loans as of the cut-off date.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $ and will evidence in the aggregate an initial beneficial ownership interest of in the issuing entity of approximately %. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial
ownership interest of approximately   %,   %,   %,   %,   % and   %,
respectively.

      The [Class PO and] Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.


   The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.


                             |   ----------------   / \
                             |   |              |    |
                             |   |  Class [ ]   |    |
                             |   ----------------    |
                             |   |              |    |
                             |   |   Class B-1  |    |
              Accrued        |   ----------------    |
              certificate    |   |              |    |
              interest,      |   |  Class B-2   |    |  Loans
              then           |   ----------------    |
              principal      |   |              |    |
                             |   |  Class B-3   |    |
                             |   ----------------    |
                             |   |              |    |
                             |   | Non-Offered  |    |
                             |   | Certificates |    |
                            \ /  ----------------    |


Notional Amount Certificates

      The Class A-X Certificates (the "Notional Amount Certificates") will not have a Class Certificate Balance but will bear interest on its outstanding Notional Amount. The "Notional Amount" of the Class A-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balances of the Non-Discount Mortgage Loans as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period). As of the closing date, the Notional Amount of the Class A-X Certificates is expected to
be approximately $       . The "Due Period" means for any Distribution Date,
the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $[25,000][100,000] and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry

Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC

Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

      On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may direct the trustee to withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Mortgage Assets--Deposits to Certificate Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the Servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "[ ]" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


  Type / Recipient (1)                 Amount                               General Purpose
-------------------------     -----------------------------------------   -------------------
Fees

Servicing Fee / Servicer      From [   ]% to [   ]% per annum of the        Compensation
                              Stated Principal Balance of each
                              Mortgage Loan (3)


Additional Servicing          o   Prepayment Interest Excess (5)            Compensation
Compensation / Servicer

                              o   All late payment fees, assumption fees    Compensation
                                  and other similar charges (excluding
                                  prepayment charges)

                              o   All investment income earned on           Compensation
                                  amounts on deposit in the Certificate
                                  Account and Distribution Account.

                              o   Excess Proceeds (6)                       Compensation


Trustee Fee / trustee         [   ]% per annum of the Stated Principal      Compensation
                              Balance of each Mortgage Loan

[Class [   ] Premium /        [Class [   ] Premium (7)]                     [Compensation]
Class [   ] Insurer]

Expenses

Insurance expenses /          Expenses incurred by the Servicer             Reimbursement of
Servicer                                                                    Expenses



  Type / Recipient (1)                      Source (2)                                Frequency
-------------------------     ----------------------------------------------    ---------------
Fees

Servicing Fee / Servicer      Interest collected with respect to each                   Monthly
                              Mortgage Loan and any Liquidation
                              Proceeds or Subsequent Recoveries that are
                              allocable to accrued and unpaid interest (4)

Additional Servicing          Interest collections with respect to each            [Time to time
Compensation / Servicer       Mortgage Loan                                       [Periodically]

                              Payments made by obligors with respect to             Time to time
                              the Mortgage Loans


                              Investment income related to the Certificate               Monthly
                              Account and the Distribution Account


                              Liquidation Proceeds and Subsequent                   Time to time
                              Recoveries

Trustee Fee / trustee         Interest Remittance Amount                                 Monthly


[Class [   ] Premium /        [Payments on Mortgage Loans(8)]                       Time to time
Class [   ] Insurer]

Expenses

Insurance expenses /          To the extent the expenses are covered by an          Time to time
Servicer                      insurance policy with respect to the

  Type / Recipient (1)                 Amount                               General Purpose
-------------------------     -----------------------------------------   -------------------
Servicing Advances /          To the extent of funds available, the         Reimbursement of
Servicer                      amount of any Servicing Advances.             Expenses




Indemnification expenses      Amounts for which the seller, the             Indemnification
/ the Seller, the Servicer    Servicer and the depositor are entitled to
and the depositor             indemnification (10)


[Class [   ]                  [Class [   ] Reimbursement Amount (11)]       [Reimbursement of
Reimbursement Amount /                                                      Expenses]
Class [   ] Insurer]


  Type / Recipient (1)                      Source (2)                                Frequency
-------------------------     ----------------------------------------------    ---------------
Servicing Advances /          With respect to each Mortgage Loan, late              Time to time
Servicer                      recoveries of the payments of the costs and
                              expenses, Liquidation Proceeds, Subsequent
                              Recoveries, purchase proceeds or repurchase
                              proceeds for that Mortgage Loan (9)

Indemnification expenses      Amounts on deposit on the Certificate                      Monthly
/ the Seller, the Servicer    Account on any Distribution Account
and the depositor             Deposit Date, following the transfer to the
                              Distribution Account

[Class [   ]                  [     (8)]                                                   [   ]
Reimbursement Amount /
Class [   ] Insurer]

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and
      servicing agreement. See "[          ]" in this prospectus supplement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal [   ]% per annum.
      The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans --
      Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, [but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee].

(5) Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6)   The Class [    ] Premium is described above in this prospectus supplement under "Credit Enhancement -- The Class [ ] Policy."

(7)   The order and priority in which the Class [    ] Insurer is paid these
      amounts from the Class PO Principal Distribution Amount is set forth under "Distributions on the Certificates -- Principal" in this prospectus supplement.

(8) [Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan].

(9) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the Depositor and the Seller.]"

(10)  The Class [ ] Preference Amount is described above in this prospectus
      supplement under "[                   ].]"

Distributions

      Distributions on the certificates will be made by the trustee on the [25th] day of each month or, if such day is not a business day, on the first business day thereafter, commencing in [ ] 200[ ] (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions will be made on each Distribution Date on the senior certificates based on the Available Funds for such Distribution Date, and distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:

      o to interest on each interest-bearing class of senior certificates, pro rata based on their respective interest distribution amounts;

      o to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

      o to any Class PO Deferred Amounts, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this prospectus supplement under "Description of the Certificates--Principal."

      "Available Funds" for any Distribution Date will be equal to the sum of

      o all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries;

      o all partial or full prepayments with respect to the Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Interest

      The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described below.

      The pass-through rate for the Class A-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over % per annum. The pass-through rate for the Class A-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately % per annum.

      On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class PO Certificates are principal-only certificates and will not bear interest.

      With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that Distribution Date and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law. See "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

      With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans exceeds the Compensating Interest for that Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

      [The Class [ ] Policy does not cover net prepayment interest shortfalls or Relief Act Reductions allocated to the Class [ ] Certificates.

      In order to provide protection to the holders of the Class [ ] Certificates against the allocation thereto of net prepayment interest shortfalls and Relief Act Reductions, a reserve fund (the "Reserve Fund" ) will be established for the benefit of the Class [ ] Certificates into which $[ ] will be deposited on the closing date. No additional amounts will be deposited into the Reserve Fund after the closing date. If any net prepayment interest shortfalls or Relief Act Reductions on the Mortgage Loans are allocated to the Class [ ] Certificates on any Distribution Date, the amount of such shortfall or reductions will be withdrawn from the Reserve Fund, to the extent funds are available, and will be distributed on that Distribution Date to the holders of the Class [ ] Certificates. We cannot assure you that the amount on deposit in the Reserve Fund will be sufficient to cover net prepayment interest shortfalls or Relief Act Reductions allocated to the Class
[ ] Certificates under all circumstances. The Class [ ] Policy does not cover net prepayment interest shortfalls or Relief Act Reductions allocated to the Class [ ] Certificates. After the amount on deposit in the Reserve Fund is exhausted, the Class [ ] Certificates will bear their proportionate share of the net prepayment interest shortfalls and Relief Act Reductions on the Mortgage Loans. Any amounts remaining in the Reserve Fund on the Distribution Date on which the Class Certificate Balance of the Class [ ] Certificates has been reduced to zero will be distributed to [ ]]

      The significance percentage for each Yield Maintenance Agreement is less than 10% and in the aggregate, the significance percentage for all of the Yield Maintenance Agreements with the Cap Counterparty is less than 10%. The "significance percentage" for each Yield Maintenance Agreement is the percentage that the significance estimate of the Yield Maintenance Agreement represents of the aggregate Class Principal Balances of the certificates related to the Yield Maintenance Agreement. The "significance estimate" of each Yield Maintenance Agreement is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Yield Maintenance Agreement, made in substantially the same manner as that used in IndyMac Bank, F.S.B.'s internal risk management process in respect of similar instruments.

      If on a particular Distribution Date, Available Funds in the certificate account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

[Yield Supplement Amounts]

      The Class [ ] Policy will not cover:

      o     shortfalls, if any, attributable to prepayment interest shortfalls;

      o any interest shortfalls resulting from the application of the Relief Act or similar state or local laws

      o any shortfalls, if any, attributable to the liability of the issuing entity, any REMIC, the trustee or any holder of a Class [ ] Certificate for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      In addition, the Class [      ] Policy:

      o does not cover any risk other than nonpayment, including the failure of the trustee to make any payment required under the pooling and servicing agreement to the holders of the Class [ ] Certificates;

      o does not guarantee to the holders of the Class [ ] Certificates any particular rate of principal distribution; and

      o does not provide credit enhancement for any class of Certificates other than the Class [ ] Certificates.

      Each Corridor Contract will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

Principal

      General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (a) the Class PO Certificates and (b) the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any Mortgage Loan with an adjusted net mortgage rate less than % (each a "Discount Mortgage Loan") will be equal to the adjusted net mortgage rate
divided by    % and, with respect to any Mortgage Loan with an adjusted net
mortgage rate equal to or greater than    % (each a "Non-Discount Mortgage
Loan"), will be 100%.

      The PO Percentage with respect to any Discount Mortgage Loan will be
equal to ( % minus the adjusted net mortgage rate) divided by     % and, with
respect to any Non-Discount Mortgage Loan, will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal to the senior certificates (other than the Notional Amount Certificates and Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

  (i) the sum of the applicable Non-PO Percentage of:

      (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

      (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

      (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

      (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated mortgage loans received during the calendar month preceding the month of the Distribution Date,

      (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan and

      (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Rate,

    (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred
(1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Senior Principal Distribution Amount. On each Distribution Date before the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

      o concurrently, to the Class A-[ ], Class [ ] and Class [ ] Certificates, pro rata, based on their then outstanding Class Certificate Balances, until their Class Certificate Balances are reduced to zero;

      o sequentially, to the Class [ ] and Class [ ] Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

      o sequentially, to the Class [ ] and Class [ ] Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

      o to the Class [ ] Certificates, until its Class Certificate Balance is reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the classes of senior certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      o (i) the Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that Distribution Date,

      o (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            (a) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan and

            (b)   either

               (x)if no Excess Loss were sustained on a Liquidated Mortgage
                  Loan the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

               (y)if an Excess Loss were sustained on the Liquidated
                  Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

      o     (iii) the sum of

               (x)the Senior Prepayment Percentage of the applicable Non-PO
                  Percentage of amounts described in subclause (f) of clause
                  (i) of the definition of "Non-PO Formula Principal Amount" for the Distribution Date; and

               (y)the Senior Prepayment Percentage of any Subsequent
                  Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

      "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date, the "Subordinated Percentage" will be calculated as the difference between 100% and the Senior Percentage on such Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class PO Certificates and Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage on that Distribution Date.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution

Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      o the outstanding stated principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

      o     cumulative Realized Losses on the Mortgage Loans do not exceed

            o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, % of the principal balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

            o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, % of the original subordinate principal balance,

            o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, % of the original subordinate principal balance,

            o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, % of the original subordinate principal balance, and

            o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, % of the original subordinate principal balance.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount. On each Distribution Date to the extent of Available Funds, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distribution of each class of subordinated certificate's pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

      The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                     Class B-1..............................          %
                     Class B-2..............................          %
                     Class B-3..............................          %
                     Class B-4..............................          %
                     Class B-5..............................          %
                     Class B-6..............................          %

      The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of:

            o the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through
                  (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for the Distribution Date,

            o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

            o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of "Non-PO Formula Principal Amount" for the Distribution Date, and

            o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

      reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and (y) the product of

      o Available Funds remaining after distribution of interest on the senior certificates and

      o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      o     (i) the sum of the applicable PO Percentage of:

      o (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

      o (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

      o (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received for the Distribution Date,

      o (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      o (e) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

      o (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that were repurchased due to modification of the Mortgage Rate, and

      o (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Allocation of Losses

      On each Distribution Date, the PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence, on or before the Senior Credit Support Depletion Date will be treated as a "Class PO Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Class PO Certificates. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each subordinated certificate has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

      On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among all classes of certificates (other than the Notional Amount Certificates and the Class PO and Class P Certificates) based upon their respective Class Certificate Balances immediately prior to such Distribution Date.

      [Any Realized Losses, including Excess Losses, on the Mortgage Loans allocable to the Class [ ] Certificates will be covered by the Class [ ] Policy. See "Credit Enhancement--The Class [ ] Policy" in this prospectus supplement.]

      Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy

Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination" in this prospectus supplement.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies." See "Credit Enhancement--Subordination" in this prospectus supplement.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.

Structuring Assumptions

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

      o the pool consists of [two] mortgage loans with the following characteristics:

                                                                   Remaining
                                         Net      Original Term     Term to
          Principal       Mortgage    Mortgage     to Maturity      Maturity
           Balance          Rate        Rate       (in Months)    (in Months)
           -------          ----        ----       -----------    -----------
      $                         %           %
      $                         %           %


      o the Mortgage Loans prepay at the specified constant percentages of PPC,

      o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

      o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month, calculated at the expiration of the remaining interest-only term,

      o Any Interest Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current principal balance of any Mortgage Loan over the remaining term to maturity

      o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

      o the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

      o the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the Certificates--General," and "--Notional Amount Certificates,"

      o interest accrues on each interest bearing class of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

      o distributions in respect of the certificates are received in cash on the day of each month commencing in the calendar month following the closing date,

      o     the closing date of the sale of the certificates is , 200[ ],

      o the Class P Certificates have an initial Class Certificate Balance of $0.00,

      o the seller is not required to repurchase or substitute for any Mortgage Loan,

      o     the Servicer is not required to repurchase any modified Mortgage
            Loan,

      o the Servicer does not exercise the option to repurchase the Mortgage Loans described in this prospectus supplement under "--Optional Termination" and

      o     no class of certificates becomes a Restricted Class.

      The prepayment model used in this prospectus supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption ("PPC") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. [A 100% PPC assumes a constant prepayment rate ("CPR") of 6% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.0909090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% PPC assumes a constant prepayment rate of 18% per annum each month. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times PPC, and so forth.]

      Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

Reports to Certificateholders

      The monthly statement is prepared by the trustee based on information provided by the Servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer and will be permitted to conclusively rely on any information provided to it by the Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

[Voting Rights

      As of any date of determination:

      o holders of the Class [ ], Class [ ] and Class [ ] Certificates will each be allocated [ ]% of all voting rights in respect of the certificates (collectively, the "Voting Rights") (for a total of [ ]% of the Voting Rights), and

      o holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balance.

      Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests. However, on any date on which any Class [ ] Certificates are outstanding or any amounts are owed the Class [ ] Insurer under the pooling and servicing agreement, the Class [ ] Insurer will have all of the Voting Rights of the Class [ ] Certificates unless the Class [ ] Insurer fails to make a required payment under the Class
[ ] Policy, a proceeding in bankruptcy shall have been instituted by the Class
[ ] Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class [ ] Insurer and shall remain unstayed for a period of [ ] consecutive days.]

Termination of the Issuing Entity; Optional Termination

      The Servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the aggregate Stated
Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. In the event the Servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest-bearing certificate, any unpaid accrued interest on such principal balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loan.

      The issuing entity also will terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan, or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires each Servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that no mortgage loans are outstanding and the issuing entity no other than the funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release the mortgage loan files to the Servicer or its designee.

      Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each Servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class A-R Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Servicer, the Depositor and the Seller

      The prospectus describes the indemnification to which the Servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the Seller.

 Ownership of the Residual Certificates

      [ ]

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the Treasury Regulations and described in this prospectus supplement under "Material Federal Income Tax Consequences") under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Restrictions on Investment, Suitability Requirements

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates, pro rata. If, as a result of shortfalls on the Mortgage Loans, the sum of the aggregate of the Class Certificate Balances of all classes of certificates exceeds the aggregate principal balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates that bear interest. Although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations (either directly or through distributions in respect of Class PO Deferred Amounts), Excess Losses will be borne by all classes of certificates (other than the Class P Certificates and the Notional Amount Certificates) on a pro rata basis. Moreover, because the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on the Distribution Date in respect of Class PO Deferred Amounts on the Class PO Certificates, the amount distributable as principal on each Distribution Date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the Class PO Deferred Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Prepayment Considerations and Risks

      The rate of principal distributions on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or Servicer. Except for certain of the Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to [three][five] years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges.
The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the interest only Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only Mortgage Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only Mortgage Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Class PO Certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the
Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore,
with respect to up to    % of the Mortgage Loans, the depositor may deliver all
or a portion of each related Mortgage File to the trustee not later than business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within that period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      As described in this prospectus supplement under "Description of the Certificates--Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments on the Mortgage Loans will be initially distributed to the classes of senior certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The tables in this section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the Prepayment Assumption. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Sensitivity of the Class A-X Certificates

      As indicated in the following table, the yield to investors in the Class A-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Non-Discount Mortgage Loans (particularly those with high adjusted net mortgage rates). The Mortgage Loans generally can be prepaid at any time. On the basis of the structuring assumptions described under this heading, the yield to maturity on the Class A-X Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately % of the Prepayment Assumption. If the actual prepayment rate of the Non-Discount Mortgage Loans were to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the Class A-X Certificates would not fully recoup their initial investments.

      As described in this prospectus supplement under "Description of the Certificates--General," the pass-through rate of the Class A-X Certificates in effect from time to time is calculated by reference to the adjusted net mortgage rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher adjusted net mortgage rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the pass-through rate and Notional Amount of the Class A-X Certificates.

      The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class A-X Certificates (expressed as a percentage of its initial Notional Amount) is as follows:

           Class                                                 Price*
           -----                                                 -----
           Class A-X.........................................            %



---------------
* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yield in the following table.


           Sensitivity of the Class A-X Certificates to Prepayments
                         (Pre-Tax Yields to Maturity)

                                                      Percentage of PPC
                                            -----------------------------------
             Class                             %       %      %      %      %
             -----                          ------  ------  -----  -----  -----

             Class A-X.....................      %      %       %      %      %

      It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Non-Discount Mortgage Loans will prepay at the same rate until maturity or prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-X Certificates is likely to differ from those shown in the table above, even if the Non-Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans for any period or over the life of the Class A-X Certificates or as to the yield on the Class A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-X Certificates.

Sensitivity of the Class PO Certificates

      The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the principal only certificates.

      As described in this prospectus supplement above under "Description of the Certificates--Principal," the principal distribution amount for the Class PO Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower adjusted net mortgage rates (and lower mortgage rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

      The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of its initial Class Certificate Balance) is as follows:

               Class                                                 Price*
               -----                                                 -----
               Class PO..........................................          %



           Sensitivity of the Class PO Certificates to Prepayments
                         (Pre-Tax Yields to Maturity)

                                                      Percentage of PPC
                                            -----------------------------------
             Class                             %       %      %      %      %
             -----                          ------  ------  -----  -----  -----

             Class PO.....................      %      %       %      %      %

      It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance or Notional Amount of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance or Notional Amount of the Certificate referred to in clause (a).

      For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment
Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. The weighted average lives of the offered certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or Notional Amounts, as the case may be, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances or Notional Amounts of the classes of offered certificates (other than the Class A-X and Class A-R Certificates) that would be outstanding after each of the distribution dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption , even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

          Percent of Initial Class Certificate Balances Outstanding*

                                                    Class A
                                -----------------------------------------------
                                               Percentages of PPC
Distribution Date                 0%    %    %   %    %   0%    %    %   %    %
-----------------               ----- ---- ---- ---- ---- ---- ---- --- --- ---
Initial....................      100  100  100  100  100  100  100  100 100 100
        2007...............
        2008...............
        2009...............
        2010...............
        2011...............
        2012...............
        2013...............
        2014...............
        2015...............
        2016...............
        2017...............
        2018...............
        2019...............
        2020...............
        2021...............
        2022...............
        2023...............
        2024...............
        2025...............
        2026...............
        2027...............
        2028...............
        2029...............
        2030...............
        2031...............
        2032...............
        2033...............
        2034...............
        2035...............
        2036...............
Weighted Average Life
  (in years)**.............

Last Scheduled Distribution Date

      The Last Scheduled Distribution Date for the offered certificates is the Distribution Date in 20 . Because the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Subordinated Certificates

      General. The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool--General" and "--Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate principal balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO certificateholders otherwise available for distribution on the subordinated certificates to the extent of reimbursement for Class PO Deferred Amounts on the Class PO Certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.


                              CREDIT ENHANCEMENT

Subordination

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

      The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

      o Special Hazard Losses in an initial amount expected to be up to approximately $ (the "Special Hazard Loss Coverage Amount"),

      o Bankruptcy Losses in an initial amount expected to be up to approximately $ (the "Bankruptcy Loss Coverage Amount") and

      o Fraud Losses in an initial amount expected to be up to approximately $ (the "Fraud Loss Coverage Amount").

      The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

      o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

      o     the greatest of

            o     1% of the aggregate of the principal balances of the Mortgage
                  Loans,

            o     twice the principal balance of the largest Mortgage Loan and

            o the aggregate stated principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate stated principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

      The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of

            o [1% of the then current pool principal balance, in the case of the first and second such anniversaries and 0.50% as of the third and fourth such anniversaries,]

            o     and

                  o     the excess of

                  o the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over

                  o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

      The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

      The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

The Class [   ] Policy



The Class [   ] Insurer

                               LEGAL PROCEEDINGS

      There are no legal proceedings against IndyMac Bank, F.S.B., the depositor, the trustee, the issuing entity or the Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC", and each REMIC below the Master REMIC will be referred to as an "underlying REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "underlying REMIC Regular Interests"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

Taxation of the Regular Certificates

      The Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The Class [ ] Certificates will, and the other classes of certificates may, be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID"). [The OID on the Class [ ] Certificates will equal the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, the Class [ ] Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the Class [ ] Certificates, determined under the Prepayment Assumption over
(2) the price at which the Class [ ] Certificates are issued. The OID regulations sections suggest that OID with respect to securities similar to the Class [ ] Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, OID with respect to the uncertificated regular interests represented by the Class [ ] Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus.]

      Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Class [ ] Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC
Certificates--a. Regular Certificates" in the prospectus.

      As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The Regular Certificates will represent qualifying assets under
Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Taxation of the Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences - REMIC Certificates - b. Residual Certificates" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or both. Among other things, holders of Residual Certificates that are treated as noneconomic residual interests should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer the Residual Certificates. See "Material Federal Income Tax Consequences - Tax-Related Restrictions on Transfer of Residual Certificates - Noneconomic Residual Certificates" and "Material Federal Income Tax Consequences - b. Residual Certificates - Excess Inclusions" in the prospectus.


                             ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to each underwriter substantially identical administrative exemptions (each, an "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R, [Class PO and Class A-X] Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      [Because the Class [ ] and Class [ ] certificates are not being purchased by any underwriter to whom an exemption similar to the exemption has been granted, those classes of certificates do not currently meet the requirements of the exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class [ ] and Class [ ] Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.]

      Because the characteristics of the Class [[ ] and Class] A-R Certificates may not meet the requirements of the exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class [[ ] and Class] A-R Certificates. Consequently, transfers of the Class [[ ] and Class] A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the exemption) will not be registered by the trustee unless the trustee receives:

      o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

      o a representation that the transferee is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

      o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the Servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

[The first representation will be deemed to have been made by the transferee's acceptance of a Class [ ] Certificate]. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of offered certificates to a Plan is no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting
agreement among the depositor, ("           ") and        ("             " and,
together with         , the "Underwriters"), the depositor has agreed to sell
the certificates to the Underwriters, has agreed to purchase from the depositor the senior certificates, other than the Class PO and Class A-X Certificates (the "Underwritten Certificates") and has agreed to purchase from the depositor the Class B-1 and Class B-2 Certificates (the " Underwritten Certificates" and, together with the Underwritten Certificates, the "Underwritten Certificates").

      Distribution of the Underwritten Certificates will be made by the applicable Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by each Underwriter that it intends to
make a market in the           Underwritten Certificates purchased by it but no
Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

      The Class PO and Class A-X Certificates may be offered by the seller or the depositor (or an affiliate) from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class PO and Class A-X Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.


                                USE OF PROCEEDS

      It is expected that the proceeds to the depositor from the sale of the
[Underwritten Certificates] will be approximately $[    ], before deducting
issuance expenses payable by the depositor, estimated to be approximately $[ ]. The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans on the closing date.


                                 LEGAL MATTERS

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley
Austin LLP, New York, New York. [     ] will pass upon certain legal matters on
behalf of the Underwriters.


                                    RATINGS

      It is a condition to the issuance of the senior certificates that they be assigned ratings not lower than the following by [ ] and [ ].


                              Class     S&P    Fitch
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]
                               [ ]      [ ]     [ ]



        [The ratings of the Class [ ] Certificates are without regard to the Class [ ] Policy.]

      The ratings assigned by      to mortgage pass-through certificates address
the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates
are issued.   ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

      The ratings assigned by      to mortgage pass-through certificates address
the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled under the transaction structure.
         's ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction as set forth in the operative
documents.         's ratings do not address the effect on the certificates'
yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further the rating on the Class A-X Certificates does not address whether investors will recoup their initial investment. The rating assigned by to the Class PO Certificates only addresses the return of its Stated Principal Balance.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The rating agencies have stated that their standard policy is to monitor ratings on public offered securities for which a rating as been provided, unless the depositor has requested a rating without ongoing surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor's or issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard procedures.

      The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                                                        ANNEX A




                      [THE STATISTICAL CALCULATION POOL]

      The following information sets forth in tabular format certain information, as of the [Statistical Calculation Date], about the Mortgage Loans included in the [Statistical Calculation Pool] in respect of Loan Group [1], Loan Group [2] and Loan Group [3]. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the [Statistical Calculation Date] Pool Principal Balance representing Loan Group [1], Loan Group [2], Loan Group [3]. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

      [Below is an illustrative group of tables that would be provided for each of the groups of Mortgage Loans specified in the paragraph above]



                  Mortgage Rates for the Mortgage Loans (1)

                                                                    Percent of
                                                                     Aggregate
                                                                     Principal
                                                                      Balance
                                                        Aggregate   Outstanding
                                           Number of    Principal     of the
                                           Mortgage      Balance     Mortgage
            Mortgage Rates (%)               Loans     Outstanding     Loans
            ------------------               -----     -----------     -----
6.375..................................               $                      %
6.500..................................
6.625..................................
6.750..................................
6.875..................................
7.000..................................
7.125..................................
7.250..................................
7.375..................................
7.500..................................
7.625..................................
7.750..................................
7.875..................................
8.000..................................
8.125..................................
8.250..................................
8.375..................................
8.500..................................
8.625..................................
8.750..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========
---------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the cut-off date, the weighted
      average Mortgage Rate of the Mortgage Loans was approximately     % per
      annum. As of the cut-off date, the weighted average Mortgage Rate of the Mortgage Loans net of the interest premium charged by the lender was
      approximately     % per annum.

            Current Principal Balances for the Mortgage Loans (1)

                                                                                   Percent of
                                                                                   Aggregate
                                                                                   Principal
                                                                                    Balance
                                                                      Aggregate   Outstanding
                                                         Number of    Principal     of the
                                                         Mortgage      Balance     Mortgage
 Range of Current Mortgage Loan Principal Balances ($)    Loans      Outstanding     Loans
 -----------------------------------------------------    -----      -----------     -----
           0 -      50,000 ..................                         $                     %
      50,001 -     100,000 ..................
     100,001 -     150,000 ..................
     150,001 -     200,000 ..................
     200,001 -     250,000 ..................
     250,001 -     300,000 ..................
     300,001 -     350,000 ..................
     350,001 -     400,000 ..................
     400,001 -     450,000 ..................
     450,001 -     500,000 ..................
     500,001 -     550,000 ..................
     550,001 -     600,000 ..................
     600,001 -     650,000 ..................
     650,001 -     750,000 ..................
     750,001 -   1,000,000 ..................
   1,500,001 -   2,000,000 ..................
   2,000,001 -   2,500,000 ..................             ___________ ____________  __________
      Total..................................                         $               100.00%
                                                          =========== ============  ==========

     (1) As of the cut-off date, the average principal balance of the Mortgage
         Loans was approximately $     .


                   Documentation Program For Mortgage Loans

                                                                                   Percent of
                                                                                   Aggregate
                                                                                   Principal
                                                                                    Balance
                                                                      Aggregate   Outstanding
                                                         Number of    Principal     of the
                                                         Mortgage      Balance     Mortgage
               Type of Program                            Loans      Outstanding     Loans
               ---------------                            -----      -----------     -----
Full/Alternate .............................                        $                     %
Limited.....................................
FastForward.................................
Stated Income...............................
No Income/No Asset..........................
No Ratio ...................................
No Doc .....................................            ___________ ____________  __________
Total ......................................                        $               100.00%
                                                        =========== ============  ==========

                       Original Loan-To-Value Ratios (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
Range of Original Loan-to-Value Ratios (%)    Loans     Outstanding     Loans
------------------------------------------    -----     -----------     -----
50.00 and below........................                $                     %
50.01 to 55.00.........................
55.01 to 60.00.........................
60.01 to 65.00.........................
65.01 to 70.00.........................
70.01 to 75.00.........................
75.01 to 80.00.........................
80.01 to 85.00.........................
85.01 to 90.00.........................
90.01 to 95.00.........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average original Loan-to-Value
      Ratio of the Mortgage Loans is expected to be approximately     %.



             Geographic Distribution of Mortgaged Properties (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
            State                             Loans     Outstanding     Loans
            -----                             -----     -----------     -----
California.............................                 $                     %
Colorado...............................
Georgia................................
Illinois...............................
Massachusetts..........................
Michigan...............................
New Jersey.............................
Texas..................................
Washington.............................     ___________ ____________  __________
Total..................................                 $               100.00%
                                            =========== ============  ==========

---------------

          Mortgagors' FICO Credit Scores for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
        Range of FICO Credit Scores           Loans     Outstanding     Loans
        ---------------------------           -----     -----------     -----
620-639................................                $                     %
640-659................................
660-679................................
680-699................................
700-719................................
720-739................................
740-759................................
760-779................................
780-799................................
800-819................................
820-839................................
840-859................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1) As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately months.





                           Purpose of Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
      Loan Purpose                            Loans     Outstanding     Loans
      ------------                            -----     -----------     -----
Purchase...............................                $                     %
Refinance (rate/term)..................
Refinance (cash out)...................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                         Types of Mortgaged Properties

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
              Property Types                  Loans     Outstanding     Loans
              --------------                  -----     -----------     -----
Single Family..........................                $                    %
Low Rise Condominium...................
High Rise Condominium..................
Townhouse..............................
Cooperative............................
Two-to-Four Family Residence...........
Planned Unit Development (PUD).........    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                              Occupancy Types (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
              Occupancy Type                  Loans     Outstanding     Loans
              --------------                  -----     -----------     -----
Owner Occupied.........................                $                     %
Investment.............................
Second Home............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1) Based upon representations of the related mortgagors at the time of origination.

            Original Terms to Maturity for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Original Term in Maturity (months)           Loans     Outstanding     Loans
 ----------------------------------           -----     -----------     -----
360....................................                $                       %
359....................................
358....................................
357....................................
356....................................
355....................................
354....................................
353....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


---------------
(1)   As of the cut-off date, the weighted average original term to maturity
      of the Mortgage Loans was approximately       months.



        Remaining Terms to Stated Maturity for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Remaining Terms to Maturity (months)         Loans     Outstanding     Loans
 -----------------------------------          -----     -----------     -----
360....................................                $                       %
359....................................
358....................................
357....................................
356....................................
355....................................
354....................................
353....................................
351....................................
339....................................
333....................................
311....................................
300....................................
299....................................
287....................................
240....................................
239....................................
238....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average remaining term to maturity
      of the Mortgage Loans was approximately       months.

              Prepayment Charge Terms of the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Prepayment Charge Term (months)              Loans     Outstanding     Loans
 -----------------------------------          -----     -----------     -----
0......................................                $                     %
12.....................................
36.....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                      Loan Age of the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
        Range of Loan Ages (months)           Loans     Outstanding     Loans
        ---------------------------           -----     -----------     -----
0......................................                $                     %
1-5....................................
6-10...................................
11-15..................................
16-20..................................
21-25..................................
26-30..................................
31-35..................................
36-40..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

(1)   As of the cut-off date, the weighted average Loan Age for the Mortgage
      Loans was approximately      month[s].

                     Loan Programs for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
               Loan Program                   Loans     Outstanding     Loans
               ------------                   -----     -----------     -----
10/6 LIBOR.............................                $                     %
10/1 LIBOR.............................
10/6 LIBOR Interest Only...............
10/1 LIBOR Interest Only...............    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========




                   Gross Margins for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
         Range of Gross Margin (%)            Loans     Outstanding     Loans
         -------------------------            -----     -----------     -----
2.001 - 2.500..........................                $                     %
2.501 - 3.000..........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

(1)   As of the cut-off date, the weighted average Gross Margin was
      approximately     %.




                Initial Adjustment Date for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
          Initial Adjustment Date             Loans     Outstanding     Loans
          -----------------------             -----     -----------     -----
January 2016...........................                $                     %
February 2016..........................
March 2016
April 2016.............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

           Months to Initial Adjustment Date for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
   Range of Number of Months to Initial     Mortgage      Balance     Mortgage
              Adjustment Date                 Loans     Outstanding     Loans
              ---------------                 -----     -----------     -----
101 - 110..............................                $                     %
111 - 120..............................
121 - 130..............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========



              Maximum Mortgage Rates for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Range of Maximum Mortgage Rate (%)        Loans     Outstanding     Loans
    ----------------------------------        -----     -----------     -----
10.501 - 11.000........................                $                    %
11.001 - 11.500........................
11.501 - 12.000........................
12.001 - 12.500........................
12.501 - 13.000........................
13.001 - 13.500........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Maximum Mortgage Rate of
      the Mortgage Loans was approximately       %.



             Initial Periodic Rate Cap for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Initial Periodic Rate Cap (%)             Loans     Outstanding     Loans
    -----------------------------             -----     -----------     -----
5.000..................................                $                     %
6.000..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Initial Periodic Rate Cap
      of the Mortgage Loans was approximately      %.

           Subsequent Periodic Rate Cap for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Subsequent Periodic Rate Cap (%)          Loans     Outstanding     Loans
    ----------------------------------        -----     -----------     -----
1.000..................................                $                     %
2.000..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Subsequent Periodic Rate
      Cap of the Mortgage Loans was approximately     %.

                                   ANNEX I:
        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year and twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

-----------
Issuing
-------
Entity
------
  [
  ]
Trustee       [Residential Asset Securitization Trust][IndyMac INDX Mortgage
-----------              Loan Trust] 200[ ]-[A][AR][IP]
                                    Issuer


                               IndyMac MBS, Inc.
                                   Depositor



                         [logo omitted] IndyMac Bank (R)
                              Seller and Servicer


                                      $
                                 (Approximate)



             Mortgage Pass-Through Certificates, Series 200[  ]-


                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                             [Name of Underwriter]
                             [Name of Underwriter]


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200[ ]- Mortgage Pass-Through Certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]- Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]- Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until
                , 200[  ].

                                   , 200[ ]

                 SUBJECT TO COMPLETION, DATED [       ], 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated [          ], 2006)

                                        $
                                  (Approximate)
                                INDYMAC MBS, INC.
                                    Depositor

                            [LOGO] IndyMac Bank(R)
                         [Sponsor, Seller and Servicer]

                              [         ] 200__ [ ]
                                 Issuing Entity

                    Mortgage Backed Notes, Series 200[ ]-[ ]

   Distributions are payable on the [ ]th day of each month, beginning in [ ],
                                     200[ ]

                                ----------------

The issuing entity will issue securities, including the following classes of notes being offered pursuant to this prospectus supplement and the accompanying prospectus:

------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
              Original                                                          Original
                Note                                                              Note
             Principal   Price to   Underwriting  Proceeds to                   Principal  Price to   Underwriting   Proceeds to
   Class     Balance(1)   Public      Discount    Depositor(2)       Class      Balance(1)  Public      Discount     Depositor(2)
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-1A]        $               %             %             %         [BF]         $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-1B]        $               %             %             %         [2-AV-1]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-2]         $               %             %             %         [2-AV-2]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-3]         $               %             %             %         [3-AV-1]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-4]         $               %             %             %         [3-AV-2]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-5A]        $               %             %             %         [3-AV-3]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-5B]        $               %             %             %         [3-AV-4]     $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[AF-6]         $               %             %             %         [MV-1]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-1]         $               %             %             %         [MV-2]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-2]         $               %             %             %         [MV-3]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-3]         $               %             %             %         [MV-4]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-4]         $               %             %             %         [MV-5]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-5]         $               %             %             %         [MV-6]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-6]         $               %             %             %         [MV-7]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-7]         $               %             %             %         [MV-8]       $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------
[MF-8]         $               %             %             %         [BV]         $              %             %              %
------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------

------------ ----------- ---------- ------------- -------------      ---------- ---------- ---------- -------------- -------------

________________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus [ ]%.
(2)   Before deducting expenses payable by the depositor estimated to be
      approximately $[            ] in the aggregate.

          The classes of notes offered by this prospectus supplement are listed, together with their interest rates, in the tables under "Summary -- Description of the Notes" on page S-[ ] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the classes of notes listed above and not to the other securities that will be issued by the issuing entity.

          The assets of the issuing entity will primarily consist of [adjustable rate][fixed rate] mortgage loans that are secured by [first] liens on one- to four-family residential properties, as described in this prospectus supplement.

Credit enhancement for the notes may consist of:
o     [Overcollateralization];
o     [Subordination];
o [With respect to the adjustable rate notes only, the related interest rate corridor contracts]; and
o     [With respect to the [Class AF-5B] Notes only, the [Class AF-5B] Note
      guaranty insurance policy issued by [             ].
      The credit enhancement for each class of notes varies. Not all credit enhancement is available for every class. Amounts received on the interest rate corridor contracts are only available to make distributions on the related [adjustable rate] notes. The [Class AF-5B] Note guaranty insurance policy only applies to the [Class AF-5B] Notes. The credit enhancement for the notes is described in more detail in this prospectus supplement.

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and on page [ ] in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

[Underwriter]
                                [Underwriter]
                                                              [Underwriter]
[              ], 200[   ]

                                Table of Contents

Prospectus Supplement                                                       Page

Summary......................................................................S-5
Summary of Transaction Parties..............................................S-22
Risk Factors................................................................S-23
The Mortgage Pool...........................................................S-31
The Seller..................................................................S-35
Servicing of the Mortgage Loans.............................................S-39
The sponsor.................................................................S-43
Static Pool Data............................................................S-43
The Depositor...............................................................S-44
The Issuing Entity..........................................................S-44
the Indenture trustee.......................................................S-44
The Owner Trustee...........................................................S-46
The Trust Administrator.....................................................S-47
the cap counterparty........................................................S-47
[the Note guaranty insurance policy and the Note insurer....................S-48
Description of the Notes....................................................S-48
     General................................................................S-48
     Denominations..........................................................S-49
     Book-Entry Notes.......................................................S-49
     Glossary of Terms......................................................S-50
     Deposits to the Collection Account.....................................S-63
     Withdrawals from the Collection Account................................S-64
     Deposits to the Distribution Account...................................S-65
     Withdrawals from the Distribution Account..............................S-66
     Investments of Amounts Held in Accounts................................S-67
     Fees and Expenses......................................................S-68
     Distributions..........................................................S-71
     [Overcollateralization Provisions].....................................S-77
     [The Corridor Contracts]...............................................S-80
     [Calculation of One-Month LIBOR........................................S-85
     [Carryover Reserve Fund................................................S-86
     [Applied Realized Loss Amounts.........................................S-86
     [[Class AF-5B] Note Guaranty Insurance Policy..........................S-87
     [The [Class AF-5B] Insurer.............................................S-91
     Reports to Noteholders.................................................S-91
     Optional Termination...................................................S-91
     Certain Matters related to the Servicer, the Depositor and the Sellers.........................................................S-92
     Ownership of the Owner Trust Certificate...............................S-92
     Restrictions on Investment, Suitability Requirements...................S-92
Yield, Prepayment and Maturity Considerations...............................S-93
     General................................................................S-93
     Prepayments and Yields for the Offered Notes...........................S-94
     Maturity Date..........................................................S-95
     Prepayment Model.......................................................S-95
     Decrement Tables; Weighted Average Lives...............................S-96
Legal Proceedings..........................................................S-107
Material Federal Income Tax Consequences...................................S-107
     General...............................................................S-107
     Characterization of the Notes as Indebtedness.........................S-107
     Classification of the Issuing Entity as a Partnership or a
        Corporation........................................................S-107
     Possible Classification of the Issuing Entity as a Taxable
        Mortgage Pool......................................................S-108
     Taxation of Interest Income of Beneficial Owners of Notes.............S-108
     Foreign Investors.....................................................S-109
     Backup Withholding....................................................S-109
Other Taxes................................................................S-110
ERISA Considerations.......................................................S-110
Method of Distribution.....................................................S-111
Use of Proceeds............................................................S-113
Legal Matters..............................................................S-114
[Experts]..................................................................S-114
Ratings....................................................................S-114
Index of Defined Terms.....................................................S-116


ANNEX A....................................................................A-1
ANNEX I....................................................................I-1

                                                                            Page
Prospectus

Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement.......................................................5

Risk Factors...................................................................6

The Trust Fund................................................................25

Use of Proceeds...............................................................40

The Depositor.................................................................41

Mortgage Loan Program.........................................................41

Static Pool Data..............................................................44

Description of the Securities.................................................44

Credit Enhancement............................................................59

Yield and Prepayment Considerations...........................................64

The Agreements................................................................67

Certain Legal Aspects of the Loans............................................85

Material Federal Income Tax Consequences......................................91

State Tax Considerations.....................................................113

ERISA Considerations.........................................................114

Legal Investment.............................................................116

Method of Distribution.......................................................117

Legal Matters................................................................118

Financial Information........................................................118

Rating.......................................................................118

Index of Principal Terms.....................................................120

   Important Notice About Information Presented in this Prospectus Supplement and the Prospectus

      We provide information to you about the offered notes in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of notes; and

      o this prospectus supplement, which describes the specific terms of your series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                     SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

[ ] 200__ [ ], a [statutory] trust formed under the laws of the State of [Delaware].

See "The Issuing Entity" in this prospectus supplement.

Owner Trustee

[                 ], a [                            ].

See "The Owner Trustee" in this prospectus supplement.

Trust Administrator

[                 ], a [                            ].

See "The Trust Administrator" in this prospectus supplement.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in the prospectus.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "Servicing of the Mortgage Loans -- IndyMac Bank" in this prospectus supplement.

Indenture Trustee

[Name of Indenture Trustee]

See "Description of the Notes -- The Indenture Trustee" in this prospectus supplement.

[The [Class AF-5B] Insurer]

[Name of Insurer] will unconditionally and irrevocably guarantee certain payments on the [Class AF-5B] Notes on each distribution date pursuant to the terms of a note guaranty insurance policy.

See "Description of the Notes -- The [Class AF-5B] Note Guaranty Insurance Policy" and -- The [Class AF-5B] Insurer" in this prospectus supplement.

Cap Counterparty

[ ], a [ ] corporation. The principal executive office of the cap counterparty is located at [ ].

Rating Agencies

[ ] and [ ] will issue ratings with respect to the notes.

Sale and Servicing Agreement

The sale and servicing agreement among the depositor, the issuing entity, the trust administrator, the sellers, the servicer and the indenture trustee, under which the depositor will transfer the mortgage loans to the issuing entity.

Indenture

The indenture among the issuing entity, the trust administrator and the indenture trustee under which the issuing entity will issue the notes and pledge the mortgage loans to the indenture trustee as collateral to secure the repayment of the notes.

Cut-off Date

Initial Mortgage Loans:

The later of [ ], 200[ ] and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

The later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about [                    ], 200[  ].

[Pre-Funding]

On the closing date, the depositor may elect to deposit an amount of up to 25% of the initial note principal balance of the offered notes in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount shall not exceed 25% of the initial note principal balance of the offered notes, which will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the note principal balance of the classes of notes related to that loan group.

Funding Period:

If the depositor elects to deposit a pre-funded amount on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $[ ] and (y) [ ], 200[ ].

Use of Pre-Funded Amount:

If the depositor elects to deposit a pre-funded amount on the closing date, the pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior notes as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the offered notes and to pay the [Class AF-5B] Insurer the [Class AF-5B] policy premium on or prior to the [ ] 200[ ] distribution date, the seller will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

The Mortgage Loans

The mortgage pool will consist primarily of [15][30]-year [fixed and adjustable rate] mortgage loans that are secured by [first] liens on one- to four-family properties. The mortgage loans will be divided into [three] separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group [1] will consist of [first lien] [fixed] rate mortgage loans. Loan group [2] and loan group [3] will consist of [first lien] [adjustable] rate mortgage loans.

See "The Mortgage Pool" in this prospectus supplement.

[Statistical Calculation Information]

The statistical calculation information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the issuing entity as of the closing date. The statistical calculation information presented in this prospectus supplement relates to a statistical calculation pool that comprises approximately [ ]% of the mortgage loans that will be included in the issuing entity. The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this prospectus supplement are referred to as statistical calculation mortgage loans. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date.

The statistical calculation mortgage loans consist of [ ] [fixed-rate] [adjustable-rate] mortgage loans with an aggregate outstanding principal balance of approximately $[ ] as of the cut-off date, after giving effect to principal payments due on or before that date.

See "The Mortgage Pool" in this prospectus supplement.

As of the [Cut-off Date] [statistical calculation date], the mortgage loans [in the statistical calculation pool] had the following characteristics:

Aggregate Current
  Principal Balance       $[     ]

Weighted Average
  Mortgage Rate            [     ]%

Range of Mortgage Rates    [     ]% to [     ]%

Average Current
  Principal Balance       $[     ]

Range of Outstanding
  Principal Balances      $[     ] to  $[    ]

Weighted Average
  Original LTV             [     ]%

Weighted Average
  Original Term to
  Maturity                 [     ] months

Weighted Average Credit
  Risk Score               [     ]

Weighted Average
  Remaining Term to
  Stated Maturity          [     ] months

Geographic
  Concentrations in
  excess of 10%:

  [      ]                 [     ]%

  [      ]                 [     ]%

Description of the Notes

The issuing entity will issue [ ] classes of notes, [ ] of which are offered by this prospectus supplement and the accompanying prospectus:

                                    Initial                                                               Initial         Initial
                                Note Principal                                                             Rating       Rating (S&P)
             Class                Balance (1)                  Type                Maturity Date (2)   (Moody's) (3)        (3)
------------------------------  --------------     -----------------------------   -----------------   -------------    -----------
Offered Notes
[AF-1A]......................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[AF-1B]......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]        [   ]           [   ]
[AF-2].......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]        [   ]           [   ]
[AF-3].......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]        [   ]           [   ]
[AF-4].......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]        [   ]           [   ]
[AF-5A]......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]    [  ][(4)]       [  ][(4)]
[AF-5B]......................     $                   [Senior/Fixed Rate]           [      ] 20[ ]        [   ]           [   ]
                                                      [Senior/Fixed Rate/
[AF-6] .......................    $                  Non-Accelerated Senior]        [      ] 20[ ]        [   ]           [   ]
[MF-1].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-2].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-3].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-4].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-5].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-6].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-7].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[MF-8].......................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[BF].........................     $                 [Subordinate/Fixed Rate]        [      ] 20[ ]        [   ]           [   ]
[2-AV-1].....................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[2-AV-2].....................     $             [Senior Support/Adjustable Rate]    [      ] 20[ ]        [   ]           [   ]
[3-AV-1].....................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[3-AV-2].....................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[3-AV-3].....................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[3-AV-4].....................     $                 [Senior/Adjustable Rate]        [      ] 20[ ]        [   ]           [   ]
[MV-1].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-2].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-3].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-4].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-5].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-6].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-7].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[MV-8].......................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]
[BV].........................     $              [Subordinate/Adjustable Rate]      [      ] 20[ ]        [   ]           [   ]

Non-Offered Securities(5)
[Class PF]...................        N/A              [Prepayment Charges]               N/A                NR              NR
[Class PV]...................        N/A              [Prepayment Charges]               N/A                NR              NR
Owner Trust Certificate......     $                        [Residual]                [    ] 20[ ]           NR              NR

________________

(1) This amount is subject to a permitted variance in the aggregate of plus or minus [10]% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The final payment on each class of notes could be significantly earlier than the maturity date as described under "Yield, Prepayment and Maturity Considerations - Maturity Date" in this prospectus supplement.

(3) The offered notes will not be offered unless they are assigned the indicated ratings by [Moody's Investors Service, Inc. ("Moody's")] and [Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P")]. "N/R" indicates that the agency was not asked to rate the notes. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4) [The ratings assigned to the [Class AF-5B] Notes will be issued without regard to the [Class AF-5B] policy.]

(5) The [Class PF and Class PV] Notes and the Owner Trust Certificate are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the [Class PF and Class PV] Notes and the Owner Trust Certificate is provided only to permit a better understanding of the offered notes.



The notes will also have the following characteristics:

                                    Interest Rate            Interest Rate
                   [Related            Before                    After
                     Loan             Optional                  Optional                                           Interest Accrual
      Class        Group (1)]   Termination Date (2)      Termination Date (2)       Delay/Accrual Period             Convention
----------------   ----------   --------------------      --------------------   -----------------------------    ------------------
Offered Notes
[AF-1A].........     [1]        [LIBOR] + [ ]% (3)        [LIBOR] + [ ]% (3)      [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[AF-1B].........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-2]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-3]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-4]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-5A].........     [1]             [ ]% (9)                  [ ]% (9)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-5B].........     [1]             [ ]% (9)                  [ ]% (9)          [24] day/[calendar month] (7)      [30/360] (8)
[AF-6]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-1]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-2]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-3]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-4]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-5]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-6]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-7]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[MF-8]..........     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[BF]............     [1]             [ ]% (6)                  [ ]% (6)          [24] day/[calendar month] (7)      [30/360] (8)
[2-AV-1]........     [2]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[2-AV-2]........     [2]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[3-AV-1]........     [3]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[3-AV-2]........     [3]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[3-AV-3]........     [3]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[3-AV-4]........     [3]        [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-1]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-2]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-3]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-4]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-5]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-6]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-7]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[MV-8]..........  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)
[BV]............  [2 and 3]     [LIBOR] + [ ]% (10)       [LIBOR] + [ ]% (10)     [0] day/[25]th to [24]th (4)    [Actual/360] (5)

Non-Offered
Securities
[Class PF]......     [1]                N/A                       N/A                         N/A                        N/A
[Class PV]......  [2 and 3]             N/A                       N/A                         N/A                        N/A
Owner Trust       [1, 2 and
Certificate           3]                N/A                       N/A                         N/A                        N/A

________________
(1) Generally, payment of principal and interest on the notes will be based on amounts available for distribution in respect of the mortgage loans in the related loan group or groups. In some circumstances, however, amounts from an unrelated loan group or groups may be allocated to make payments on a class of notes. For a more detailed description of how the offered notes will be backed by these cashflows, see "Description of the Notes -- Distributions" and "-- Overcollateralization Provisions" in this prospectus supplement.

(2) If on any distribution date, the interest rate for a class of offered notes is based on the applicable interest rate cap, each holder of the applicable notes will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "Description of the Notes -- Overcollateralization Provisions", [and in the case of the [adjustable rate notes] only, from payments allocated to the issuing entity (if any) in respect of the related interest rate corridor contract as described in this prospectus supplement under "Description of the Notes -- Distributions -- Distributions of Funds from the Corridor Contracts."]

(3) The interest rate for the [Class AF-1A] Notes may adjust monthly and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Notes -- Distributions -- Distributions of Interest." LIBOR refers to [One-Month] LIBOR for the related interest accrual period calculated as described in this prospectus supplement under "Description of the Notes -- Calculation of One-Month LIBOR."

(4) [The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.]

(5) [Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.]

(6) [The interest rates for the [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4] and [Class AF-6] Notes and the [fixed rate subordinate notes] will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Notes -- Distributions -- Distributions of Interest."]

(7) [The interest accrual period for any distribution date will be the calendar month preceding that distribution date.]

(8) [Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.]

(9) [The interest rates for the [Class AF-5A] and [Class AF-5B] Notes will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, as described in this prospectus supplement under "Description of the Notes -- Distributions -- Distributions of Interest."]

(10) [The interest rates for the [Class 2-AV-1], [Class 2-AV-2], [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes and the [adjustable rate subordinate notes] may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "Description of the Notes -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related interest accrual period calculated as described in this prospectus supplement under "Description of the Notes -- Calculation of One-Month LIBOR."]

See "Description of the Notes" in this prospectus supplement.

Designations

    Designation                            Class of Notes
--------------------  ----------------------------------------------------------
[Class AF Notes:]     [Class AF-1A, Class AF-1B, Class AF-2, Class
                      AF-3, Class AF-4, Class AF-5A, Class AF-5B and Class AF-6
                      Notes.]

[Class AV Notes:]     [Class 2-AV-1, Class 2-AV-2, Class 3-AV-1, Class 3-AV-2,
                      Class 3-AV-3 and Class 3-AV-4 Notes.]

[Senior Notes:]       [Class AF and Class AV Notes.]

[Subordinate Notes:]  [Class MF-1, Class MF-2, Class MF-3,
                      Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class BF, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Notes.]

[Adjustable Rate      [Class MV-1, Class MV-2, Class MV-3,
  Subordinate         Class MV-4, Class MV-5, Class MV-6,
  Notes:]             Class MV-7, Class MV-8 and Class BV Notes.]

[Fixed Rate Notes:]   [Class AF-1B, Class AF-2, Class AF-3, Class
                      AF-4, Class AF-5A, Class AF-5B and Class
                      AF-6 Notes and the Fixed Rate Subordinate
                      Notes.]

[Adjustable Rate      [Class AF-1A and Class AV Notes and the
  Notes:]             Adjustable Rate Subordinate Notes.]

[Fixed Rate           [Class MF-1, Class MF-2, Class MF-3,
  Subordinate         Class MF-4, Class MF-5, Class MF-6,
  Notes:]             Class MF-7, Class MF-8 and Class BF Notes.]

[Offered Notes:]      [Senior Notes and the Subordinate Notes.]

Record Date

[Adjustable Rate Notes:]

[The business day immediately preceding a distribution date, or if the adjustable rate notes are no longer book-entry notes, the last business day of the month preceding the month of a distribution date. ]

[Fixed Rate Notes:]

[The last business day of the month preceding the month of a distribution date.]

Denominations

$[20,000] and multiples of $[1,000] in excess thereof.

Registration of Notes

[Offered Notes:]

Book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of the Notes -- Book-Entry Notes" in this prospectus supplement.

Payment Dates

Beginning on [ ], 200[ ], and thereafter on the [ ]th day of each calendar month, or if the [ ]th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing notes will be entitled to receive:

o the interest that has accrued during the related accrual period at the related interest rate on the note principal balance immediately prior to the applicable distribution date, and

o     [any interest due on a prior distribution date that was not paid].

The related accrual period, interest calculation convention and interest rate for each class of interest-bearing notes is shown in the table on page S-[ ].

For each class of subordinate notes, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this prospectus supplement, [and in the case of the [adjustable rate subordinate notes] only, [from payments allocated to the issuing entity (if any)] in respect of the related interest rate corridor contract in the manner described in this prospectus supplement].

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Notes -- Distributions -- Distributions of Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest noteholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal
to the product of one-twelfth of    % multiplied by the pool balance as of the
first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of notes will be reduced proportionately by the amount of this excess.

[See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.]

Principal Payments

On each distribution date, noteholders will only receive a payment of principal on their notes if there is cash available on that date for the payment of principal. The manner of paying principal among the classes of notes will depend on the priority of payments, which will differ, as described in this prospectus supplement, depending upon [whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans].

See "Description of the Notes -- Distributions -- Payments of Principal Distributable Amount for Loan Group [1]" and "--Payments of Principal Distributable Amount for Loan Group [2] and Loan Group [3]" in this prospectus supplement.

Amounts Available for Payments on the Notes

Amounts Available with respect to Interest Payments

The amount available for interest distributions on the notes on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (subject to the amounts to be netted as described below):

o scheduled payments of interest on the mortgage loans collected during the applicable period less the related servicing fees;

o interest on prepayments to the extent not allocable to the servicer as additional servicing compensation;

o interest amounts advanced by the servicer and any required compensating interest paid by the servicer related to certain prepayments on certain mortgage loans;

o liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o the amount (if any) of the seller interest shortfall payment paid by the seller on any distribution date on or prior to the [ ] 200[ ] distribution date.

Amounts Available with respect to Principal Payments

The amount available for principal payments on the notes on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (subject to the amounts to be netted as described below):

o scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the servicer;

o     [prepayments collected in the applicable period];

o the stated principal balance of any mortgage loans repurchased or purchased by a seller or the servicer, as applicable;

o the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o [excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of notes as described under "Description of the Notes -- Overcollateralization Provisions" in this prospectus supplement; and]

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for payments on the notes on any distribution date generally will be net of the following amounts calculated on a loan group by loan group basis:

o the servicing fee and additional servicing compensation (as described in this prospectus supplement under "Description of the Notes -- Withdrawals from the Collection Account" and

      "--Withdrawals from the Distribution Account") due to the servicer;

o     the fees due to the indenture trustee and the owner trustee;

o amounts reimbursed to the servicer and the indenture trustee in respect of advances previously made by them and other amounts for which the servicer and servicer are entitled to be reimbursed;

o [all prepayment charges (which are distributable only to the [Class PV and Class PF] Notes); and]

o all other amounts for which the depositor, a seller or the servicer is entitled to be reimbursed.

Any amounts net from the amount available for distribution to the noteholders will reduce the amount distributed to the noteholders.

Servicing Compensation

Servicing Fee:

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will range from [ ]% per annum to [ ]% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation:

The servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges [(excluding prepayment charges)] and investment income earned on amounts on deposit in the certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the notes.

See "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses," "Description of the Notes -- Withdrawals from the Collection Account" and "-- Withdrawals from the Distribution Account" in this prospectus supplement.

Priority of Payments; Distributions of Interest

[Loan Group [1]]

In general, on any distribution date, loan group [1] [interest] funds will be distributed in the following order:

o concurrently to [(a) the [Class AF-5B] Insurer, the monthly premium for the Class [AF-5B] policy, and (b)] each class of [Class AF] Notes, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o     [to the [Class AF-5B] Insurer, any [Class AF-5B] reimbursement amounts;]

o sequentially, in order of their seniority, to each class of [fixed rate] subordinate notes, current interest for each class; and

o     as part of the fixed rate loan group excess cashflow.

[Loan Group [2] and Loan Group [3]]

In general, on any distribution date, loan group [2] and loan group [3] [interest] funds will be distributed in the following order:

o from loan group [2] [interest] funds, concurrently to each class of [Class 2-AV] Notes, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o from loan group [3] [interest] funds, concurrently, to each class of [Class 3-AV] Notes, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o from remaining loan group [2] and loan group [3] [interest] funds, to each class of [Class AV] Notes, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the note principal balance of each class of [Class AV] Notes, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of [Class AV] Notes;

o from any remaining loan group [2] and loan group [3] [interest] funds, sequentially, in order of their seniority, to each class of [adjustable rate subordinate notes], current interest for each class; and

o from any remaining loan group [2] and loan group [3] [interest] funds, as part of the adjustable rate loan group excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs [before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect].

[Effect of the Stepdown Date if a Trigger Event is not in Effect]

The "stepdown date" refers to the date on or after which the principal payment priorities change so that on any distribution date on or after the related stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the notes to the related senior classes of notes for the loan group or loan groups until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the related subordinate notes.

The amount allocated to each class of notes on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of notes. These amounts are described in more detail under "Description of the Notes -- Distributions -- Distributions of Principal Distribution Amount for Loan Group [1]" and "-- Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]" in this prospectus supplement.

[Trigger Events:]

A "trigger event" refers to certain triggers related to the loss and delinquency performance of the mortgage loans. After the stepdown date, if certain trigger events are in effect, the priority of principal payments will revert to the payment priority prior to the stepdown date.

Generally, prior to the stepdown date or if a trigger event is in effect, all amounts distributable as principal on a distribution date will be allocated first to the related senior classes of notes for the loan group or loan groups, until the senior classes of notes are paid in full, before any distributions of principal are made on the related subordinate notes.

[The Stepdown Date:]

The stepdown date for each class of notes will be:

o     the later of the [ ] 200[ ] distribution date; and

o the date on which the targeted overcollateralization level related to loan group [1] (in the case of the [Class AF] Notes and the [fixed rate subordinate notes]) and the targeted overcollateralization level related to loan group [2] and loan group [3] (in the case of the [Class AV] Notes and the [adjustable rate subordinate notes]) is reached.

Note or Loan Group Specific Events that Effect Allocations of Principal

[Class AF] Notes:

[As described below, the payment priority the [Class AF] Notes will change, if on any distribution date the aggregate note principal balance of the [Class AF] Notes exceed the stated principal balance of the group [1] mortgage loans and any remaining loan group [1] pre-funded amount. See "--Loan Group [1] - [Class AF Notes and [Class AF]-5B] Insurer" below.]

[Class 2 AV] Notes:

[As described below, the payment priority of the [Class 2 AV] Notes will change, if on any distribution date a group [2] sequential trigger event is in effect. See "--Loan Group [2] and Loan Group [3] - [Class 2-AV] Notes" below.]

Class 3-AV Notes:

[As described below, the payment priority the [Class 3-AV] Notes will change, if on any distribution date the aggregate note principal balance of the [Class AV] Notes exceeds the aggregate the stated principal balance of the group [2] and group [3] mortgage loans and any remaining loan group [2] and loan group [3] pre-funded amount, and the aggregate note principal balance of the [Class 3-AV] Notes exceeds the stated principal balance of the group [3] mortgage loans and any remaining loan group [3] pre-funded amount.]

See "--Loan Group [2] and Loan Group [3] - [Class 3-AV] Notes" below.

Loan Group [1]

In general, [on any distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect], the loan group [1] principal distribution amount will be distributed in the following order:

o [to the [Class AF] Notes and to the [Class AF-5B] Insurer in the priority described below;]

o [sequentially, in order of their seniority, to each class of [fixed rate subordinate notes], until the note principal balance of each class is reduced to zero; and]

o     [as part of the fixed rate loan group excess cashflow.]

In general, on any distribution date [on or after the fixed rate stepdown date and so long as no fixed rate trigger event is in effect], the loan group [1] principal distribution amount will be distributed in the following order:

o to the [Class AF] Notes, up to the [Class AF] principal distribution amount, until the note principal balance of each class is reduced to zero, in the priority described below;

o [to the [Class AF-5B] Insurer, any remaining premium payable with respect to the [Class AF-5B] policy and any remaining reimbursement amount that has not been paid from loan group [1] interest funds for that distribution date;]

o sequentially, in order of their seniority, to each class of [fixed rate subordinate notes], the fixed rate subordinate class principal distribution amount for that class, until the note principal balance thereof is reduced to zero; and

o     [as part of the fixed rate loan group excess cashflow.]

[Class AF Notes and [Class AF-5B] Insurer:]

Generally, for each distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect, amounts to be distributed to the [Class AF] Notes and the [Class AF-5B] Insurer will be distributed in the following order:

      [(i) to the [Class AF]-6 Notes, the NAS principal distribution amount, until the note principal balance thereof is reduced to zero;]

      (ii) concurrently, to the [Class AF-1A] and [Class AF-1B] Notes, pro rata based on their respective note principal balances, until the note principal balances thereof are reduced to zero;

      (iii) sequentially, to the [Class AF-2], [Class AF-3] and [Class AF-4] Notes, in each case until the note principal balance thereof is reduced to zero;

      (iv) concurrently, to (x) the [Class AF-5A] Notes and (y) the [Class AF-5B] Notes and the [Class AF-5B] Insurer, pro rata (based on, with respect to clause (x), the note principal balance of the [Class AF-5A] Notes, and with respect to clause (y), the note principal balance of the [Class AF-5B] Notes):

         (a) to the [Class AF-5A] Notes, until the note principal balance thereof is reduced to zero, and

         (b) sequentially:

            [(I) to the [Class AF-5B] Insurer, any remaining premium payable with respect to the [Class AF-5B] policy that has not been paid from loan group [1] interest funds for that distribution date, and]

            (II) to the [Class AF-5B] Notes, until the note principal balance thereof is reduced to zero;

      (v) [to the [Class AF-6] Notes without regard to the NAS principal distribution amount, until the note principal balance thereof is reduced to zero; and]

      (vi) [to the [Class AF-5B] Insurer, any remaining [Class AF-5B] reimbursement amount that has not been paid from loan group [1] interest funds for that distribution date.]

[However, if on any distribution date, the aggregate note principal balance of the [Class AF] Notes exceed the stated principal balance of the group [1] mortgage loans and any remaining loan group [1] pre-funded amount, the [Class AF] Notes will receive payments pro rata based on the note principal balances thereof, and prior to any payments to the [Class AF-5B] Insurer.]

[Generally, the allocations among the [Class AF] Notes are the same following the fixed rate stepdown date or if a fixed rate trigger event is in effect as before the stepdown date or a trigger event (except that following the fixed rate stepdown date, provided no fixed rate trigger event is in effect, the [Class AF-5B] Insurer will receive distributions after the [Class AF] Notes).]

[Class AF-6 Notes; NAS Principal Distribution Amount:]

The [Class AF-6] Notes are entitled to receive the NAS principal distribution amount prior to payments of principal of the other [Class AF] Notes. However, until the distribution date in [ ] 200[ ], the NAS principal distribution amount is equal to zero and it is expected that the AF-6 Notes will not receive any distributions of principal until the distribution date in [ ] 200[ ]. The NAS principal distribution amount is a specified percentage (that may exceed 100%) of the [Class AF-6] pro rata share of the principal distributable to the [Class AF] Notes. The specified percentage increases on the distribution date in [ ] 200[ ], [ ] 200[ ] and [ ] 200[ ], when it ultimately reaches [ ]%. Until the [ ] 200[ ] distribution date, it is expected that the [Class AF-6] Notes will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after [ ] 200[ ] distribution date, the [Class AF]-6 Notes will receive an amount greater than its pro rata share of principal payments.

Loan Group [2] and Loan Group [3]

In general, on any distribution date [prior to the adjustable rate stepdown date or on which an adjustable rate trigger event is in effect], the loan group [2] and loan group [3] principal distribution amounts will be distributed in the following order:

o     from the loan group [2] principal distribution amount, sequentially,

            (a) to each class of [Class 2-AV] Notes in the priority described below, until the note principal balances thereof are reduced to zero, and

            (b) to each class of [Class 3-AV] Notes (after the payments described in clause (a) of the next bullet point) in the priority described below, until the note principal balances thereof are reduced to zero,

o     from the loan group [3] principal distribution amount, sequentially,

            (a) to each class of [Class 3-AV] Notes in the priority described below, until the note principal balances thereof are reduced to zero, and

            (b) to each class of [Class 2-AV] Notes (after the payments described in clause (a) of the preceding bullet point) in the priority described below, until the note principal balances thereof are reduced to zero;

o from any remaining loan group [2] and loan group [3] principal distribution amounts, sequentially, in order of their seniority, to each class of [adjustable rate subordinate notes], until the note principal balance of each class is reduced to zero; and

o from any remaining loan group [2] and loan group [3] principal distribution amounts, as part of the adjustable rate loan group excess cashflow.

In general, on any distribution date on or after the adjustable rate stepdown date and so long as no adjustable rate trigger event is in effect, the loan group [2] and loan group [3] principal distribution amounts will be distributed in the following order:

o [up to the [Class AV] principal distribution target amount, pro rata based on the related [Class AV] principal distribution allocation amount for the [Class 2-AV] Notes and the [Class 3-AV] Notes, respectively, concurrently, to (a) each class of [Class 2-AV] Notes, in an amount up to the [Class 2-AV] principal distribution amount in the order and priorities set forth below, until the note principal balances thereof are reduced to zero, and
      (b) each class of [Class 3-AV] Notes, in an amount up to the [Class 3-AV] principal distribution amount in the order and priorities set forth below, until the note principal balances thereof are reduced to zero; and after the aggregate note principal balance of the [Class 2-AV] or [Class 3-AV] Notes has been reduced to zero, any remaining unpaid [Class AV] principal distribution target amount will be distributed to the remaining [Class AV] Notes in the order and priorities set forth below for those notes;]

o sequentially, in order of their seniority, to each class of [adjustable rate subordinate notes], the adjustable subordinate class principal distribution amount for that class until the note principal balance thereof is reduced to zero; and

o     as part of the adjustable rate loan group excess cashflow.

[Class 2-AV Notes:]

Generally, for each distribution date, amounts to be distributed to the [Class 2-AV] Notes will be distributed concurrently, to the [Class 2-AV-1] and [Class 2-AV-2] Notes, pro rata, based on the note principal balances thereof, in each case until the note principal balances thereof are reduced to zero; but, if a group [2] sequential trigger event is in effect, principal will be distributed to the [Class 2-AV-1] and [Class 2-AV-2] Notes, sequentially, in that order, in each case until the note principal balance thereof is reduced to zero.

A group [2] sequential trigger event is, prior to the distribution date [ ] 200[ ], a separate trigger based on the loss experience of the group [2] mortgage loans, and on or after the distribution date in [ ] 200[ ], an adjustable rate trigger event. The group [2] sequential trigger event is described in more detail under "Description of the Notes -- Distributions -- Distributions of Principal Distribution Amounts for Loan Group [2] and Loan Group [3]" in this prospectus.

[Class 3-AV Notes:]

Generally, for each distribution date, amounts to be distributed to the [Class 3-AV] Notes will be distributed sequentially, to the [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes, in that order, in each case until the note principal balance thereof is reduced to zero. However, if on any distribution date, the aggregate note principal balance of the [Class AV] Notes exceeds the aggregate stated principal balance of the group [2] and group [3] mortgage loans and any remaining loan group [2] and loan group [3] pre-funded amount, and the aggregate note principal balance of the [Class 3-AV] Notes exceeds the stated principal balance of the group [3] mortgage loans and any remaining loan group [3] pre-funded amount, the [Class 3-AV] Notes will receive payments of principal pro rata based on the note principal balances thereof.

[Excess Cashflow]

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the notes after interest and principal distributions have been made. [The [Class AF] and [fixed rate subordinate notes] may also be allocated certain excess amounts related to fixed rate credit comeback loans. Fixed rate credit comeback loans are loans that provide borrowers the potential of certain mortgage rate reductions for good payment history as described in more detail under "The Mortgage Pool -- General -- Additional Information Regarding the Fixed Rate Mortgage Loans" in this prospectus supplement.]

Generally, excess cashflow from loan group [1] will be allocated to the [Class AF] Notes and the [fixed rate] subordinate notes and excess cashflow from loan group [2] and loan group [3] will be allocated to the [Class AV] Notes and the [adjustable rate] subordinate notes, however, if there is excess cashflow remaining after certain distributions on the related classes of notes, a portion of the excess cashflow may be allocated to an unrelated class of notes as described in this prospectus supplement under "Description of the Notes -- Overcollateralization Provisions."

Loan Group [1]

In general, on any distribution date, the loan group [1] excess cashflow (if any) (referred to as fixed rate excess cashflow) will be distributed in the following order:

o to each class of [Class AF] Notes and [fixed rate subordinate notes], in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group [1] (referred to as the fixed rate overcollateralization target amount);

o to the [fixed rate subordinate notes] sequentially, in order of their seniority, any interest carry forward amount and unpaid realized loss amount for each class, in that order;

o to each class of [Class AF] Notes and [fixed rate subordinate notes] (in the case of the [Class AF-1A] Notes, after payments of amounts available (if any) under the related corridor contract), pro rata, to the extent needed to pay any unpaid net rate carryover for the [Class AF] Notes and [fixed rate subordinate notes];

o if the target overcollateralization amount with respect to loan group [2] and loan group [3] (referred to as the adjustable rate overcollateralization target amount) has been previously met, to each class of [Class AV] Notes and [adjustable rate subordinate notes], in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount, to the extent not paid from adjustable rate excess cashflow;

o to the [Class 2-AV-2] Notes and the [adjustable rate subordinate notes] sequentially, in order of their seniority, any unpaid realized loss amount for each class, to the extent not paid from adjustable rate excess cashflow;

o to the carryover reserve fund, the required carryover reserve fund deposit; and

o to the Owner Trust Certificate, as specified in the sale and servicing agreement.

Loan Group [2] and Loan Group [3]

In general, on any distribution date, the loan group [2] and loan group [3] excess cashflow (if any) (referred to as adjustable rate excess cashflow) will be distributed in the following order:

o to each class of [Class AV] Notes and [adjustable rate subordinate notes], in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount;

o to the [Class 2-AV-2] Notes and the [adjustable rate subordinate notes] sequentially, in order of their seniority, any interest carry forward amount and unpaid realized loss amount for each class, in that order;

o to each class of [Class AV] Notes and [adjustable rate subordinate notes] (after payments of amounts available (if any) under the related corridor contract), pro rata, to the extent needed to pay any unpaid net rate carryover for the [Class AV] Notes and [adjustable rate subordinate notes];

o if the fixed rate target overcollateralization amount has been previously met, to each class of [Class AF] Notes and [fixed rate subordinate notes], in the same priority as described above with respect to payments of principal, the amount necessary to meet the fixed rate overcollateralization target amount to the extent not paid from fixed rate excess cashflow;

o to the [fixed rate subordinate notes] sequentially, in order of their seniority, any unpaid realized loss amount for each class to the extent not paid from fixed rate excess cashflow;

o to the carryover reserve fund, the required carryover reserve fund deposit;

o if a [Class 3-AV-1] acceleration event is in effect, to the [Class 3-AV-1] Notes, the [Class 3-AV-1] acceleration amount; and

o to the Owner Trust Certificate, as specified in the sale and servicing agreement.

[Class 3-AV-1 Target Amount:]

After the distribution date in [ ] 20[ ], if the note principal balance of the [Class 3-AV-1] Notes after all other distributions of principal exceeds a specified target amount (referred to as a [Class 3-AV-1] acceleration event), remaining adjustable rate excess cashflow in the priority shown above will be allocated to the [Class 3-AV-1] Notes to reduce the note principal balance of the [Class 3-AV-1] Notes to the targeted level.

See "Description of the Notes -- Overcollateralization Provisions" in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain notes against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

[Overcollateralization]

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans in a loan group or groups and any remaining related pre-funded amount, exceeds the aggregate note principal balance of the related classes of notes.

On the closing date, it is expected that:

o the sum of the aggregate stated principal balance of the group [1] mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group [1] will exceed the initial aggregate note principal balance of the [Class AF] Notes and the [fixed rate subordinate notes] by approximately $[ ]; and

o the sum of the aggregate stated principal balance of the group [2] and group [3] mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group [2] and loan group [3] will exceed the initial aggregate note principal balance of the [Class AV] Notes and the [adjustable rate subordinate notes] by approximately $[ ].

However, these amounts are less than the required initial levels of overcollateralization required by the sale and servicing agreement.

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related notes because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average interest rate on the related notes, plus the weighted average expense fee rate, and in the case of loan group [1] and the [Class AF-5B] Notes, the [Class AF-5B] policy premium rate. The "expense fee rate" is the sum of the servicing fee rate and the indenture trustee fee rate. Any interest payments received in respect of the mortgage loans in a loan group in excess of the amount that is needed to pay interest on the related notes, the issuing entity's expenses, and in the case of loan group [1], the [Class AF-5B] policy premium, will be used to reduce the total note principal balance of the related notes, until the required level of overcollateralization has been achieved and to maintain the required levels, once they have been met.

On any distribution date, the amount of overcollateralization (if any) for each loan group or loan groups will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related notes, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

Subordination

The issuance of senior notes and subordinate notes by the issuing entity is designed to increase the likelihood that senior noteholders will receive regular payments of interest and principal.

The [Class AF] Notes will have a payment priority over the [fixed rate subordinate notes]. The [Class AV] Notes will have a payment priority over the [adjustable rate subordinate notes]. With respect to the [fixed rate subordinate notes], the [Class MF] Notes with a lower numerical designation will have a payment priority over [Class MF] Notes with a higher numerical designation, and all the [Class MF] Notes will have a payment priority over the [Class BF] Notes. With respect to the [adjustable rate subordinate notes], the [Class MV] Notes with a lower numerical designation will have a payment priority over [Class MV] Notes with a higher numerical designation and all the [Class MV] Notes will have a payment priority over the [Class BV] Notes.

Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate notes related to the loan group or loan groups, beginning with the related subordinate notes with the lowest payment priority. In addition, if the note principal balances of the [adjustable rate subordinate notes] are reduced to zero as a result of the allocation of realized losses, any additional realized losses on the group [2] mortgage loans will be allocated to the [Class 2-AV-2] Notes until the note principal balance of that class is reduced to zero.

Excess cashflow from a loan group will be available [to restore the overcollateralization for the other loan group or loan groups and,] to pay unpaid realized loss amounts to the subordinate notes related to the other loan group and, in the case of loan group [2], to pay unpaid realized loss amounts to the [Class 2-AV-2] Notes, in each case, to the extent available and in the priority described in this prospectus supplement. However, realized losses on the mortgage loans in a loan group or loan groups will be allocated solely to the classes of subordinate notes related to that loan group and, in the case of loan group [2], to the [Class 2-AV-2] Notes.

[The Corridor Contracts]

[        ] has purchased four interest rate corridor contracts:

o     the [Class AF-1A] corridor contract;

o     the [Class 2-AV] corridor contract;

o     the [Class 3-AV] corridor contract; and

o     the [adjustable rate subordinate] corridor contract.

The amounts allocated to the issuing entity in respect of a corridor contract will be available to the applicable class(es) of notes, as described in this prospectus supplement to cover net rate carryover resulting from the application of the applicable net rate cap to the related interest rate(s).

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related notes are expected to be distributed to [the holder of the Owner Trust Certificate] as provided in the sale and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of notes.

Although ongoing payment are not required under the corridor contracts, certain termination payments may be required as described in "Description of the Notes -- The Corridor Contracts" in this prospectus supplement.

[Class AF-5B Note Guaranty Insurance Policy]

The [Class AF-5B] Notes have the benefit of a note guaranty insurance policy, called the [Class AF-5B] policy, pursuant to which [ ] will unconditionally and irrevocably guarantee certain payments on the [Class AF-5B] Notes on each distribution date subject to certain terms and conditions set forth in the [Class AF-5B] policy. The [Class AF-5B] policy will not cover any class of Notes other than the [Class AF-5B] Notes.

See "Description of the Notes -- The [Class AF-5B] Note Guaranty Insurance Policy" in this prospectus supplement.

Allocation of Losses

[After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted,] collections otherwise payable to related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior notes, [except for the [Class AF-5B] Notes which will also have the benefit of the [Class AF-5B] Policy]. Realized losses of a particular loan group or loan groups are allocated to the related subordinate notes, beginning with the related subordinate notes with the lowest payment priority, until the principal balance of that related subordinate class has been reduced to zero. [If the aggregate note principal balance of the [adjustable rate subordinate notes] has been reduced to zero, realized losses on the group [2] mortgage loans will be allocated to the [Class 2-AV-2] Notes until the note principal balance of that class is reduced to zero.] Losses will not be allocated to the senior notes [(other than the [Class 2-AV-2] Notes)], however, if the aggregate note principal balance of the subordinate classes [and the [Class 2-AV-2] Notes] were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group or loan groups would reduce the amount of funds available for monthly distributions to the holders of the related remaining senior notes.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans -- Advances" in this prospectus supplement.

Repurchase and Substitution of Mortgage Loans

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the noteholders in that mortgage loan.

The purchase price for any mortgage loans repurchased by a seller will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate.

See "The Mortgage Pool -- Assignment of the Mortgage Loans" and "Description of the Notes -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

Optional Termination

The [servicer] may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below [ ]% of the sum of the aggregate stated principal balance of the [initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date]. If the servicer exercises the optional termination right it will result in the early retirement of the notes.

See "Description of the Notes -- Optional Termination" in this prospectus supplement.

Material Federal Income Tax Consequences

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Sidley Austin LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes. Furthermore, special tax counsel to the depositor is of the opinion that neither the issuing entity nor any portion of the issuing entity will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The [Class AF] and [Class AV] Notes and the [Class MF-1], [Class MF-2], [Class MF-3], [Class MV-1], [Class MV-2] and [Class MV-3] Notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. None of the other classes of offered notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

ERISA Considerations

The [offered notes] may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met.

A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of an [offered note] is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires an [offered note] on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                 SUMMARY OF TRANSACTION PARTIES



                                  ------------------------------
                                 |                              |
                                 |       Sponsor and Seller     |
                                 |       ------------------     |
                                 |     [IndyMac Bank, F.S.B.]   |
                                 |                              |
                                 |                              |
                                 |                              |
                                  ------------------------------
                                                | Mortgage Loans
                                                |
                                                |
                                                |
                                                |
                                                |
                                                |
                                                |
                                                |                                 -----------------------------
                                                |                                |                             |
                                                |                                |     [Corridor Contract      |
                                                |                                |     ------------------      |
                                                |                                |         Counterparty]       |
                                                |                               /|         -------------       |
                                                |                              / |         [          ]        |
                                               \ /                            /  |                             |
                                      --------------------                   /   |                             |
                                     |                    |                 /     -----------------------------
                                     |     Depositor      |                /
                                     |     ---------      |               /
                                     |  IndyMac MBS, Inc. |              /
                                     |                    |             /    Corridor Contract
                                     |                    |            /       Payments
                                      --------------------            /
                                                |                    /
                                                |                   /
                                                |  Mortgage Loans  /
                                                |                 /
                                                |                /
                                                |               /
                                                |              /
                                                |             /
                                                |            /
                                                |           /
                                                |          /
                                                |         /
                                               \ /      \ /   Insurance
                                        ------------------    Payments for            ------------------------
 ------------------------              |                  |   [Class AF-5B]          |                        |
|                        |             |  Issuing Entity  |   Notes                  |  [Class AF-5B Insurer] |
|       Servicer         |  Mortgage   |  --------------  |                          |  --------------------- |
|       --------         |  Loan       |  [            ]  |/_________________________|    [                ]  |
| [IndyMac Bank, F.S.B.] |  Servicing  |                  |\                         |                        |
|                        |-------------|  Owner Trustee   |                          |                        |
|                        |             |  -------------   |_________________________\|                        |
|                        |             |  [            ]  |                         /|                        |
|                        |             |                  |                           ------------------------
 ------------------------               ------------------     Premium
                                                |              Payments
                                                |
                                                |
                                                | Mortgage Files
                                                |
                                                |
                                                |
                                               \ /
                                       ---------------------
                                      |                     |
                                      |  Indenture Trustee  |
                                      |  -----------------  |
                                      |   [             ]   |
                                      |                     |
                                      |                     |
                                       ---------------------

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Subordinate Notes and
[Class 2-AV-1] Notes have A
Greater Risk of Loss
because of Subordination
Features; Credit
Enhancement May Not Be
Sufficient to Protect
from Losses...........
                             When certain classes of notes provide credit Senior Notes enhancement for other classes of notes this is sometimes referred to as "subordination." The subordination feature is intended to enhance the likelihood that senior noteholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, "related subordinate classes" means:

                             o with respect to the [Class AF] Notes, the [fixed rate subordinate notes],

                             o with respect to the [Class AV] Notes, the [adjustable rate subordinate notes],

                             o with respect to the [Class 2-AV-1] Notes and the allocation of realized losses, the [Class 2-AV-2] Notes,

                             o with respect to each class of Notes having an ["MF"] designation, (i) each other class of Notes having an ["MF"] designation and a higher numerical designation than the class, if any, and (ii) the Class [BF] Notes, and

                             o with respect to each class of Notes having an ["MV"] designation, (i) each other class of Notes having an ["MV"] designation and a higher numerical designation than the class, if any, and (ii) the [Class BV] Notes.

                             Credit enhancement in the form of subordination will be provided for the notes, by:

                             o the right of the holders of the senior notes to receive certain distributions prior to the related subordinate classes;

                             o the allocation of realized losses on the mortgage loans in a loan group or loan groups to the related subordinate classes, beginning with the [Class BF] (in the case of loan group [1]) and [Class BV] Notes (in the case of loan group [2] or loan group [3]); and

                             o  if the note principal balances of the
                                [adjustable rate subordinate notes] are reduced to zero as a result of the allocation of realized losses, the allocation of any additional realized losses on the group [2] mortgage loans to the [Class 2-AV-2] Notes.

                             This type of credit enhancement is provided by:

                             o using collections on the mortgage loans in a loan group otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior related classes; and

                             o allocating realized losses of a particular loan group or loan groups to the related subordinate notes, beginning with the related subordinate notes with the lowest payment priority, until the principal balance of that related subordinate class has been reduced to zero.

                             [This means that after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted,

                             o collections otherwise payable to related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior notes, except for the [Class AF-5B] Notes which will also have the benefit of the [Class AF-5B] Policy; and

                             o realized losses on the mortgage loans of a particular loan group will be allocated to the most junior class of related subordinate notes outstanding, until the respective note principal balance of that class of subordinate notes has been reduced to zero.]

                             [If the aggregate note principal balance of the [adjustable rate subordinate notes] has been reduced to zero, realized losses on the group [2] mortgage loans will be allocated to the [Class 2-AV-2] Notes until the note principal balance of that class is reduced to zero.] If the aggregate note principal balance of the subordinate classes and the [Class 2-AV-2] Notes were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group or loan groups would reduce the amount of funds available for monthly distributions to the holders of the related senior notes.

                             Additionally, investors in the [fixed rate subordinate notes] should note that amounts due to the [Class AF-5B] Insurer for premiums and reimbursements for prior draws, including interest thereon, will be paid from interest and principal on the fixed rate mortgage loans prior to any payments on those subordinate notes.

                             You should fully consider the risks of investing in a subordinate note and the [Class 2-AV-2] Notes, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in a class of senior notes [(other than the [Class AF-5B] Notes, which have the benefit of the [Class AF-5B] Policy)] should consider the risk that, [after the credit enhancement provided by related excess cashflow and overcollateralization (if any) have been exhausted,] the subordination of the related classes of subordinated notes (and in the case of the [Class 2-AV-1] Notes, the [Class 2-AV-2] Notes) may not be sufficient to protect that class of senior notes from losses.

                             See "Description of the Notes" in this prospectus supplement.

[Overcollateralization and
Excess Interest May Not Be
Sufficient to Protect Notes
from Losses on the Mortgage
Loans] ...................   [The amount by which the sum of the aggregate
                             stated principal balance of the mortgage loans in a loan group or loan groups and the amount on deposit in the pre-funding account in respect of the related loan group exceeds the aggregate note principal balance of the related classes of notes is called "overcollateralization." The mortgage loans in a loan group or loan groups are expected to generate more interest than is needed to pay interest on the related notes because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on these notes plus the expense fee rate, and in the case of the [Class AF-5B] Notes, the [Class AF-5B] policy premium rate. This "excess interest" from the related loan group or loan groups will be used to make additional principal payments on the related notes to the extent described in this prospectus supplement.
                             Overcollateralization is intended to provide limited protection to noteholders by absorbing the notes' share of losses from liquidated mortgage loans in the related loan group or loan groups.
                             However, we cannot assure you that enough excess interest will be generated on the mortgage loans to create or maintain the required levels of overcollateralization.

                             The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered in respect of the mortgage loans during the preceding month. The amount of interest received, collected or recovered will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates on adjustable rate mortgage loans. Because the amount of excess interest available may vary and because the interest rates on the adjustable-rate notes may increase, it may be necessary to apply all or a portion of the available interest to cover the interest requirements. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

                             If the protection afforded by overcollateralization is insufficient and in the case of the [Class AF-5B] Notes, the [Class AF-5B] Insurer were to fail to perform its obligations under the [Class AF-5B] Policy, then the holders of the notes could experience a loss on their investment.]

Difference Between Mortgage
Rates and Adjustable Note
Pass-Through May Reduce
Excess Interest...........   The interest rates on the [adjustable rate notes]
                             may adjust monthly and are generally based on [one-month LIBOR]. The mortgage rates on the mortgage loans either are [fixed or adjust semi-annually based on six-month LIBOR, which is referred to as a mortgage index, but in most cases only after a period of two or three years after origination]. Because the mortgage index may respond to various economic and market factors different than those affecting [one-month LIBOR], there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the interest rates of the [adjustable rate notes]. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the interest rates on the [adjustable rate notes] are stable or rising. In addition, although it is possible that both the mortgage rates and note interest rates may decline or increase during the same period, mortgage rates may decline or increase more slowly than the note interest rates because of the difference between interest rate adjustment periods and interest rate adjustment periods. An increase in the interest rates on certain of the adjustable rate mortgage loans while the interest rates on the [adjustable rate notes] are stable or rising, could result in less amounts being available as excess interest.

Net Rate Cap Puts a Limit
on the Interest Rate of the
Notes ....................   The absence of a correlation between movement in
                             the mortgage rates and the note interest rates may reduce the interest payable on the related interest-bearing notes because of the imposition of an interest rate cap called the "net rate cap."
                             In addition, prepayments of mortgage loans in a loan group or loan groups with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the interest rate for one or more related classes of offered notes. [We intend that the amount by which a noteholder's interest payment has been reduced by operation of the applicable net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement.] [In addition, prior to the applicable corridor contract termination date, the [Class AF-1A] Notes, the [Class 2-AV] Notes, the [Class 3-AV] Notes, and the [adjustable rate subordinate notes] will also be entitled to receive the amount of the reduction in interest resulting from the operation of the applicable net rate cap from payments (if any) allocated to the issuing entity in respect of the applicable interest rate corridor contract, as described in this prospectus supplement.] However, we cannot assure you that any of these funds will be available, or sufficient, to make any payments with respect to these reductions. The [Class
                             AF-5B] Policy will not cover any of these shortfalls allocated to the [Class AF-5B] Notes.

                             [Payments from the corridor contracts are dependent solely upon the performance of the corridor contract counterparty. Thus, payments of these amounts involve counterparty risk. The ratings assigned to the [adjustable rate notes] do not take into account any payments received from the corridor contract or the payment of net rate carryover.]

[Limitations on the [Class
AF-5B] Policy Will Limit
the Amount Paid to [Class
AF-5B] Notes].............   [On each distribution date, investors are entitled
                             to the current interest at the interest rate, without reduction for shortfalls resulting from prepayments or the Relief Act or similar state and local laws. However, the [Class AF-5B] Policy will only cover the current interest on the [Class
                             AF-5B] Notes as reduced by these shortfalls. In addition, no distributions in respect of principal of the [Class AF-5B] Notes is due under the [Class
                             AF-5B] Policy until the maturity date for the [Class AF-5B] Notes, even if the [Class AF-5B]
                             Notes are undercollateralized.

                             Investors in the [Class AF] Notes (other than the [Class AF-5B] Notes) and the [adjustable rate subordinate notes] should note that amounts due the [Class AF-5B] Insurer for premiums and reimbursements for prior draws on the [Class AF-5B] Policy (including interest thereon) will be paid from interest and principal on the mortgage loans even though those investors will not benefit from the [Class AF-5B] Policy.]

Prepayments on the Mortgage
Loans Are Unpredictable and
Could Adversely Affect Your
Yield and Reinvestment ...   No one can accurately predict the level of
                             prepayments that the mortgage loans will experience. The prepayment experience of the mortgage loans may be affected by many factors, including:

                             o     general economic conditions,

                             o     the level of prevailing interest rates,

                             o     the availability of alternative financing,

                             o     the applicability of prepayment charges, and

                             o     homeowner mobility.

                             Any mortgage loan may be prepaid in full or in part at any time; however, approximately [ ]%, [ ]% and [ ]% of the mortgage loans in the statistical calculation pool in respect of loan group [1], loan group [2] and loan group [3], respectively, in each case by principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group provide, and any subsequent mortgage loans may provide, for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

                             See "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the mortgage loans that may affect their prepayment experience.

                             The weighted average lives of the offered notes will be sensitive to the rate and timing of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups, which may fluctuate significantly from time to time, and will be affected by any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

                             You should note that:

                             o generally, if you purchase your notes at a discount and principal is repaid on the mortgage loans in the related loan group or loan groups slower than you anticipate, then your yield may be lower than you anticipate,

                             o for the [adjustable rate notes], your yield will also be sensitive to:

                                (1) the level of one-month LIBOR,

                                (2) the timing of adjustment of the interest
                                    rate on your note as it relates to the
                                    interest rates on the applicable mortgage loans and, in the case of the adjustable rate mortgage loans, the level of the mortgage index, the timing of adjustment of the interest rates on those mortgage loans, and periodic and lifetime limits on those adjustments, and

                                (3) other limitations on the interest rate of
                                    the notes as described
                                    further in this prospectus supplement, and

                             o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.

                             See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

Your Yield Will Be Affected
by the Interest-Only
Feature of Some of the
Mortgage Loans ...........   Approximately [ ]%, [ ]% and [ ]% of the mortgage
                             loans in the statistical calculation pool in respect of loan group [1], loan group [2] and loan group [3], respectively, in each case by principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group require, and any subsequent mortgage loans may require, monthly payments of only accrued interest for the first [2, 3 or 5] years after origination. During the interest only period, the borrower is not required to pay any principal on the borrower's loan, and therefore, less principal will be available for distribution to noteholders than would be the case if the mortgage loans amortized as of their first payment dates. In addition, assuming that borrowers of interest only mortgage loans make only their required monthly payments, at the end of the interest only period, interest only mortgage loans will have larger outstanding principal balances than mortgage loans with the same mortgage rate and original principal balance that amortize as of their first payment date. Accordingly, interest only mortgage loans may have a higher risk of default after the interest only period due to the increased monthly payment necessary to amortize fully the mortgage loan over its remaining term to maturity.

                             Investors should consider the fact that during its interest only period, the monthly payment on an interest only loan with the same mortgage rate and monthly payment as a mortgage loan that is fully amortizing as of its first payment date would support a higher principal balance than that of the fully amortizing mortgage loan. Accordingly, during the interest only period, interest only mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

                             Interest only mortgage loans also may involve a greater degree of risk because if the related mortgagor defaults its outstanding principal balance will be higher than for an amortizing mortgage loan.

Geographic Concentration of
Mortgaged Properties in
Certain States Increases
the Impact that Events in
Those States Could Have On
The Notes ................   The tables in Annex A related to the state
                             distribution of the mortgaged properties for the various groups of mortgage loans in the statistical calculation pool set forth the geographic concentration of the mortgaged properties, including the percentage by principal balance of the mortgage loans in the statistical calculation pool in each loan group, that are secured by mortgaged properties that are located in [states with concentrations above 10%]. [Property in California is more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters, and property in Florida and the southeastern portion of the United States is also more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, floods and other natural disasters.] In addition:

                             o  economic conditions in states with
                                significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

                             o declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios, and

                             o  any increase in the market value of
                                properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.
Inability to Replace
Servicer Could Affect
Collections and Recoveries
on the Mortgage Loans.....   The structure of the servicing fee might affect
                             the ability to find a replacement servicer.
                             Although the indenture trustee is required to replace the servicer if the servicer is terminated or resigns, if the indenture trustee is unwilling
                             (including for example because the servicing fee is insufficient) or unable (including for example, because the indenture trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement servicer.
                             Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount of time.

Your Rights May Be Affected
by the Issuance of [Three]
Groups of Notes From a
Single Issuing Entity.....   The ability to declare an event of servicing
                             termination or to amend the sale and servicing
                             agreement or the indenture rests with the holders
                             of specified percentages of the notes.  [In
                             addition, under certain circumstances, the [Class
                             AF-5B] Insurer will have these rights as they
                             relate to the [Class AF-5B] Notes.]  As a result,
                             you may have less ability to control certain
                             actions of the issuing entity than you would have
                             had if only a single class of notes had been
                             issued by the issuing entity.
You May Receive A
Prepayment Because
Subsequent Mortgage Loans
Are Not Acquired..........   If the depositor elects to deposit the pre-funded
                             amount in the pre-funding account on the closing date, the ability of the issuing entity to acquire subsequent mortgage loans will depend on the ability of the seller to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                             If the full amount of any deposit to the pre-funding account cannot be used by the end of the funding period to acquire subsequent mortgage loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the related senior notes as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                THE MORTGAGE POOL

General

      Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of [ ] 200[ ], concerning a pool of mortgage loans to be included in the issuing entity. The depositor, IndyMac MBS, Inc. will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("IndyMac Bank"), pursuant to a sale and servicing agreement dated as of the cut-off date among [IndyMac Bank], as seller and servicer, the depositor, [Deutsche Bank National Trust Company], as indenture trustee and [ ], as owner trustee, and will cause the mortgage loans to be assigned to the indenture trustee for the benefit of holders of the notes (such mortgage loans, the "Mortgage Loans").

      Under the sale and servicing agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the sale and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of Mortgage Loans" and "--Representations by Seller; Repurchases, etc." the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the noteholders in the related Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the noteholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the sale and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the sale and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the noteholders adversely. See ["Mortgage Loan Program--Representations by Seller; Repurchases, etc."] in the prospectus. Under the sale and servicing agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the indenture trustee for the benefit of the noteholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the notes are limited to the servicer's contractual servicing obligations under the sale and servicing agreement.

      The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

      The mortgage pool consists of approximately [ ] Mortgage Loans. As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans was
approximately $         , which is referred to as the "cut-off date pool
principal balance."

      All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties in the Statistical Calculation Pool are located in [ ] states and the District of Columbia.

      [Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a [fifteen (15)] day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered

"delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due. None of the Mortgage Loans will be more than one payment delinquent on a contractual basis as of the related Cut-off Date.]

      Approximately [ ]% of the Mortgage Loans by the cut-off date pool principal balance will provide for the amortization of the amount financed over
a series of substantially equal monthly payments. The remaining      % of the
Mortgage Loans by cut-off date pool principal balance will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for the first [ten] years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

      Except for approximately     % of the Mortgage Loans by cut-off date pool
principal balance, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge. For substantially all of the Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first [three] years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class PF and Class PV Notes will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of notes. Under certain circumstances, as described in the sale and servicing agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

      Each Mortgage Loan was originated on or after        . The latest stated
maturity date of any Mortgage Loan is         . The earliest stated maturity
date of any Mortgage Loan is            and the earliest stated maturity date
of any Mortgage Loans is        .

      [No] Mortgage Loan was subject to buydown agreements. [No] Mortgage Loan provides for deferred interest or negative amortization.

      At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of
[95]% or less. Except for approximately      % of the Mortgage Loans by cut-off
date pool principal balance, each of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable
to Fannie Mae or Freddie Mac. [With respect to approximately     % of the
Mortgage Loans (by cut-off date pool principal balance), the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law. See " --Underwriting Standards" in this prospectus supplement.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

Assignment of the Mortgage Loans

      Pursuant to the sale and servicing agreement, on the closing date the depositor will assign without recourse to the indenture trustee in trust for the benefit of the noteholders all interest of the depositor in each Mortgage Loan and all interest in all other assets included in [ ] 200__ [ ]. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the cut-off date but will not include any scheduled payments due on or before the cut-off date.

      In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the indenture trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the indenture trustee as soon as they are available to the depositor). With respect to up to [ ]% of the Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the indenture trustee not later than business days after the closing date. Assignments of the Mortgage Loans to the indenture trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the indenture trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the indenture, the assignments will be recorded (at the Servicer's expense).

      The indenture trustee will review each mortgage file within 90 days of the closing date (or promptly after the indenture trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the noteholders in the related Mortgage Loan and the seller does not cure the defect within [90] days of notice of the defect from the indenture trustee [(or within such longer period not to exceed 720 days after the closing date as provided in the sale and servicing agreement in the case of missing documents not returned from the public recording office)], the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The indenture trustee will hold the Mortgage Loan documents in trust for the benefit of the noteholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan). Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the sale and servicing agreement,

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Collection Account and held for distribution to the noteholders on the related Distribution Date (a "Substitution Adjustment Amount")),

      o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

      o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

      o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted Mortgage Loan, and

      o comply with all of the representations and warranties set forth in the sale and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the noteholders or the indenture trustee for a material omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the Mortgage Loan.

Conveyance of Subsequent Mortgage Loans

      On the closing date, the excess of the aggregate Class Note Balance of the notes over the aggregate Stated Principal Balance of the Closing Date Mortgage Loans on the initial cut-off date (which excess is not expected to exceed approximately $[ ]) will be deposited into a pre-funding account (the "pre-funding account") established and maintained by the indenture trustee on behalf of the noteholders. During the pre-funding period, the depositor is expected to purchase mortgage loans acquired by the seller after the closing date from the seller and sell those Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of the date of origination of the Subsequent Mortgage Loan and the first day of the month in which the Subsequent Mortgage Loan is added to the issuing entity, and will be paid from the pre-funding account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the pre-funding account and increase the aggregate Stated Principal Balance of the Mortgage Loans. Pursuant to the sale and servicing agreement and a subsequent transfer agreement to be executed by the seller, the depositor, the owner trustee and the indenture trustee, the conveyance of Subsequent Mortgage Loans may be made on any business day during the pre-funding period, subject to certain conditions in the sale and servicing agreement being satisfied as certified by the depositor, including that:

      o Subsequent Mortgage Loans conveyed on the subsequent transfer date satisfy the same representations and warranties in the sale and servicing agreement applicable to all mortgage loans,

      o the Subsequent Mortgage Loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of noteholders,

      o the indenture trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on the subsequent transfer date,

      o the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the notes,

      o no Subsequent Mortgage Loan conveyed on the subsequent transfer date was delinquent more than one payment,

      o the aggregate of the PO Percentages of the Stated Principal Balances of all Subsequent Mortgage Loans (also referred to as the "Class PO Sublimit Amount") will be no greater than $100,000;

      o each Subsequent Mortgage Loan conveyed on the subsequent transfer date is secured by a first lien on the related mortgaged property,

      o following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans following such conveyance will remain substantially similar to the characteristics of the Initial Mortgage Loans as of the Initial Cut-off Date, and

      o following the final conveyance of the Subsequent Mortgage Loans, cash-out refinance loans will comprise not more than 55.00% of the final pool principal balance.

                                   THE SELLER

      IndyMac Bank, F.S.B. ("IndyMac Bank") will be the seller of the Mortgage Loans. The principal executive offices of the Servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

      Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

      IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. . Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

      The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

      2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines. IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

      The seller represents that immediately before the assignment of the Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the sale and servicing agreement.

      In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the noteholders, the seller will be obligated, in accordance with the sale and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Seller; Repurchases" in the prospectus.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

      IndyMac Bank will act as servicer under the sale and servicing agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the indenture trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

      If the servicing of any Mortgage Loan were to be transferred from a subservicer to IndyMac, or if any other servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Notes" in the prospectus.

Foreclosure, Delinquency and Loss Experience

      The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

      The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

      The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and September 30, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $33.36 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.


                                                                                                                          As of
                                                                           As of December 31,                            September
                                                       --------------------------------------------------------------       30,
                                                            2001            2002            2003           2004            2005
                                                       --------------- --------------- --------------- -------------- --------------
Total Number of Conventional Mortgage Loans in
   Portfolio...................................           58,949          46,004          24,291          52,922        112,700
Delinquent Mortgage Loans and Pending Foreclosures
   at Period End(1):...........................
      30-59 days...............................            3.46%           2.54%           1.99%           1.37%          2.16%
      60-89 days...............................            0.88%           0.72%           0.48%           0.24%          0.25%
      90 days or more (excluding pending
        foreclosures)..........................            0.67%           0.52%           0.38%           0.19%          0.15%
                                                       --------------- --------------- --------------- -------------- --------------
Total Delinquencies............................            5.01%           3.78%           2.85%           1.80%          2.57%
Foreclosures pending...........................            1.84%           1.50%           1.21%           0.15%          0.10%
REOs...........................................            0.56%           0.59%           0.41%           0.03%          0.02%
                                                       --------------- --------------- --------------- -------------- --------------
Total delinquencies, foreclosures pending and REOs         7.41%           5.87%           4.47%           1.98%          2.68%

________________
(1) As a percentage of the principal balance.

      IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                      Cumulative
                                                    Stated Amount
                                       Cumulative   of Securities
                                       Net Losses       Issued         Loss
                                       (Millions)     (Millions)    (Ratio)(1)
                                       ----------   -------------   ----------
As of December 31, 2001..........          $77.01    $28,152.72         0.27%
As of December 31, 2002..........         $100.03    $33,498.95         0.30%
As of December 31, 2003..........         $119.69    $38,992.40         0.31%
As of December 31, 2004..........         $128.92    $52,479.30         0.25%
As of September 30, 2005.........         $131.73    $74,710.44         0.18%
_________________
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

      Historically, a variety of factors, including the appreciation of real estate values, has limited the Servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the Servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

      The expense fees are payable out of the interest payments on each Mortgage Loan. As of the cut-off date, the weighted average rate at which the expense fees accrue (referred to as the "expense fee rate") is equal to approximately
     % per annum. The expense fees consist of (a) the servicing fee, (b) fees payable to the indenture trustee in respect of its activities as trustee under
the indenture in an amount of     % per annum of the Stated Principal Balance
of each Mortgage Loan [and (c) lender paid mortgage insurance premiums]. The
servicing fee rate will range from     % per annum to     % per annum and will
be set forth on the mortgage loan schedule attached as an exhibit to the sale and servicing agreement. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the sale and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account and the distribution account.

      The "adjusted net mortgage rate" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the related expense fee rate.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to noteholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to noteholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to noteholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to noteholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to noteholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (the "Compensating Interest") equal to the product of

      o          % multiplied by

      o     one-twelfth multiplied by

      o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

If shortfalls in interest as a result of prepayments in any month exceed the Compensating Interest for such month, the amount of interest to be distributed to noteholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future payment dates. See "Description of the Notes--Interest" in this prospectus supplement.

Any such reduction allocable to the Class [ ] Notes on a Distribution Date will be covered only to the extent of amounts on deposit in the reserve fund. Any shortfalls in excess thereof will not be covered by the Class [ ] Policy and will be borne by the holders of the Class [ ] Notes. See "Description of the Notes--Interest" in this prospectus supplement.

Advances

      Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "advance") equal to

      o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th day of the month)

               minus

      o     the servicing fee for those Mortgage Loans for the period

               plus

      o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the notes rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to noteholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the collection account as required under the sale and servicing agreement, including any failure to make an advance, will constitute an event of default under the sale and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the indenture trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the sale and servicing agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the indenture trustee indicating that the Advance is nonrecoverable, the Servicer will be entitled to withdraw from the Collection Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the notes.

Certain Modifications and Refinancings

      The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Collection Account within one business day of the purchase of that Mortgage Loan and the purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the indenture trustee in accordance with the indenture. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties as a result of any modification or purchase.

Default Management Services

      In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   THE SPONSOR

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of [Alt/A] mortgage loan securitizations sponsored by IndyMac Bank since [ ].


                      Year       Approximate Volume
                ---------------  ------------------
                2002                $[__] billion
                2003                $[__] billion
                2004                $[__] billion
                2005                $[__] billion
    [Potentially add disclosure concerning whether any prior securitizations have defaulted].

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. On this website, you can view for each of these securitizations summary pool information as of the applicable cut-off date for each securitization and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date of this prospectus supplement. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the notes offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

       [In the event that any changes or updates are made to the information available on the website referenced above, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at [ ].] [Is this required? Is IndyMac planning on doing this?].

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the Notes, the depositor has formed
[           ] 200__ [ ], a [statutory] trust created under the laws of the State
of [Delaware] pursuant to a Trust Agreement dated [      ], 200[ ] among the
Depositor, [       ], as Owner Trustee (the "Owner Trustee"), and [         ],
as Trust Administrator (the "Trust Administrator"). We will file a final copy of
the Trust Agreement after the issuing entity issues the Notes. [               ]
200__ [ ] is referred to in this prospectus supplement as the "issuing entity" and is referred to in the prospectus as the "Trust" or the "Trust Fund." The Owner Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is [December 31].

      The issuing entity will pledge the Mortgage Loans and the related assets acquired by the issuing entity on and after the Closing Date to the Indenture Trustee as security for the Notes pursuant to the Indenture, dated as of the Cut-off Date (the "Indenture" ), between the issuing entity, the Trust Administrator and the Indenture Trustee.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. The permissible activities of the issuing entity can only be amended or modified by amending the Trust Agreement as described below under "Description of the Notes -- Amendment."

      Since the issuing entity is a [statutory] trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

      The equity ownership in the issuing entity will be evidenced by the Owner Trust Certificate. The holder of the Owner Trust Certificate, the Owner Trust Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Distribution Date (1) any payments under the Corridor Contracts remaining on such Distribution Date after payment of Net Rate Carryover as described under "Description of the Notes -- Distributions -- Distributions from the Corridor Contracts" and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the issuing entity for such Distribution Date have been made. See "Description of the Notes - Distributions - Owner Trust Certificates."

                              THE INDENTURE TRUSTEE

      [Deutsche Bank National Trust Company] will be the indenture trustee under the indenture. [Deutsche Bank National Trust Company] has significant experience in acting as an indenture trustee in securitizations of mortgage loans in which its duties were comparable to those described in this prospectus supplement and the prospectus. The depositor and the Servicer may maintain other banking relationships in the ordinary course of business with [Deutsche Bank National Trust Company]. Offered notes may be surrendered at the offices designated by the indenture trustee from time to time for such purchases, which as of the closing date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at [1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration
IN[ ]. Noteholders may access monthly statements from the indenture trustee's website located at [https://www.tss.db.com/invr]. Noteholders may obtain assistance in operating the website by calling the indenture trustee's investor relations desk at [(800) 735-7777].

      In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the indenture trustee will perform many services on behalf of the issuing entity pursuant to the indenture. The indenture trustee will be responsible for (x) calculating and paying principal and interest distributions to each noteholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to noteholders.

      The indenture trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the indenture or the sale and servicing agreement, or any liability that would be imposed by reason of [its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee,]

      o for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was grossly negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Notes evidencing not less than 25% of the Voting Rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture or the sale and servicing agreement,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture or the sale and servicing agreement, or

      o for any loss on any investment of funds pursuant to the indenture or the sale and servicing agreement (other than as issuer of the investment security).

      The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Notes [(without regard to the Class [ ] Policy, in the case of the Class [ ] Notes)] below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

      The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the Servicer, each Rating Agency and the noteholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor indenture trustee has been appointed. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

      The depositor or the Servicer may remove the indenture trustee and appoint a successor indenture trustee if:

o the indenture trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the indenture trustee by the depositor,

o the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

o a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located, the imposition of the tax would be avoided by the appointment of a different indenture trustee and the indenture trustee fails to indemnify the issuing entity against the tax.

      In addition, the holders of Notes evidencing at least 51% of the Voting Rights of each Class of Notes may at any time remove the indenture trustee and appoint a successor indenture trustee. Notice of any removal of the indenture trustee shall be given to each Rating Agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

      Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee.

      In carrying out the foregoing duties or any of its other obligations under the Indenture, the Indenture Trustee will have the right of reimbursement on behalf of the issuing entity from funds in the Collection Account for all reasonable ordinary expenses incurred or made by it (including, without limitation, disbursements), and the right of indemnification against any and all claim, loss, liability or expense (including, without limitation, attorneys' fees), in connection with the performance of its duties under any transaction agreement.

      A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the notes
[(without regard to the Class [   ] Policy, in the case of the Class [   ]
Notes)].

                                THE OWNER TRUSTEE

      [       ] will act, not in its individual capacity but solely as the Owner
Trustee, under the Trust Agreement. [Description of Owner Trustee to be inserted upon identification of entity].

      [The Owner Trustee shall at all times be a corporation satisfying the provisions of Section [3807(a) of the Delaware Trust Statute], authorized to exercise corporate powers, having a combined capital and surplus of at least
$[   ] and subject to supervision or examination by Federal or state authorities, and having (or having a parent which has) a short-term debt rating of at least [ ] or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.]

      The Owner Trustee may hold Notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the Owner Trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the Trust Agreement. All rights and obligations conferred or imposed on the Owner Trustee by the Trust Agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the Owner Trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the Owner Trustee.

      The Owner Trustee may resign at any time on [ ] day's notice, in which event the depositor must appoint a successor owner trustee. The depositor may also remove the Owner Trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

      The Owner Trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the Trust Agreement, except as expressly provided by the trust agreement or in instructions received by the Owner Trustee pursuant to the Trust Agreement. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. The Owner Trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents, and it will not be accountable under the Trust Agreement or any other transaction document except (i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the Trust Agreement.

                             THE TRUST ADMINISTRATOR

      [       ] will act as the Trust Administrator (the "Trust Administrator")
under the Trust Agreement. [Description of Trust Administrator to be inserted upon identification of entity] The Trust Administrator will perform on behalf of the Owner Trustee and the issuing entity certain administrative functions required under the Trust Agreement, the Indenture and the Sale and Servicing Agreement. The administrative functions include the preparation of notices to be delivered by the issuing entity pursuant to the transaction documents, providing all customary tax reports to Noteholders related to their investment and preparing and filing the issuing entity's tax information returns.]

      The Trust Administrator may resign at any time on [ ] day's notice, in which event the issuing entity must appoint a successor Trust Administrator in accordance with the Trust Agreement. The issuing entity may also remove the Trust Administrator if it shall default in the performance of any of its duties under the Sale and Servicing Agreement and, after notice of such default, has failed to cure the default within [ten] days (or, if such default cannot be cured in such time, shall not give within [ten] days such assurance of cure as shall be reasonably satisfactory to the issuing entity; or certain events related to the insolvency or bankruptcy of the Trust Administrator. Any resignation or removal of the Trust Administrator will not become effective a successor Trust Administrator is appointed. [The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.]

      In carrying out the foregoing duties or any of its other obligations under the Sale and Servicing Agreement, the Trust Administrator will be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the issuing entity from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys' fees and disbursements) incurred by the Trust Administrator in connection with the performance of its duties under the Sale and Servicing Agreement or any other transaction agreement.

                              THE CAP COUNTERPARTY

      [ ] is the cap counterparty. It is organized as a [ ] under the laws of [ ]. [To be inserted: a description of the general character of the business of the cap counterparty.]

      The long-term credit rating assigned to the cap counterparty by S&P is currently "[ ]" and by Moody's is currently "[ ]." The short-term credit rating assigned to the cap counterparty by S&P is currently "[ ]" and by Moody's is currently "[ ]."

      Upon the occurrence of an event of default or termination event specified in the yield maintenance agreement, the yield maintenance agreement may be replaced with a replacement yield maintenance agreement as described in this prospectus supplement under "[ ]."

      [Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of the yield maintenance agreement is less than 10%].

            [THE NOTE GUARANTY INSURANCE POLICY AND THE NOTE INSURER

      [To be inserted by the Note Insurer: disclosure about the Note Insurer and Note Guaranty Insurance Policy as required by item 1114 of Regulation AB]

                            DESCRIPTION OF THE NOTES

General

      The Notes will be issued pursuant to the Indenture. We summarize below the material terms and provisions pursuant to which the Notes will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Sale and Servicing Agreement. When particular provisions or terms used in the Indenture or the Sale and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Indenture and the Sale and Servicing Agreement after the issuing entity issues the Notes.

      The IndyMac MBS, Inc., Mortgage Backed Notes, Series 200[ ]-[ ] (the "Notes") will consist of: [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6], [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8], [Class BF], [Class 2-AV-1], [Class 2-AV-2]; [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3], [Class 3-AV-4], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8], [Class BV], [Class PF] and [Class PV] Notes.

      When describing the Notes in this prospectus supplement we use the following terms:

              Designation                                                     Class of Notes
------------------------------------     -----------------------------------------------------------------------------------------
[Class AF-1] Notes:                      [Class AF-1A] and [Class AF-1B] Notes

[Class AF-5] Notes:                      [Class AF-5A] and [Class AF-5B] Notes

[Class                                   AF] Notes: [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4],
                                         [Class AF-5A], [Class AF-5B] and [Class AF-6] Notes

[Fixed Rate] Subordinate Notes:          [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6],
                                         [Class MF-7], [Class MF-8] and [Class BF] Notes

[Class 2-AV] Notes:                      [Class 2-AV-1] and  [Class 2-AV-2] Notes

[Class 3-AV] Notes:                      [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes

[Class AV] Notes:                        [Class 2-AV] and [Class 3-AV] Notes

[Adjustable Rate] Subordinate Notes:     [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6],
                                         [Class MV-7], [Class MV-8] and [Class BV] Notes

Senior Notes:                            [Class AF] and [Class AV] Notes

Subordinate Notes:                       [Fixed Rate] Subordinate Notes, [Adjustable Rate] Subordinate Notes and [Class BV] Notes

[Fixed Rate] Notes:                      [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B]
                                         and [Class AF-6] Notes and [Fixed Rate] Subordinate Notes

[Adjustable Rate] Notes:                 [Class AF-1A] and [Class AV] Notes and [Adjustable Rate] Subordinate Notes

Offered Notes:                           Senior Notes and the Subordinate Notes

The Notes are generally referred to as the following types:

                                        Class                                            Type
------------------------------------------------------------------------    -------------------------------
[Class AF-1A] Notes:                                                        Senior/Adjustable Rate

[Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4] and [Class AF-5]
  Notes:                                                                    Senior/Fixed Rate

[Class AF-6] Notes:                                                         Senior/Fixed Rate/NAS

[Fixed Rate] Subordinate Notes:                                             Subordinate/Fixed Rate

[Class 2-AV-1] and [Class 3-AV] Notes:                                      Senior/Adjustable Rate

[Class 2-AV-2] Notes:                                                       Senior Support/Adjustable Rate

[Adjustable Rate] Subordinate Notes:                                        Subordinate/Adjustable Rate

[Class PF] and [Class PV] Notes:                                            Prepayment Charges



      Generally:

      o distributions of principal and interest on the [Class AF] Notes and the [Fixed Rate Subordinate Notes] will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [1];

      o distributions of principal and interest on the [Class 2-AV] Notes will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [2];

      o distributions of principal and interest on the [Class 3-AV] Notes will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [3];

      o distributions of principal and interest on the [Adjustable Rate Subordinate Notes] will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [2] and Loan Group [3];

      o distributions on the [Class PF] Notes, to the extent provided in the Sale and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [1]; and

      o distributions on the [Class PV] Notes, to the extent provided in the Sale and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group [2] and Loan Group [3].

Denominations

      The Offered Notes will be issued in book-entry form as described below in minimum dollar denominations of $[20,000] and integral multiples of $[1,000] in excess thereof.

Book-Entry Notes

      The Offered Notes will be book-entry notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Book-Entry Notes ("Note Owners") may elect to hold their Book-Entry Notes through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Notes will be issued in one or more notes which equal the aggregate note principal balance of the applicable class of the Book-Entry Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Notes may be held in minimum denominations representing Note Principal Balances of $[20,000] and integral multiples of $[1,000] in excess thereof. Except as set forth under "Description of the Securities--Book-Entry Registration of the Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing the person's beneficial ownership interest in the Book-Entry Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be noteholders as that term is used in the Sale and Servicing Agreement. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Securities--Book-Entry Registration of the Securities" in the prospectus.

Glossary of Terms

      The following terms have the meanings shown below to help describe the cash flow on the Notes. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "Adjusted Net Mortgage Rate" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

      "Business Day" is any day other than:

            (1)   A Saturday or Sunday or

            (2) A day on which the [Class AF-5B] Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

      "Distribution Date" means the [ ]th day of each month, or if the [ ]th day is not a Business Day, on the first Business Day thereafter, commencing in [ ] 200[ ].

      "Due Period" means with respect to any Distribution Date, the period beginning on the [second] day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the [first day] of the month in which the Distribution Date occurs.

      "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

      "Final Recovery Determination" means a determination by the Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "Insurance Proceeds" means all proceeds of any insurance policy received prior to a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through Indenture Trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      "Note Principal Balance" means for any class of Notes, the aggregate outstanding principal balance of all Notes of the class, less:

            (1) all amounts previously distributed to holders of Notes of that class as scheduled and unscheduled payments of principal, including in the case of the [Class AF-5B] Notes, any payments of principal under the [Class AF-5B] Policy; and

            (2) in the case of a class of Subordinate Notes and the [Class 2-AV-2] Notes, the Applied Realized Loss Amounts allocated to the class, however, if Applied Realized Loss Amounts have been allocated to the Note Principal Balance of any class of Subordinate Notes or the [Class 2-AV-2] Notes, the Note Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of payment priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class).

      After any allocation of amounts in respect of Subsequent Recoveries to the Note Principal Balance of a class of Subordinate Notes or the [Class 2-AV-2] Notes, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Note Principal Balance of a class of Subordinate Notes and the [Class 2-AV-2] Notes, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Notes for which the Note Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Notes will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Note Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      Exclusively for the purpose of determining any subrogation rights of the [Class AF-5B] Insurer under the Sale and Servicing Agreement, the "Note Principal Balance" of the [Class AF-5B] Notes is not reduced by the amount of any payments made by the [Class AF-5B] Insurer in respect of principal on the [Class AF-5B] Notes under the [Class AF-5B] Policy, except to the extent that the payment has been reimbursed to the [Class AF-5B] Insurer pursuant to the provisions of the Sale and Servicing Agreement.

      "Percentage Interest" with respect to any Note, means the percentage derived by dividing the denomination of the Note by the aggregate denominations of all Notes of the applicable class.

      "Record Date" means:

            (1) in the case of the [Adjustable Rate Notes], the [Business Day immediately preceding the Distribution Date, unless the Adjustable-Rate Notes are no longer book-entry notes, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date], and

            (2) in the case of the [Fixed Rate Notes], the [last Business Day of the month preceding the month of the Distribution Date].

      "Subsequent Recoveries" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "Accrual Period" for any Distribution Date and the [Adjustable Rate Notes], means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and for the [Fixed Rate Notes], means the calendar month immediately preceding the month in which the Distribution Date occurs.

      ["[Class AF-5B] Policy Premium Rate" means a rate equal to [ ]% per annum.]

      ["[Class AF-5B] Premium" means for any Distribution Date the fee payable to the [Class AF-5B] Insurer in respect of its services as [Class AF-5B] Insurer that accrues at the [Class AF-5B] Policy Premium Rate for the [Class AF-5B] Notes on a balance equal to [the Note Principal Balance of the [Class AF-5B] Notes immediately prior to the Distribution Date.] [The [Class AF-5B] Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.]

      ["[Class AF-5B] Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the [Class AF-5B] Insurer, but for which the [Class AF-5B] Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate.]

      "Current Interest" with respect to each class of interest-bearing notes and each Distribution Date means the interest accrued at the Interest Rate for the applicable Accrual Period on the Note Principal Balance of the class immediately prior to the Distribution Date.

      "Expense Fee Rate" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Indenture Trustee Fee Rate.

      "Indenture Trustee Fee Rate" means a rate equal to [ ]% per annum.

      "Interest Carry Forward Amount" with respect to [each class of interest-bearing notes] and each Distribution Date means the excess of:

            (a) Current Interest for the class with respect to prior Payment Dates over

            (b) the amount actually distributed to the class with respect to interest on prior Payment Dates.

      "Interest Determination Date" means for the [Adjustable Rate Notes], the [second LIBOR Business Day] preceding the commencement of each Accrual Period.

      ["Interest Funds" means for any Loan Group and any Distribution Date (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Indenture Trustee Fee allocable to that Loan Group for the Distribution Date.]

      "Interest Margin" for each class of [Adjustable Rate Notes] means the following:

                                                   (1)            (2)
                                                ----------    ----------
          [Class AF-1A].....................
          [Class 2-AV-1]....................
          [Class 2-AV-2]....................
          [Class 3-AV-1]....................
          [Class 3-AV-2]....................
          [Class 3-AV-3]....................
          [Class 3-AV-4]....................
          [Class MV-1]......................
          [Class MV-2]......................
          [Class MV-3]......................

          [Class MV-4]......................
          [Class MV-5]......................
          [Class MV-6]......................
          [Class MV-7]......................
          [Class MV-8]......................
          [Class BV]........................
________
(1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "Interest Rate" with respect to each Accrual Period and each class of [Adjustable Rate Notes] means a per annum rate equal to the lesser of:

            (1) [One-Month LIBOR] for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Interest Margin for the class and Accrual Period, and

            (2) the applicable Net Rate Cap for the related Distribution Date.

      "Interest Rate" with respect to each Accrual Period and the [Fixed Rate Notes] means a per annum rate equal to the lesser of:

            (1) the per annum fixed rate for the class and the Accrual Period set forth in the summary of this prospectus supplement under "Description of the Notes -- General" and

            (2) the applicable Net Rate Cap for the related Distribution Date.

      ["Interest Remittance Amount" means with respect to each Loan Group and any Distribution Date:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Servicing Fees,

                  (2) all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3) all Advances relating to interest,

                  (4) all Compensating Interest,

                  (5) all Liquidation Proceeds collected during the related Due
            Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6) [any Seller Shortfall Interest Requirement], less

            (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.]

      "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      ["Net Rate Cap" for each Distribution Date means:

      (i) with respect to each class of [Class AF] Notes (other than the [Class AF-5B] Notes) and each class of [Fixed Rate Subordinate Notes], the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group [1] for the Distribution Date ]adjusted, in the case of the [Class AF-1A] Notes only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year],

      (ii) with respect to the [Class AF-5B] Notes, the Net Rate Cap with respect to the [Class AF] Notes less the [Class AF-5B] Policy Premium Rate,

      (iii) with respect to each class of [Class 2-AV] Notes, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group [2] for the Distribution Date, [adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year],

      (iv) with respect to each class of [Class 3-AV] Notes, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group [3] for the Distribution Date, [adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year], and

      (v) with respect to each class of [Adjustable Rate Subordinate Notes], the weighted average of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group [2] for the Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [2] over the outstanding aggregate Note Principal Balance of the [Class 2-AV] Notes) and (b) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group [3] for the Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [3] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [3] over the outstanding aggregate Note Principal Balance of the [Class 3-AV] Notes), [adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year].]

      ["Net Rate Carryover" for a class of interest-bearing notes on any Distribution Date means the excess of:

            (1) the amount of interest that the class would have accrued for the Distribution Date had the Interest Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Payment Dates (and interest accrued thereon at the then applicable Interest Rate, without giving effect to the applicable Net Rate Cap). Any Net Rate Carryover for the [Class AF-5B] Notes will not be covered by the [Class AF-5B] Policy.]

      "Reference Bank Rate" with respect to any Accrual Period means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of [0.03125%]) of the offered rates for United States dollar deposits for [one month] that are quoted by the Reference Banks as of [11:00 a.m.], New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of [one month] in amounts approximately equal to the aggregate Note Principal Balance of all the [Adjustable Rate Notes] for the Accrual Period, provided that at least two Reference Banks provide the rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of [0.03125%]) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of [11:00 a.m.], New York City time, on that date for loans in U.S. dollars to leading European banks for a period of [one month] in amounts approximately equal to the aggregate Note Principal Balance of all the [Adjustable Rate Notes] for the Accrual Period.

      "Reference Banks" means leading banks selected by the Indenture Trustee in consultation with the Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1) with an established place of business in London,

            (2) which have been designated as a Reference Bank by the Indenture Trustee and

            (3) which are not controlling, controlled by, or under common control with, the Depositor, IndyMac Bank, the Servicer or any successor Servicer.

      ["Seller Shortfall Interest Requirement" with respect to the Servicer Advance Date in each of [ ] 200[ ], [ ] 200[ ] and [ ] 200[ ] means the sum of:

            (a) the product of (1) the excess of the aggregate Stated Principal Balance for the Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

            (b) the lesser of:

                  (i) the product of (1) the amount on deposit in the
            Pre-Funding Account at the beginning of the related Due Period, and
            (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

                  (ii) the excess of (x) the sum of (1) the amount of Current
            Interest and Interest Carry Forward Amount due and payable on the [Class AF] and [Class AV] Notes and the [Fixed Rate] and [Adjustable Rate Subordinate Notes] for the Distribution Date and (2) the monthly premium for the [Class AF-5B] Policy for the Distribution Date over (y) Interest Funds available to pay (1) Current Interest and the Interest Carry Forward Amount on the [Class AF] and [Class AV] Notes and the [Fixed Rate] and [Adjustable Rate Subordinate Notes] for the Distribution Date and (2) the monthly premium for the [Class AF-5B] Policy for the Distribution Date (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest Funds for the Distribution Date).]

      Definitions related to Principal Calculations and Distributions.

      ["Adjustable Rate Cumulative Loss Trigger Event" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group [2] and Loan Group [3] from the Cut-off Date for each Mortgage Loan in Loan Group [2] and Loan Group [3] to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group [2] and Loan Group [3] received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [2] and Loan Group [3] and the original Pre-Funded Amount in respect of Loan Group [2] and Loan Group [3], as set forth below:


Distribution Date                                        Percentage
-----------------                                        ----------

[     ] 200[   ] -- [        ] 200[   ]................  [      ]% with respect to [        ] 200[   ],


                                      S-55



Distribution Date                                        Percentage
-----------------                                        ----------

                                                         plus an additional 1/12th of [      ]% for each
                                                         month thereafter through [        ] 200[   ]
[     ] 200[   ] -- [        ] 200[   ]................  [      ]% with respect to [        ] 200[   ],
                                                         plus an additional 1/12th of [      ]% for each
                                                         month thereafter through [        ] 200[   ]
[     ] 200[   ] -- [        ] 200[   ]................  [      ]% with respect to [        ] 200[   ],
                                                         plus an additional 1/12th of [      ]% for each
                                                         month thereafter through [        ] 200[   ]
[     ] 200[   ] and thereafter........................  [      ]%

      ["Adjustable Rate Delinquency Trigger Event" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group [2] and Loan Group [3] equals or exceeds the product of [ ]% and the Adjustable Rate Senior Enhancement Percentage for the Distribution Date.]

      ["Adjustable Rate OC Floor" means an amount equal to [ ]% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [2] and Loan Group [3] and the original Pre-Funded Amount in respect of Loan Group [2] and Loan Group [3].]

      ["Adjustable Rate Overcollateralization Deficiency Amount" with respect to any Distribution Date means the amount, if any, by which the Adjustable Rate Overcollateralization Target Amount exceeds the Adjustable Rate Overcollateralized Amount on the Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group [2] and Loan Group [3] on the Distribution Date).]

      ["Adjustable Rate Overcollateralization Target Amount" with respect to any Distribution Date means (a) prior to the Adjustable Rate Stepdown Date, an amount equal to [ ]% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [2] and Loan Group [3] and the original Pre-Funded Amount in respect of Loan Group [2] and Loan Group [3] and (b) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the current Distribution Date and
(ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Distribution Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.]

      ["Adjustable Rate Overcollateralized Amount" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group [2] and Loan Group [3] on the Distribution Date exceeds
(y) the sum of the aggregate Note Principal Balance of the [Class AV] Notes and the [Adjustable Rate Subordinate Notes] as of the Distribution Date (after giving effect to distributions of the Principal Remittance Amount for Loan Group [2] and Loan Group [3] to be made on the Distribution Date).]

      ["Adjustable Rate Stepdown Date" means the later to occur of (x) the Distribution Date in [ ] 200[ ] and (y) the first Distribution Date on which the aggregate Note Principal Balance of the [Class AV] Notes (after calculating anticipated distributions on the Distribution Date) is less than or equal to [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date.]

      ["Adjustable Rate Senior Enhancement Percentage" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means a fraction (expressed as a percentage):

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans in Loan Group [2] and Loan Group [3] for the preceding Distribution Date over

                  (b) (i) before the Note Principal Balances of the [Class AV]
            Notes have been reduced to zero, the sum of the Note Principal Balances of the [Class AV] Notes, or (ii) after the Note Principal Balances of the [Class AV] Notes have been reduced to zero, the Note Principal Balance of the most senior class of [Adjustable Rate Subordinate Notes] outstanding, as of the preceding Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the preceding Distribution Date.]

      ["Adjustable Rate Subordinate Class Principal Distribution Amount" for any class of [Adjustable Rate Subordinate Notes] and Distribution Date means the excess of:

            (1) the sum of:

                  (a) the aggregate Note Principal Balance of the [Class AV]
            Notes (after taking into account distribution of the [Class AV] Principal Distribution Target Amount for the Distribution Date),

                  (b) the aggregate Note Principal Balance of any class(es) of
            [Adjustable Rate Subordinate Notes] that are senior to the subject class (in each case, after taking into account distribution of the Adjustable Rate Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Notes for the Distribution Date), and

                  (c) the Note Principal Balance of the subject class of
            [Adjustable Rate Subordinate Notes] immediately prior to the Distribution Date over

            (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Notes and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if a class of [Adjustable Rate Subordinate Notes] is the only class of [Adjustable Rate Subordinate Notes] outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group [2] and Loan Group [3] until the Note Principal Balance thereof is reduced to zero.]

      ["Adjustable Rate Trigger Event" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means either an Adjustable Rate Delinquency Trigger Event with respect to that Distribution Date or an Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution Date.]

      ["[Class AF] Principal Distribution Amount" for any Distribution Date means the excess of:

            (1) the aggregate Note Principal Balance of the [Class AF] Notes immediately prior to the Distribution Date, over

            (2) the lesser of (i) [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date minus the Fixed Rate OC Floor.]

      ["[Class AV] Principal Distribution Allocation Amount" means for any Distribution Date, (a) in the case of the [Class 2-AV] Notes, the [Class 2-AV] Principal Distribution Amount and (b) in the case of the [Class 3-AV] Notes, the [Class 3-AV] Principal Distribution Amount.]

      ["[Class AV] Principal Distribution Target Amount" for any Distribution Date means the excess of:

            (1) the aggregate Note Principal Balance of the [Class AV] Notes immediately prior to the Distribution Date, over

            (2) the lesser of (i) [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] for the Distribution Date minus the Adjustable Rate OC Floor.]

      ["[Class 2-AV] Principal Distribution Amount" for any Distribution Date means the product of (x) the [Class AV] Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the [Class 2-AV] Principal Distribution Target Amount and the denominator of which is the sum of the [Class 2-AV] Principal Distribution Target Amount and the [Class 3-AV] Principal Distribution Target Amount.]

      ["[Class 2-AV] Principal Distribution Target Amount" for any Distribution Date means the excess of:

            (1) the aggregate Note Principal Balance of the [Class 2-AV] Notes immediately prior to the Distribution Date, over

            (2) the lesser of (x) [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] for the Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] for the Distribution Date minus [ ]% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [2] and the original Pre-Funded Amount in respect of Loan Group [2].]

      ["[Class 3-AV] Principal Distribution Amount" for any Distribution Date means the product of (x) the [Class AV] Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the [Class 3-AV] Principal Distribution Target Amount and the denominator of which is the sum of the [Class 2-AV] Principal Distribution Target Amount and the [Class 3-AV] Principal Distribution Target Amount.]

      ["[Class 3-AV] Principal Distribution Target Amount" for any Distribution Date means the excess of:

            (1) the aggregate Note Principal Balance of the [Class 3-AV] Notes immediately prior to the Distribution Date, over

            (2) the lesser of (x) [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [3] for the Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [3] for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [3] and the original Pre-Funded Amount in respect of Loan Group [3].]

      ["[Class 3-AV-1] Acceleration Event" with respect to any Distribution Date, beginning with the Distribution Date in [ ] 20[ ] until the Note Principal Balance of the [Class 3-AV-1] Notes has been reduced to zero, a [Class 3-AV-1] Acceleration Event exists if the Note Principal Balance of the [Class 3-AV-1] Notes (after taking into account all distributions to the [Class 3-AV-1] Notes for the Distribution Date other than the [Class 3-AV-1] Acceleration Amount) exceeds the [Class 3-AV-1] Target Balance for the Distribution Date. ]

      ["[Class 3-AV-1] Acceleration Amount" with respect to any Distribution Date means the lesser of (a) the amount of funds remaining after making payments pursuant to clause 6 of the priority of distributions under "-- Overcollateralization Provisions -- Fixed Rate Loan Group Excess Cashflow," and
(b) the excess of (x) the Note Principal Balance of the [Class 3-AV-1] Notes (after taking into account all distributions to the [Class 3-AV-1] Notes for the Distribution Date other than the [Class 3-AV-1] Acceleration Amount) over (y) the [Class 3-AV-1] Target Balance for the Distribution Date.]

      ["[Class 3-AV-1] Target Balance" for each Distribution Date, beginning with the Distribution Date in [ ] 20[ ], is as described in the following table:

                      [Class 3-AV-1]       Month of       [Class 3-AV-1]      Month of       [Class 3-AV-1]
     Month of         Target Balance     Distribution     Target Balance    Distribution     Target Balance
 Distribution Date         ($)               Date               ($)             Date               ($)
------------------    --------------     ------------     --------------    ------------     --------------












      ["Extra Principal Distribution Amount" with respect to any Distribution Date and (A) Loan Group [1] means the lesser of (1) the Fixed Rate Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan Group Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement and (B) Loan Group [2] and Loan Group [3], is the lesser of (1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group Excess Cashflow available for payment thereof, to be allocated between Loan Group [2] and Loan Group [3], pro rata, based on the Principal Remittance Amount for Loan Group [2] and Loan Group [3] for the Distribution Date in the priority set forth in this prospectus supplement.]

      ["Fixed Rate OC Floor" means an amount equal to [ ]% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [1] and the original Pre-Funded Amount in respect of Loan Group [1].]

      ["Fixed Rate Cumulative Loss Trigger Event" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group [1] from the Cut-off Date for each Mortgage Loan in Loan Group [1] to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group [1] received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [1] and the original Pre-Funded Amount in respect of Loan Group [1], as set forth below:

        Distribution Date                                             Percentage
        -----------------                                             ----------

        [        ] 200[   ] -- [        ] 200[   ]...................  [      ]% with respect to [        ] 200[   ], plus
                                                                       an additional 1/12th of [      ]% for each month
                                                                       thereafter through [        ] 200[   ]
        [        ] 200[   ] -- [        ] 200[   ]...................  [      ]% with respect to [        ] 200[   ], plus
                                                                       an additional 1/12th of [      ]% for each month
                                                                       thereafter through [        ] 200[   ]
        [        ] 200[   ] -- [        ] 200[   ]...................  [      ]% with respect to [        ] 200[   ], plus
                                                                       an additional 1/12th of [      ]% for each month
                                                                       thereafter through [        ] 200[   ]
        [        ] 200[   ] -- [        ] 200[   ]...................  [      ]% with respect to [        ] 200[   ], plus
                                                                       an additional 1/12th of [      ]% for each month
                                                                       thereafter through [        ] 200[   ]
        [        ] 200[   ] and thereafter...........................  [       ]%

      ["Fixed Rate Delinquency Trigger Event" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan Group [1] equals or exceeds the product of [ ]% and the Fixed Rate Senior Enhancement Percentage for the Distribution Date.]

      ["Fixed Rate Overcollateralization Deficiency Amount" with respect to any Distribution Date means the amount, if any, by which the Fixed Rate Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized Amount on the Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group [1] on the Distribution
Date).]

      ["Fixed Rate Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to [ ]% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [1] and the original Pre-Funded Amount in respect of Loan Group [1] and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any Distribution Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.]

      ["Fixed Rate Overcollateralized Amount" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group [1] on the Distribution Date exceeds (y) the aggregate Note Principal Balance of the [Class AF] Notes and the [Fixed Rate Subordinate Notes] as of the Distribution Date (after giving effect to distributions of the Principal Remittance Amount from Loan Group [1] to be made on the Distribution Date).]

      ["Fixed Rate Senior Enhancement Percentage" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means a fraction (expressed as a percentage):

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans in Loan Group [1] for the preceding Distribution Date over

                  (b) (i) before the Note Principal Balances of the [Class AF]
            Notes have been reduced to zero, the sum of the Note Principal Balances of the [Class AF] Notes, or (ii) after the Note Principal Balances of the [Class AF] Notes have been reduced to zero, the Note Principal Balance of the most senior class of [Fixed Rate Subordinate Notes] outstanding, as of the preceding Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the preceding Distribution Date.]

      ["Fixed Rate Stepdown Date" means the later to occur of (x) the Distribution Date in [ ] 200[ ] and (y) the first Distribution Date on which the aggregate Note Principal Balance of the [Class AF] Notes (after calculating anticipated distributions on the Distribution Date) is less than or equal to [ ]% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date.]

      ["Fixed Rate Subordinate Class Principal Distribution Amount" for any class of [Fixed Rate Subordinate Notes] and Distribution Date means the excess of:

            (1) the sum of:

                  (a) the aggregate Note Principal Balance of the [Class AF]
            Notes (after taking into account distribution of the [Class AF] Principal Distribution Amount for the Distribution Date),

                  (b) the aggregate Note Principal Balance of any class(es) of
            [Fixed Rate Subordinate Notes] that are senior to the subject class (in each case, after taking into account distribution of the Fixed Rate Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Notes of Subordinate Notes for the Distribution Date), and

                  (c) the Note Principal Balance of the subject class of [Fixed
            Rate Subordinate Notes] immediately prior to the subject Distribution Date over

            (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Notes and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] for the Distribution Date minus the Fixed Rate OC Floor;

provided, however, that if a class of [Fixed Rate Subordinate Notes] is the only class of [Fixed Rate Subordinate Notes] outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group [1] until the Note Principal Balance thereof is reduced to zero.]

      ["Fixed Rate Trigger Event" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means either a Fixed Rate Delinquency Trigger Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss Trigger Event with respect to that Distribution Date.]

      ["Group [2] Sequential Trigger Event" occurs with respect to any Distribution Date (i) prior to the Distribution Date in [ ] 200[ ], if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group [2] from the Cut-off Date for each Mortgage Loan in Loan Group [2] to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to the Mortgage Loans in Loan Group [2] received through the last day of that Due Period) exceeds (y) 3.25% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group [2] and the original Pre-Funded Amount in respect of Loan Group [2] or (ii) on or after the Distribution Date in [ ] 200[ ], if an Adjustable Rate Trigger Event is in effect.]

      ["Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinate Notes means the respective percentages indicated in the following table:

                                Initial Target    Stepdown Target
                                 Subordination     Subordination
                                  Percentage        Percentage
                                --------------    ---------------
       [Class MF-1]...........
       [Class MF-2]...........
       [Class MF-3]...........
       [Class MF-4]...........
       [Class MF-5]...........
       [Class MF-6]...........
       [Class MF-7]...........
       [Class MF-8]...........
       [Class BF].............
       [Class MV-1]...........
       [Class MV-2]...........
       [Class MV-3]...........
       [Class MV-4]...........
       [Class MV-5]...........
       [Class MV-6]...........
       [Class MV-7]...........
       [Class MV-8]...........
       [Class BV].............

      The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Notes, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Notes and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Notes is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Note Principal Balance of any class(es) of Notes subordinate to the subject class plus the initial related Overcollateralization Target Amount.]

      ["NAS Principal Distribution Amount" for any Distribution Date means the product of:

            (1) a fraction, the numerator of which is the Note Principal Balance of the [Class AF-6] Notes and the denominator of which is the aggregate Note Principal Balance of the [Class AF] Notes, in each case immediately prior to the Distribution Date,

            (2) any amounts to be distributed to the [Class AF] Notes on the Distribution Date pursuant to clause (1)(A) or (2)(A) under "--Distributions of Principal Distribution Amount for Loan Group [1]" below and

            (3) the applicable percentage for the Distribution Date set forth in the following table:]

                            Distribution Date                Percentage
                            -----------------                ----------

                     [    ] 200[   ] -- [   ] 200[   ]
                     [    ] 200[   ] -- [   ] 200[   ]
                     [    ] 200[   ] -- [   ] 200[   ]
                     [    ] 200[   ] -- [   ] 200[   ]
                     [    ] 200[   ] and thereafter

      ["Principal Distribution Amount" with respect to each Distribution Date and a Loan Group means the sum of:

            (1) the Principal Remittance Amount for the Loan Group for the Distribution Date,

            (2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

            (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.]

      ["Principal Remittance Amount" with respect to each Loan Group and any Distribution Date means:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by [IndyMac Bank] in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5) all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.]

      "Realized Loss" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

      ["Rolling Sixty-Day Delinquency Rate" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group or Loan Groups, means the average of the Sixty-Day Delinquency Rates for the Loan Group or Loan Groups and the Distribution Date and the two immediately preceding Payment Dates.]

      ["Sixty-Day Delinquency Rate" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group or Loan Groups, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans in the Loan Group or Loan Groups 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans in the Loan Group or Loan Groups.]

      ["Trigger Event" means an Adjustable Rate Trigger Event or a Fixed Rate Trigger Event, as the case may be.]

      ["Unpaid Realized Loss Amount" means for the [Class 2-AV-2] Notes or any class of Subordinate Notes, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Payment Dates minus (y) any increase in the Note Principal Balance of that class due to the allocation of Subsequent Recoveries to the Note Principal Balance of that class.]

Deposits to the Collection Account

      The Servicer will establish and initially maintain a Collection Account (the "Collection Account") for the benefit of the Indenture Trustee on behalf of the noteholders [and the [Class AF-5B] Insurer]. The Servicer will initially establish the Collection Account at [ ]. On a daily basis within two Business Days after receipt, the Servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

            (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,

            (4) all payments made by the Servicer in respect of Compensating Interest,

            (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Sale and Servicing Agreement,

            (6) all payments made by the Servicer in connection with the purchase of any Mortgage Loans which are [150] days delinquent in accordance with the Sale and Servicing Agreement,

            (7) [all prepayment charges paid by a mortgagor in connection with the full or partial prepayment of the related Mortgage Loan,]

            (8) any amount required to be deposited by the Servicer in connection with any losses on investment of funds in the Collection Account,

            (9) any amounts required to be deposited by the Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11) all Advances.

      [On the Business Day prior to the Servicer Advance Date in [ ] 200[ ], [ ] 200[ ] and [ ] 200[ ], IndyMac Bank will remit to the Servicer, and the Servicer will deposit in the Collection Account, the Seller Shortfall Interest Requirement (if any) for that Servicer Advance Date.] Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

Withdrawals from the Collection Account

      The Servicer may from time to time withdraw funds from the Collection Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Servicer the Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Servicer (subject, in the case of Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges [(excluding prepayment charges)], net earnings on or investment income with respect to funds in or credited to the Collection Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Servicer and the indenture trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

            (3) to reimburse the Servicer and the indenture trustee for any Advances previously made that the Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Servicer will deliver to the Indenture Trustee an officer's note indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4) to reimburse the Servicer from Insurance Proceeds for expenses incurred by the Servicer and covered by the related insurance policy,

            (5) to pay to the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Servicer in the performance of its servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("Servicing Advances"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

            (6) to pay to the applicable Seller or the Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Servicer from the issuing entity pursuant to the Sale and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

            (7) after the transfer from the Collection Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Servicer, [the NIM Insurer] or the Depositor for expenses incurred and reimbursable pursuant to the Sale and Servicing Agreement,

            (8) to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

            (9) to clear and terminate the Collection Account upon termination of the Sale and Servicing Agreement.

      In addition, not later than [1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date] (the "Distribution Account Deposit Date"), the Servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Distribution Account, as described below.

      The Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

      The Indenture Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the noteholders. The Indenture Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Servicer to the Indenture Trustee,

            (2) any amount required to be deposited by the Servicer in connection with any losses on investment of funds in the Distribution Account, and

            (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

      The Indenture Trustee will withdraw funds from the Distribution Account for distribution to the noteholders and payment to the [Class AF-5B] Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the Indenture Trustee Fee, the Owner Trustee Fee and the Trust Administrator Fee to the Indenture Trustee, the Owner Trustee and the Trust Administrator, respectively,

            (2) to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Servicer through delivery of a written notice to the Indenture Trustee describing the amounts deposited in error), and

            (4) to clear and terminate the Distribution Account upon the termination of the Sale and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the Indenture Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Indenture Trustee to prepare the monthly statement to noteholders for the related Distribution Date. See " -- Reports to Noteholders" in this prospectus supplement. The Indenture Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

      The Collection Account, the Distribution Account and the Pre-Funding Account. All funds in the Collection Account, the Distribution Account and the Pre-Funding Account will be invested in Permitted Investments at the direction of the Servicer. In the case of:

      o the Collection Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of [the Servicer as additional servicing compensation] and will be remitted to it monthly as described herein; and

      o the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of [IndyMac Bank] and will be remitted to [IndyMac Bank] as described herein.

      [The amount of any losses incurred in the Collection Account or the Distribution Account in respect of the investments will be deposited by the Servicer in the Collection Account or paid to the Indenture Trustee for deposit into the Distribution Account out of the Servicer's own funds immediately as realized.] [The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by [IndyMac Bank] to the Indenture Trustee for deposit into the Pre-Funding Account out of [IndyMac Bank's] own funds immediately as realized.] The Indenture Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Sale and Servicing Agreement.

      [Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments as follows:

      o in respect of amounts received under the [Class AF-1A] Corridor Contract, at the written direction of [the holder of the Owner Trust Certificate];

      o in respect of amounts received under the [Class 2-AV] Corridor Contract, [Class 3-AV] Corridor Contract and [Adjustable Rate Subordinate] Corridor Contract, at the written direction of [the holder of the Owner Trust Certificate]; and

      o in respect of amounts in the Credit Comeback Excess Account, at the written direction of [the holder of the Owner Trust Certificate].

      If the Indenture Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under each Corridor Contract in [ ]. Any net investment earnings will be paid pro rata to the holders of the class of Notes entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Indenture Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Sale and Servicing Agreement.]

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)            Amount             General Purpose           Source (2)             Frequency
-------------------- ---------------------------   --------------- -----------------------------  ---------------
Fees

Servicing Fee /      One-twelfth of the Stated     Compensation    Interest collected with                Monthly
Servicer             Principal Balance of each                     respect to each Mortgage Loan
                     Mortgage Loan multiplied by                   and any Liquidation Proceeds
                     the Servicing Fee Rate (3)                    or Subsequent Recoveries that
                                                                   are allocable to accrued and
                                                                   unpaid interest (4)

Additional           o Prepayment Interest         Compensation    Interest collections with         Time to time
Servicing              Excess (5)                                  respect to each Mortgage Loan
Compensation /
Servicer

                     o All late payment fees,      Compensation    Payments made by obligors with    Time to time
                       assumption fees and other                   respect to the Mortgage Loans
                       similar charges
                       [(excluding prepayment
                       charges)]

                     o All investment income       Compensation    Investment income related to           Monthly
                       earned on amounts on                        the Collection Account and the
                       deposit in the Collection                   Distribution Account
                       Account and Distribution
                       Account.

                     o Excess Proceeds (6)         Compensation    Liquidation Proceeds and          Time to time
                                                                   Subsequent Recoveries

Indenture Trustee    One-twelfth of the Indenture  Compensation    Interest Remittance Amount             Monthly
Fee (the "Indenture  Trustee Fee Rate multiplied
Trustee Fee") /      by the sum of (i) the
Indenture Trustee    aggregate Stated Principal
                     Balance of the outstanding
                     Mortgage Loans and (ii) any
                     amounts remaining in the
                     Pre-Funding Account
                     (excluding any investment
                     earnings thereon).

Owner Trustee Fee    One-twelfth of $[     ].      Compensation    Interest Remittance Amount             Monthly
(the "Owner Trustee
Fee") / Owner
Trustee

Trust Administrator  One-twelfth of $[     ].      Compensation    Interest Remittance Amount             Monthly
Fee (the "Trust
Administrator
Trustee Fee") /
Trust Administrator

[Class AF-5B]        [Class AF-5B] Premium (7)     Compensation    Loan Group [1] Interest Funds          Monthly
Premium / [Class                                                   and Loan Group [1] Principal
AF-5B] Insurer                                                     Distribution Amount (8)


Type / Recipient (1)            Amount             General Purpose           Source (2)             Frequency
-------------------- ---------------------------   --------------- -----------------------------  ---------------
Expenses

Insurance expenses   Expenses incurred by the      Reimbursement   To the extent the expenses are    Time to time
/ Servicer           Servicer                      of Expenses     covered by an insurance policy
                                                                   with respect to the Mortgage
                                                                   Loan

Servicing Advances   To the extent of funds        Reimbursement   With respect to each Mortgage     Time to time
/ Servicer           available, the amount of any  of Expenses     Loan, late recoveries of the
                     Servicing Advances.                           payments of the costs and
                                                                   expenses, Liquidation
                                                                   Proceeds, Subsequent
                                                                   Recoveries, purchase proceeds
                                                                   or repurchase proceeds for
                                                                   that Mortgage Loan (9)

Indemnification      Amounts for which the         Indemnification Amounts on deposit on the              Monthly
expenses / the       Sellers, the Servicer, the                    Collection Account on any
Sellers, the         Owner Trustee, the Trust                      Distribution Account Deposit
Servicer, the Owner  Administrator and Depositor                   Date, following the transfer
Trustee, the Trust   are entitled to                               to the Distribution Account
Administrator and    indemnification (10)
the Depositor

[Class AF-5B]        [Class AF-5B] Reimbursement   Reimbursement   Loan Group [1] Interest Funds          Monthly
Reimbursement        Amount (11)                   of Expenses     and Loan Group [1] Principal
Amount / [Class                                                    Distribution Amount (8)
AF-5B] Insurer


___________
(1) If the Indenture Trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Sale and Servicing Agreement. See "-- Amendment" in this prospectus supplement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the Notes.

(3) The Servicing Fee Rate for each Mortgage Loan will equal [ ]% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The Servicing Fee is payable from [interest] collections on the Mortgage Loans, [but may be paid from any other amounts on deposit in the Collection Account, if interest collections are insufficient to pay the Servicing Fee].

(5) Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(6) Excess Proceeds is described above in this prospectus supplement under "-- Glossary of Terms -- General Definitions."

(7) The [Class AF-5B] Premium is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Interest Calculations and
      Distributions."

(8) The order and priority in which the [Class AF-5B] Insurer is paid these amounts from Loan Group [1] Interest Funds and the Loan Group [1] Principal Distribution Amount is set forth under "-- Distributions -- Distributions of Interest Funds For Loan Group [1]" and "-- Distributions -- Distributions of Principal Distribution Amount for Loan Group [1]" in this prospectus supplement.

(9) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10) Each of the Sellers, the Servicer, the Owner Trustee, the Trust Administrator and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the Owner Trustee, the Trust Administrator, the Depositor and the Sellers."

(11) The [Class AF-5B] Reimbursement Amount is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Principal Calculations and Distributions."

Distributions

      General. Distributions on the Notes will be made by the Indenture Trustee on each Distribution Date to the persons in whose names the Notes are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register or, in the case of any noteholder that holds 100% of a class of Notes or who holds a class of Notes with an aggregate initial Note Principal Balance of $1,000,000 or more and that has so notified the Indenture Trustee in writing in accordance with the Sale and Servicing Agreement, by wire transfer in immediately available funds to the account of the noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Notes will be made only upon presentation and surrender of the Notes at the Corporate Trust Office of the Indenture Trustee. On each Distribution Date, a holder of a Note will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Notes.

      [On each Distribution Date, the Indenture Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group [1], to the Class PF Notes, and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group [2] and Loan Group [3], to the Class PV Notes.]

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing notes is the interest which has accrued on the Note Principal Balance thereof immediately prior to that Distribution Date at the Interest Rate during the applicable Accrual Period, and in the case of the Senior Notes, any Interest Carry Forward Amount. For each class of Subordinate Notes, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the [Adjustable Rate Notes] will be made on the basis of [a 360-day year and the actual number of days elapsed in the applicable Accrual Period]. All calculations of interest on the [Fixed Rate Notes] will be made on the basis of [a 360-day year assumed to consist of twelve 30-day months].

      The Interest Rates for the [Adjustable Rate Notes] are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Interest Rate for each of the [Adjustable Rate Notes] and the [Class AF-5] Notes are subject to increase after the Optional Termination Date. On each Distribution Date, the Interest Rate for each class of interest-bearing Notes will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Interest Rate.

      If on any Distribution Date, the Interest Rate for a class of interest-bearing Notes is based on the applicable Net Rate Cap, each holder of the applicable Notes will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions", and in the case of the [Adjustable Rate Notes], from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract.

      [Distributions of Interest Funds For Loan Group [1]. On each Distribution Date, the Interest Funds for the Distribution Date with respect to Loan Group [1] are required to be distributed in the following order of priority, until the Interest Funds have been fully distributed:

            (1) from the Interest Funds for Loan Group [1], concurrently to the [Class AF-5B] Insurer, [Class AF-5B] Premium for the Distribution Date and to each class of [Class AF] Notes, the Current Interest and Interest Carry Forward Amount for each class of [Class AF] Notes and the Distribution Date, pro rata, based on their respective entitlements,

            (2) from the remaining Interest Funds for Loan Group [1], sequentially:

                  (a) to the [Class AF-5B] Insurer, any [Class AF-5B]
            Reimbursement Amount,

                  (b) sequentially, to the [Class MF-1], [Class MF-2], [Class
            MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes, in that order, the Current Interest for that class, and

                  (c) any remainder as part of the Fixed Rate Loan Group Excess
            Cashflow as described under "-- Overcollateralization Provisions" below.]

      [Distributions of Interest Funds for Loan Group [2] and Loan Group [3]. On each Distribution Date, the Interest Funds for the Distribution Date with respect to Loan Group [2] and Loan Group [3] are required to be distributed in the following order of priority, until the Interest Funds have been fully distributed:

            (1) concurrently:

                  (a) from Interest Funds for Loan Group [2], concurrently to each class of [Class 2-AV] Notes, the Current Interest and Interest Carry Forward Amount for each class of [Class 2-AV] Notes and the Distribution Date, pro rata, based on their respective entitlements,

                  (b) from Interest Funds for Loan Group [3], concurrently to each class of [Class 3-AV] Notes, the Current Interest and Interest Carry Forward Amount for each class of [Class 3-AV] Notes and the Distribution Date, pro rata, based on their respective entitlements,

            (2) from the remaining Interest Funds for Loan Group [2] and Loan Group [3], to each class of [Class AV] Notes, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses
      (1)(a) and (1)(b) above, pro rata, based on the Note Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each class of [Class AV] Notes; provided that Interest Funds remaining after the allocation to pay any Current Interest and Interest Carry Forward Amount based on the Note Principal Balances of the Notes will be distributed to each class of [Class AV] Notes with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Note Principal Balances), pro rata, based on the amount of the remaining unpaid Current Interest and Interest Carry Forward Amount,

            (3) from the remaining Interest Funds for Loan Group [2] and Loan Group [3], sequentially:

                  (a) sequentially, to the [Class MV-1], [Class MV-2], [Class
            MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] and [Class BV] Notes, in that order, the Current Interest for that class, and

                  (b) any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow as described under "--Overcollateralization Provisions" below.]

      [Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the applicable Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for the Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the [Class AF-1A] Notes, [Class 2-AV] Notes, [Class 3-AV] Notes or the [Adjustable Rate Subordinate Notes], as applicable, to pay any unpaid Net Rate Carryover as follows:

            (i) in the case of the amounts allocated to the issuing entity in respect of the [Class AF-1A] Corridor Contract, to the [Class AF-1A] Notes, to the extent needed to pay any Net Rate Carryover,

            (ii) in the case of the amounts allocated to the issuing entity in respect of the [Class 2-AV] Corridor Contract, concurrently to each class of [Class 2-AV] Notes, pro rata, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each class of [Class 2-AV] Notes; and then, any amounts remaining after the allocation to pay Net Rate Carryover based on the Note Principal

      Balances of the [Class 2-AV] Notes will be distributed to each class of [Class 2-AV] Notes to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of the remaining unpaid Net Rate Carryover,

            (iii) in the case of the amounts allocated to the issuing entity in respect of the [Class 3-AV] Corridor Contract, concurrently to each class of [Class 3-AV] Notes, pro rata, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each class of [Class 3-AV] Notes; and then, any amounts remaining after the allocation to pay Net Rate Carryover based on the Note Principal Balances of the [Class 3-AV] Notes will be distributed to each class of [Class 3-AV] Notes to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of the remaining unpaid Net Rate Carryover, and

            (iv) in the case of the amounts allocated to the issuing entity in respect of the Adjustable Rate Subordinate Corridor Contract, concurrently to each class of [Adjustable Rate Subordinate Notes], pro rata, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each class of [Adjustable Rate Subordinate Notes]; and then, any amounts remaining after the allocation to pay Net Rate Carryover based on the Note Principal Balances of the [Adjustable Rate Subordinate Notes] will be distributed to each class of [Adjustable Rate Subordinate Notes] to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of the remaining unpaid Net Rate Carryover.

Any amounts remaining after the application of the amounts as described in each of clauses (i) through (iv) above allocated to the issuing entity in respect of each respective Corridor Contract will be distributed to the holder of the Owner Trust Certificate and will not be available for the payment of any Net Rate Carryover on any class or classes of Notes unless a Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the Indenture Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the class or classes of Notes specifically benefiting from the Corridor Contract until the applicable Corridor Contract Termination Date. See "-- Carryover Reserve Fund" below.]

      [Distributions of Principal. The manner of distributing principal among the classes of Notes will differ depending upon whether a Distribution Date occurs on or after the related Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Generally, prior to the related Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Notes for the Loan Group or Loan Groups, until the related Senior Notes are paid in full, before any distributions of principal are made on the related Subordinate Notes.

      On any Distribution Date on or after the related Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Notes to the related Senior Notes for the Loan Group or Loan Groups until those Senior Notes are paid in full, a portion of those amounts distributable as principal will be allocated to the related Subordinate Notes. The amount allocated to each class of Notes on or after the related Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Notes. After the related Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the payment priority prior to the related Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to Principal Calculations and Distributions", and the order in which these amounts are distributed are described under "-- Distributions of Principal Distribution Amount for Loan Group [1]" and "-- Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]" in this prospectus supplement.]

      [Distributions of Principal Distribution Amount for Loan Group [1]. On each Distribution Date, the Principal Distribution Amount for the Distribution Date for Loan Group [1] is required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1) For each Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal Distribution Amount for Loan Group [1], sequentially:

                  (A) to the [Class AF] Notes and to the [Class AF-5B] Insurer,
            in the order, amounts and priorities set forth in clause (3)(A) below,

                  (B) sequentially, to the [Class MF-1], [Class MF-2], [Class
            MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero, and

                  (C) any remainder as part of the Fixed Rate Loan Group Excess
            Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect, from the Principal Distribution Amount for Loan Group [1], sequentially:

                  (A) in an amount up to the [Class AF] Principal Distribution
            Amount, to the [Class AF] Notes in the order and priorities set forth in clause (3)(B) below, until the Note Principal Balances thereof are reduced to zero,

                  (B) to the [Class AF-5B] Insurer, any remaining [Class AF-5B]
            Premium and any remaining [Class AF-5B] Reimbursement Amount, in each case that has not been paid from Interest Funds for Loan Group [1] for the Distribution Date,

                  (C) sequentially, to the [Class MF-1], [Class MF-2], [Class
            MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes, in that order, the Fixed Rate Subordinate Class Principal Distribution Amount for that class, in each case until the Note Principal Balance thereof is reduced to zero, and

                  (D) any remainder as part of the Fixed Rate Loan Group Excess
            Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (3) On each Distribution Date on which any principal amounts are to be distributed to the [Class AF] Notes and the [Class AF-5B] Insurer pursuant to clause (1)(A) above or to the [Class AF] Notes pursuant to clause (2)(A) above, the amounts will be distributed to the [Class AF] Notes and, if applicable, the [Class AF-5B] Insurer, in the following order of priority:

                  (A) For each Distribution Date prior to the Fixed Rate
            Stepdown Date or on which a Fixed Rate Trigger Event is in effect,

                        (i) the NAS Principal Distribution Amount to the [Class
            AF-6] Notes, until the Note Principal Balance thereof is reduced to zero,

                        (ii) concurrently, to the [Class AF-1A] and [Class
            AF-1B] Notes, pro rata based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero,

                        (iii) sequentially, to the [Class AF-2], [Class AF-3]
            and [Class AF-4] Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero,

                        (iv) concurrently, to (x) the [Class AF-5A] Notes and
            (y) the [Class AF-5B] Notes and the [Class AF-5B] Insurer, pro rata (based on, with respect to clause (x), the Note Principal Balance of the [Class AF-5A] Notes, and with respect to clause (y), the Note Principal Balance of the [Class AF-5B] Notes):

                              (a) to the [Class AF-5A] Notes, until the Note
                        Principal Balance thereof is reduced to zero, and

                              (b) sequentially:

                                    (I) to the [Class AF-5B] Insurer, any
                              remaining [Class AF-5B] Premium that has not been paid from Interest Funds for Loan Group [1] for the Distribution Date, and

                                    (II) to the [Class AF-5B] Notes, until the
                              Note Principal Balance thereof is reduced to zero,

                        (v) to the [Class AF-6] Notes without regard to the NAS
            Principal Distribution Amount, until the Note Principal Balance thereof is reduced to zero, and

                        (vi) to the [Class AF-5B] Insurer, any remaining [Class
            AF-5B] Reimbursement Amount that has not been paid from Interest Funds for Loan Group [1] for the Distribution Date.

                  (B) For each Distribution Date on or after the Fixed Rate
            Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect,

                        (i) the NAS Principal Distribution Amount to the [Class
            AF-6] Notes, until the Note Principal Balance thereof is reduced to zero,

                        (ii) concurrently, to the [Class AF-1A] and [Class
            AF-1B] Notes, pro rata based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero,

                        (iii) sequentially, to the [Class AF-2], [Class AF-3]
            and [Class AF-4] Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero,

                        (iv) concurrently, to the [Class AF-5A] Notes and the
            [Class AF-5B] Notes, pro rata, based on the Note Principal Balances thereof, until the Note Principal Balances thereof are reduced to zero, and

                        (v) to the [Class AF-6] Notes without regard to the NAS
            Principal Distribution Amount, until the Note Principal Balance thereof is reduced to zero.

      Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Note Principal Balance of the [Class AF] Notes is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] and any amount on deposit in the Pre-Funding Account in respect of Loan Group [1], any principal amounts to be distributed to the [Class AF] Notes and the [Class AF-5B] Insurer will be distributed first, concurrently to the [Class AF] Notes, pro rata, based on the Note Principal Balances thereof, until the Note Principal Balances thereof are reduced to zero, and second, to the [Class AF-5B] Insurer, any remaining [Class AF-5B] Premium and any remaining [Class AF-5B] Reimbursement Amount.]

      [Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]. On each Distribution Date, the Principal Distribution Amount for the Distribution Date for Loan Group [2] and Loan Group [3] is required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

            (1) For each Distribution Date prior to the Adjustable Rate Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

                  (A) concurrently:

                        (i) from the Principal Distribution Amount for Loan
            Group [2], sequentially:

                              (a) to each class of [Class 2-AV] Notes, in the
                  order and priorities set forth in clause (3) below, until the Note Principal Balances thereof are reduced to zero, and

                              (b) to each class of [Class 3-AV] Notes (after the
                  distribution of the Principal Distribution Amount from Loan Group [3] as provided in clause (1)(A)(ii)(a) below), in the order and priorities set forth in clause (4) below, until the Note Principal Balances thereof are reduced to zero,

                        (ii) from the Principal Distribution Amount for Loan
            Group [3], sequentially:

                              (a) to each class of [Class 3-AV] Notes, in the
                  order and priorities set forth in clause (4) below, until the Note Principal Balances thereof are reduced to zero, and

                              (b) to each class of [Class 2-AV] Notes (after the
                  distribution of the Principal Distribution Amount from Loan Group [2] as provided in clause (1)(A)(i)(a) above), in the order and priorities set forth in clause (3) below, until the Note Principal Balances thereof are reduced to zero,

                  (B) from the remaining Principal Distribution Amounts for Loan
            Group [2] and Loan Group [3], sequentially:

                        (i) sequentially, to the [Class MV-1], [Class MV-2],
            [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] and [Class BV] Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero, and

                        (ii) any remainder as part of the Adjustable Rate Loan
            Group Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (2) For each Distribution Date on or after the Adjustable Rate Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group [2] and Loan Group [3], sequentially:

                  (A) in an amount up to the [Class AV] Principal Distribution
            Target Amount, pro rata based on the related [Class AV] Principal Distribution Allocation Amount for the [Class 2-AV] Notes and the [Class 3-AV] Notes, respectively, concurrently, to (I) each class of [Class 2-AV] Notes, in an amount up to the [Class 2-AV] Principal Distribution Amount in the order and priorities set forth in clause
            (3) below, until the Note Principal Balances thereof are reduced to zero, and (II) each class of [Class 3-AV] Notes, in an amount up to the [Class 3-AV] Principal Distribution Amount in the order and priorities set forth in clause (4) below, until the Note Principal Balances thereof are reduced to zero; provided, however, that if the aggregate Note Principal Balance of the [Class 2-AV] Notes or [Class 3-AV] Notes is reduced to zero then any remaining unpaid [Class AV] Principal Distribution Target Amount will be distributed to the remaining [Class AV] Notes in the order and priorities set forth in clause (3) or clause (4) below, as the case may be, until the Note Principal Balances thereof are reduced to zero,

                  (B) sequentially, to the [Class MV-1], [Class MV-2], [Class
            MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] and [Class BV] Notes, in that order, the Adjustable Rate Subordinate Class Principal Distribution Amount for that class, in each case until the Note Principal Balance thereof is reduced to zero, and

                  (C) any remainder as part of the Adjustable Rate Loan Group
            Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

            (3) On each Distribution Date on which any principal amounts are to be distributed to the [Class 2-AV] Notes, the amounts will be distributed concurrently, to the [Class 2-AV-1] and [Class 2-AV-2] Notes, pro rata, based on the Note Principal Balances thereof, in each case until the Note Principal Balance thereof is reduced to zero; provided, however, if a Group [2] Sequential Trigger Event is in effect, then principal will be distributed to the [Class 2-AV-1] and [Class 2-AV-2] Notes, sequentially, in that order, in each case until the Note Principal Balance thereof is reduced to zero.

            (4) On each Distribution Date on which any principal amounts are to be distributed to the [Class 3-AV] Notes, the amounts will be distributed sequentially, to the [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero; provided, however, that on any Distribution Date on which (x) the aggregate Note Principal Balance of the [Class AV] Notes is greater than the sum of the aggregate Stated Principal Balance of the Adjustable Rate Mortgage Loans and any amount on deposit in the Pre-Funding Account in respect of Loan Group [2] and Loan Group [3] and (y) the aggregate Note Principal Balance of the [Class 3-AV] Notes is greater than the sum of the aggregate Stated Principal Balance of the Group [3] Mortgage Loans and any amount on deposit in the Pre-Funding Account in respect of Loan Group [3], any principal amounts to be distributed to the [Class 3-AV] Notes will be distributed pro rata, based on the Note Principal Balances thereof, in each case until the Note Principal Balance thereof is reduced to zero.

            Notwithstanding the foregoing priority of distributions, distributions made to the [Class 2-AV] and [Class 3-AV] Notes pursuant to clauses (1)(A)(i), (1)(A)(ii) and (2)(A) under "--Distributions--Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]" above, shall be deemed to have been made from collections in respect of Loan Group [2] and Loan Group [3], respectively.]

      [Class AF-5B Policy. On any Distribution Date, the Indenture Trustee will distribute to the holders of the [Class AF-5B] Notes, any Insured Payments received from the [Class AF-5B] Insurer with respect to the Distribution Date.]

      Owner Trust Certificate. The Owner Trust Certificate will remain outstanding for so long as the issuing entity will exist and represents all of the equity interests of the issuing entity. The holder of the Owner Trust Certificate, as provided in the Sale and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Notes and on the Subordinate Notes and payments to the [Class AF-5B] Insurer (each as described above). It is not anticipated that there will be any significant amounts remaining for distribution to the holder of the Owner Trust Certificate.

[Overcollateralization Provisions]

      [On the Closing Date, it is expected that:

            o the sum of the aggregate Stated Principal Balance of the Group [1] Mortgage Loans and the original Pre-Funded Amount in respect of Loan Group [1] will exceed the initial aggregate Note Principal Balance of the [Class AF] Notes and the [Fixed Rate Subordinate Notes] by approximately [ ]%; and

            o the sum of the aggregate Stated Principal Balance of the Group [2] and Group [3] Mortgage Loans and the original Pre-Funded Amount in respect of Loan Group [2] and Loan Group [3] will exceed the initial aggregate Note Principal Balance of the [Class AV] Notes and the [Adjustable Rate Subordinate Notes] by approximately [ ]%.

      However, these amounts are less than the required initial levels of overcollateralization required by the Sale and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for each group or groups of

Mortgage Loans is generally expected to be higher than the weighted average of the Interest Rates on the related classes of Notes. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Notes and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Notes and the issuing entity's expenses related to that Loan Group (including in the case of Loan Group [1] and the [Class AF-5B] Notes, the [Class AF-5B] Premium due to the [Class AF-5B] Insurer) will be used to reduce the total Note Principal Balance of the related Notes, until the required level of overcollateralization has been achieved. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Offered Notes then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      [Fixed Rate Loan Group Excess Cashflow.

      The "Fixed Rate Loan Group Excess Cashflow" with respect to any Distribution Date is the sum of the amounts remaining as set forth in (i) clause
(2)(c) in "Distributions -- Distributions of Interest -- Distributions of Interest Funds for Loan Group [1]" for the Distribution Date and (ii) clause
(1)(C) or (2)(D), as applicable, in "-- Distributions -- Distributions of Principal Distribution Amount for Loan Group [1]" for the Distribution Date.

      With respect to any Distribution Date, any Fixed Rate Loan Group Excess Cashflow will be paid to the classes of Notes in the following order of priority:

      1. to the holders of the class or classes of [Class AF] Notes and [Fixed Rate Subordinate Notes] then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for Loan Group [1], payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Group [1]" above;

      2. sequentially, to the holders of the [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second, in an amount equal to the Unpaid Realized Loss Amount for that class;

      3. to each class of [Class AF] Notes and [Fixed Rate Subordinate Notes] (in the case of the [Class AF]-1A Notes after application of amounts allocated to the issuing entity in respect of the [Class AF]-1A Corridor Contract to cover Net Rate Carryover), pro rata based on the Note Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each class of [Class AF] Notes and [Fixed Rate Subordinate Notes]; and then any Fixed Rate Loan Group Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Note Principal Balances of those Notes will be distributed to each class of [Class AF] Notes and [Fixed Rate Subordinate Notes] with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of the unpaid Net Rate Carryover;

      4. if the Adjustable Rate Overcollateralization Target Amount has at any previous time been met, to the holders of the class or classes of [Class AV] Notes and [Adjustable Rate Subordinate Notes] then entitled to receive distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]" above, in an amount equal to the Extra Principal Distribution Amount for Loan Group [2] and Loan Group [3] not covered by the Adjustable Rate Loan Group Excess Cashflow;

      5. sequentially, to the holders of the [Class 2-AV-2], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] and [Class BV] Notes, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for that class remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

      6. to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date without regard to any amounts allocated to the issuing entity in respect of any Corridor Contract not required to cover Net Rate Carryover on the related class(es) of Notes on the Distribution Date); and

      7.    to fund distributions to the holder of the Owner Trust Certificate.

      [Adjustable Rate Loan Group Excess Cashflow.

      The "Adjustable Rate Loan Group Excess Cashflow" with respect to any Distribution Date is the sum of the amounts remaining as set forth in (i) clause
(3)(b) in "--Distributions -- Distributions of Interest -- Distributions of Interest Funds for Loan Group [2] and Loan Group [3]" and (ii) clause (1)(B)(ii) or (2)(C), as applicable, in "-- Distributions -- Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]."

      With respect to any Distribution Date, any Adjustable Rate Loan Group Excess Cashflow will be paid to the classes of Notes in the following order of priority, in each case to the extent of the remaining Adjustable Rate Loan Group Excess Cashflow:

      1. to the holders of the class or classes of [Class AV] Notes and [Adjustable Rate Subordinate Notes] then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group [2] and Loan Group [3], payable to those holders as part of the related Principal Distribution Amounts as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Group [2] and Loan Group [3]" above;

      2. sequentially, to the holders of the [Class 2-AV-2], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] and [Class BV] Notes, in that order, in each case, first in an amount equal to any Unpaid Realized Loss Amount for that class, and second, in an amount equal to the Interest Carry Forward Amount for that class;

      3. to each class of [Class AV] Notes and [Adjustable Rate Subordinate Notes] (in each case after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each class of [Class AV] Notes and [Adjustable Rate Subordinate Notes] remaining after application of amounts under the applicable Corridor Contract; provided that any Adjustable Rate Loan Group Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Note Principal Balances of those Notes will be distributed to each class of [Class AV] Notes and [Adjustable Rate Subordinate Notes] with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Note Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      4. if the Fixed Rate Overcollateralization Target Amount has at any previous time been met, to the holders of the class or classes of [Class AF] Notes and [Fixed Rate Subordinate Notes] then entitled to receive distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount for Loan Group [1]" above, in an amount equal to the Extra Principal Distribution Amount for Loan Group [1] not covered by the Fixed Rate Loan Group Excess Cashflow;

      5. sequentially, to the holders of the [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for that class remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow;

      6. to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date without regard to any amounts allocated to the issuing entity in respect of any Corridor Contract not required to cover Net Rate Carryover on the related class(es) of Notes on the Distribution Date);

      7. in the event that a [Class 3-AV-1] Acceleration Event is in effect, to the holders of the [Class 3-AV-1] Notes, in an amount equal to the [Class 3-AV-1] Acceleration Amount; and

      8. to fund distributions to the holder of the Owner Trust Certificate, in the amounts specified in the Sale and Servicing Agreement.]

[The Corridor Contracts]

      [IndyMac Bank] has entered into the following four interest rate corridor transactions with [ ] (the "Corridor Contract Counterparty"), each as evidenced by a confirmation between [IndyMac Bank] and the Corridor Contract Counterparty (together the "Corridor Contracts" and each, a "Corridor Contract"):

      o     the "[Class AF-1A] Corridor Contract,"

      o     the "[Class 2-AV] Corridor Contract,"

      o     the "[Class 3-AV] Corridor Contract," and

      o     the "[Adjustable Rate Subordinate] Corridor Contract,"

      [On or prior to the applicable Corridor Contract Termination Date, amounts (if any) received under each Corridor Contract by the Corridor Contract Administrator and allocated to the Indenture Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Notes as described above under "--Distributions--Distributions of Funds from the Corridor Contracts." Amounts allocated to the Indenture Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of Notes other than the related class or classes of Notes. On any Distribution Date, after application of any amounts allocated to the Indenture Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contracts" and will not thereafter be available for payments of Net Rate Carryover for any class of Notes, unless the remaining amounts are allocated to the Indenture Trustee in connection with an early termination of the related Corridor Contract in which case the amounts will be held by the Indenture Trustee until the applicable Corridor Contract Termination Date for distribution as described above under "-- Distributions --Distributions of Funds from the Corridor Contracts."]

      [With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) [One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the applicable Corridor Contract Ceiling Rate (if any) for the Distribution Date over (y) the applicable Corridor Contract Strike Rate for the Distribution Date,

      (ii) the applicable Corridor Contract Notional Balance for the Distribution Date, and

      (iii) the [actual number of days in the related Accrual Period], divided by 360.]

      The "Notional Balance," the "Strike Rate" and the "Ceiling Rate" for the [Class AF-1A] Corridor Contract for each Distribution Date are as described in the following table:


  Month of                                                Month of
Distribution     Notional                               Distribution   Notional
    Date       Balance ($)  Strike Rate   Ceiling Rate      Date      Balance ($)  Strike Rate   Ceiling Rate
------------   -----------  -----------   ------------  ------------  -----------  -----------   ------------








         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      The "Notional Balance," "Strike Rate" and "Ceiling Rate" for the [Class 2-AV] Corridor Contract for each Distribution Date are as described in the following table:


  Month of                                                Month of
Distribution     Notional                               Distribution
    Date       Balance ($)  Strike Rate   Ceiling Rate      Date      Balance ($)  Strike Rate   Ceiling Rate
------------   -----------  -----------   ------------  ------------  -----------  -----------   ------------









         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      The "Notional Balance," "Strike Rate" and "Ceiling Rate" for the [Class 3-AV] Corridor Contract for each Distribution Date are as described in the following table:


  Month of                                                Month of
Distribution                                            Distribution
    Date       Balance ($)  Strike Rate   Ceiling Rate      Date      Balance ($)  Strike Rate   Ceiling Rate
------------   -----------  -----------   ------------  ------------  -----------  -----------   ------------
















         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      The "Notional Balance," "Strike Rate" and "Ceiling Rate" for the [Adjustable Rate Subordinate] Corridor Contract for each Distribution Date are as described in the following table:


  Month of                                                Month of
Distribution     Notional                               Distribution
    Date       Balance ($)  Strike Rate   Ceiling Rate      Date      Balance ($)  Strike Rate   Ceiling Rate
------------   -----------  -----------   ------------  ------------  -----------  -----------   ------------












         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      Each Corridor Contract is scheduled to remain in effect until the Distribution Date set forth below:

             Corridor Contract          Corridor Contract Termination Date
             -----------------          ----------------------------------
      [Class AF-1A] Corridor Contract        [        ] 20[     ]
       [Class 2-AV] Corridor Contract        [        ] 20[     ]
       [Class 3-AV] Corridor Contract        [        ] 20[     ]
       [Adjustable Rate Subordinate]         [        ] 20[     ]
             Corridor Contract

      [Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.]

      [If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Indenture Trustee and [IndyMac Bank], based on, with respect to the Indenture Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Note Principal Balance of the related class or classes of Notes at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to IndyMac Bank, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over
(y) the aggregate Note Principal Balance of the related class or classes of Notes at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Indenture Trustee until the applicable Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Notes. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Indenture Trustee. The Sale and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.]

      The significance percentage for each Corridor Contract is [less than 10% and in the aggregate, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%]. The "significance percentage" for each Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the aggregate Class Principal Balances of the Notes related to the Corridor Contract. The "significance estimate" of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in IndyMac Bank' internal risk management process in respect of similar instruments.

      [Insert Description of the Corridor Contract Counterparty - Detail to be based on Significance Percentage determination above]

      The Notes do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Notes are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

      Each Corridor Contract will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the Closing Date.

[Calculation of One-Month LIBOR

      On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for [one-month] United States dollar deposits ("One-Month LIBOR") for the Accrual Period on the basis of the rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m., London time, on the Interest Determination Date. If the rate does not appear on Telerate Screen Page 3750 (or any replacement page as may replace that page on that service, or if the service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this prospectus supplement. If these quotations cannot be obtained and the Reference Bank Rate is not available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the [Adjustable Rate Notes] for the related Accrual Period will (in the absence of manifest error) be final and binding.]

[Carryover Reserve Fund

      The Sale and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Indenture Trustee on behalf of the holders of the interest-bearing notes. On the Closing Date, [IndyMac Bank] will deposit $[ ] in the Carryover Reserve Fund.

      On each Distribution Date, the Indenture Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of the Corridor Contracts. On each Distribution Date, the amounts allocated to the issuing entity in respect of each applicable Corridor Contract will be distributed to the related [Adjustable Rate Notes] to pay any Net Rate Carryover on the related [Adjustable Rate Notes] as described under "-- Distributions -- Distributions of Funds from the Corridor Contracts" above.

      On each Distribution Date, to the extent that Fixed Rate Loan Group Excess Cashflow is available as described under "-- Overcollateralization Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group Excess Cashflow is available as described under "-- Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Indenture Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Fixed Rate Loan Group Excess Cashflow is available as described under "-- Overcollateralization Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group Excess Cashflow is available as described under "-- Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Indenture Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $[ ] over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "Required Carryover Reserve Fund Deposit").]

[Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Note Principal Balance of the [Class AF] and [Fixed Rate Subordinate Notes] exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [1], the amount of the excess will be applied to reduce the Note Principal Balances of the [Class BF], [Class MF-8], [Class MF-7], [Class MF-6], [Class MF-5], [Class MF-4], [Class MF-3], [Class MF-2] and [Class MF-1] Notes, in that order, in each case until the Note Principal Balance of the class has been reduced to zero.

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Note Principal Balance of the [Class AV] Notes and [Adjustable Rate Subordinate Notes] exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [2] and Loan Group [3] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [2] and Loan Group [3], the amount of the excess will be applied to reduce the Note Principal Balances of the [Class BV], [Class MV-8], [Class MV-7], [Class MV-6], [Class MV-5], [Class MV-4], [Class MV-3], [Class MV-2] and [Class MV-1] Notes, in that order, in each case until the Note Principal Balance of the class has been reduced to zero, after which, the Note Principal Balance of the [Class 2-AV-2] Notes will be reduced by the amount by which the aggregate Note Principal Balance of the [Class 2-

AV] Notes exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Group [2] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [2], until the Note Principal Balance of the [Class 2-AV-2] Notes has been reduced to zero. A reduction described in this paragraph or the immediately preceding paragraph is referred to as an "Applied Realized Loss Amount." Applied Realized Loss Amounts will not be allocated to the Senior Notes (other than the [Class 2-AV-2] Notes).

      Interest on any class of Notes, the Note Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of Notes on the Note Principal Balance as so reduced unless the Note Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Note Principal Balance of the class as described in the definition of "Note Principal Balance" described in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Payment Dates and Collections."]

[[Class AF-5B] Note Guaranty Insurance Policy

      On the Closing Date, [ ] (the "[Class AF-5B] Insurer") will issue the [Class AF-5B] Policy in favor of the Indenture Trustee on behalf of the [Class AF-5B] noteholders. The following summary of the provisions of the [Class AF-5B] Policy does not purport to be complete and is qualified in its entirety by reference to the [Class AF-5B] Policy. The [Class AF-5B] Policy will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the Closing Date.

      The [Class AF-5B] Insurer, will issue a note guaranty insurance policy (the "Class AF-5B Policy") for the benefit of the holders of the [Class AF-5B] Notes. The [Class AF-5B] Insurer, in consideration of the payment of a premium and subject to the terms of the [Class AF-5B] Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the holders of the [Class AF-5B] Notes and payments of Preference Amounts as described below. The [Class AF-5B] Insurer will pay Insured Amounts which are Due for Payment to the Indenture Trustee on the later of:

      o [the Distribution Date the Insured Amount is distributable to the holders of the [Class AF-5B] Notes under the Sale and Servicing Agreement, and]

      o [the second Business Day following the Business Day the [Class AF-5B] Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, the original of which is sent by registered or certified mail, from the Indenture Trustee, specifying that an Insured Amount is due in accordance with the terms of the [Class AF-5B] Policy; provided that, if the notice is received after 12:00 noon, New York City time, on any Business Day, it shall be deemed to be received on the following Business Day. ]

      If any notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the [Class AF-5B] Policy, it shall be deemed not to have been received for purposes of this paragraph, and the [Class AF-5B] Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected notice.

      The [Class AF-5B] Insurer's obligation under the [Class AF-5B] Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the [Class AF-5B] Notes whether or not those funds are properly paid by the Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the [Class AF-5B] Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the [Class AF-5B] Notes, unless the acceleration is at the sole option of the [Class AF-5B] Insurer.

      For purposes of the [Class AF-5B] Policy, a holder does not and may not include any of the Indenture Trustee, the Sellers, the Depositor or the Servicer.

      The [Class AF-5B] Policy will not cover:

      o     shortfalls, if any, attributable, to Prepayment Interest Shortfalls;

      o any interest shortfalls resulting from the application of the Relief Act or similar state or local laws, or any Net Rate Carryover; or

      o any shortfalls, if any, attributable to the liability of the issuing entity, the Indenture Trustee or any holder of a [Class AF-5B] Note for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).]

            [In addition, the [Class AF-5B] Policy:

      o does not cover any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Sale and Servicing Agreement to the holders of the [Class AF-5B] Notes;

      o does not guarantee to the holders of the [Class AF-5B] Notes any particular rate of --- principal payment; and

      o does not provide credit enhancement for any class of Notes other than the [Class --- AF-5B] Notes.

      No person other than the Indenture Trustee shall be entitled to present the notice under the [Class AF-5B] Policy.

      In the absence of payments under the [Class AF-5B] Policy, holders of the [Class AF-5B] Notes will directly bear the credit risks associated with their Notes.

      The [Class AF-5B] Insurer will be subrogated to the rights of each holder of the [Class AF-5B] Notes to the extent of any payment by the [Class AF-5B] Insurer under the [Class AF-5B] Policy.

      The [Class AF-5B] Insurer agrees that if it shall be subrogated to the rights of the holders of the [Class AF-5B] Notes, no recovery of the payment will occur unless the full amount of the holders' allocable distributions for the Distribution Date can be made. In so doing, the [Class AF-5B] Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Sale and Servicing Agreement.

      The [Class AF-5B] Policy and the obligations of the [Class AF-5B] Insurer thereunder will terminate without any action on the part of the [Class AF-5B] Insurer or any other person on the date following the later to occur of (i) the date that is one year and one day following the date on which all amounts required to be paid on the [Class AF-5B] Notes have been paid in full and (ii) if any proceeding referenced in the immediately following paragraph has been commenced on or prior to the date specified in clause (i) of this paragraph, the 30th day after the entry of a final, nonappealable order in resolution or settlement of the proceeding. Upon termination of the [Class AF-5B] Policy, the Indenture Trustee will forthwith deliver the original of the [Class AF-5B] Policy to the [Class AF-5B] Insurer.

      Pursuant to the [Class AF-5B] Policy, the [Class AF-5B] Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the [Class AF-5B] Insurer of:

            (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in the insolvency proceeding to the effect that the Indenture Trustee, or holder of a [Class AF-5B] Note, as applicable, is required to return the Preference Amount paid during the term of the [Class AF-5B] Policy because the payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or holder of a [Class AF-5B] Note (the "Order"),

            (ii) a notice by or on behalf of the Indenture Trustee or holder of a [Class AF-5B] Note that the Order has been entered and is not subject to any stay,

            (iii) an assignment, in form and substance satisfactory to the [Class AF-5B] Insurer, duly executed and delivered by the Indenture Trustee or holder of a [Class AF-5B] Note, irrevocably assigning to the [Class AF-5B] Insurer all rights and claims of the Indenture Trustee or the holder relating to or arising under the Sale and Servicing Agreement against the estate of the issuing entity or otherwise with respect to the Preference Amount and

            (iv) a notice (in the form provided in the [Class AF-5B] Policy) appropriately completed and executed by the Indenture Trustee; provided, that if the documents are received after 12:00 noon, New York City time on any Business Day, they will be deemed to be received the following Business Day; provided further, that the [Class AF-5B] Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the [Class AF-5B] Notes prior to the time the [Class AF-5B] Insurer would have been required to make a payment in respect of the principal pursuant to the [Class AF-5B] Policy.

      The payment shall be disbursed to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order, and not to the Indenture Trustee or to the holders of the [Class AF-5B] Notes directly, unless a holder of a [Class AF-5B] Note has made a payment of the Preference Amount to the court or the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order, in which case the [Class AF-5B] Insurer will pay to the Indenture Trustee on behalf of the holder, subject to the delivery of (a) the items referred to in clauses
(i), (ii), (iii) and (iv) above to the [Class AF-5B] Insurer and (b) evidence satisfactory to the [Class AF-5B] Insurer that payment has been made to the court or receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order.

      As used in the [Class AF-5B] Policy, the following terms shall have the following meanings:

      "Deficiency Amount" with respect to:

      (A) each Distribution Date prior to the Maturity Date for the [Class AF-5B] Notes, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on the [Class AF-5B] Notes net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the [Class AF-5B] Available Funds for that Distribution Date, and (ii) for any Distribution Date after the Note Principal Balance of the [Fixed Rate Subordinate Notes] has been reduced to zero, the excess, if any of
(a) the Note Principal Balance of the [Class AF-5B] Notes over (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group [1] and the amount on deposit in the Pre-Funding Account in respect of Loan Group [1], in each case taking into account all distributions to be made on the Distribution Date;

      (B) the Maturity Date for the [Class AF-5B] Notes, means an amount equal to the sum of (i) the excess, if any, of (a) the amount of Current Interest on the [Class AF-5B] Notes net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over (b) the [Class AF-5B] Available Funds for that Distribution Date and (ii) the Note Principal Balance of the [Class AF-5B] Notes on the Maturity Date for the [Class AF-5B] Notes (after taking into account all distributions of [Class AF-5B] Available Funds to be made to the [Class AF-5B] Notes on the Distribution Date); and

      (C) for the [Class AF-5B] Notes and any date on which the acceleration of the Notes has been directed or consented to by the [Class AF-5B] Insurer, means the excess of (i) the amount required to pay the Note Principal Balance of the [Class AF-5B] Notes in full, together with accrued and unpaid interest thereon through the date of payment of the [Class AF-5B] Notes and (ii) the [Class AF-5B] Available Funds for that Distribution Date.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or the cities in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

      "[Class AF-5B] Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Sale and Servicing Agreement to make distributions on the [Class AF-5B] Notes on the Distribution Date, other than any Insured Amounts.

      "Distribution Date" means the [ ]th day of any month, or if the [ ]th day is not a Business Day, the Business Day immediately following the [ ]th day, commencing in [ ] 200[ ].

      "Due for Payment" means with respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of the Sale and Servicing Agreement.

      "Insured Amounts" means, with respect to any Distribution Date, the Deficiency Amount for the Distribution Date.

      "Insured Payments" means, with respect to any Distribution Date, the aggregate amount actually paid by the [Class AF-5B] Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

      "Late Payment Rate" means, with respect to any Distribution Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by [ ] at its principal office in New York, New York as its prime rate (any change in the prime rate of interest to be effective on the date the change is announced by Citibank, N.A.) plus [ ]% and (b) the then applicable highest rate of interest on the [Class AF-5B] Notes and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Nonpayment" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Sale and Servicing Agreement.

      "Preference Amount" means any amount payable on the [Class AF-5B] Notes, which has become Due for Payment and which was made to a holder of a [Class AF-5B] Note by or on behalf of the issuing entity, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

      "Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the [Class AF-5B] Insurer, but for which the [Class AF-5B] Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate, from the date the Insured Payments were made.

      Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Sale and Servicing Agreement, without regard to any amendment or modification thereof, unless the amendment or modification has been approved in writing by the [Class AF-5B] Insurer.

      The [Class AF-5B] Policy is not cancelable. The premium on the [Class AF-5B] Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the [Class AF-5B] Notes. [The Sale and Servicing Agreement does not provide for any substitution of the [Class AF-5B] Policy.

      The [Class AF-5B] Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE [CLASS AF-5B] POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

[The [Class AF-5B] Insurer

      The following information has been supplied by [ ], the [Class AF-5B] Insurer, for inclusion in this prospectus supplement. No representation is made by the Sellers, the Servicer, the Indenture Trustee, the Underwriters or any of their affiliates as to the accuracy or completeness of the information.]

[Item 1114 Disclosure to be provided by Insurer]

Reports to Noteholders

      The monthly statement is prepared by the trustee based on information provided by the Servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer and will be permitted to conclusively rely on any information provided to it by the Servicer. The report to noteholders may include additional or other information of a similar nature to that specified above.

[Voting Rights

      As of any date of determination:

      o holders of the Class [ ], Class [ ] and Class [ ] Notes will each be allocated [ ]% of all voting rights in respect of the notes (collectively, the "Voting Rights") (for a total of [ ]% of the Voting Rights), and

      o holders of the other classes of Notes will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Note Balance.

      Voting Rights will be allocated among the notes of each class in accordance with their respective Percentage Interests. However, on any date on which any Class [ ] Notes are outstanding or any amounts are owed the Class [ ] Insurer under the indenture, the Class [ ] Insurer will have all of the Voting Rights of the Class [ ] Notes unless the Class [ ] Insurer fails to make a required payment under the Class [ ] Policy, a proceeding in bankruptcy shall have been instituted by the Class [ ] Insurer, or a decree or order for relief shall have been issued in respect of a proceeding in bankruptcy against the Class [ ] Insurer and shall remain unstayed for a period of [ ] consecutive days.]

Optional Termination

      The [Servicer] will have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity and thereby effect early retirement of all the Notes, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to [ ]% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the "Optional Termination Date"). [The Servicer is an affiliate of the Sellers and the Depositor.]

      [In the event the option is exercised by [the Servicer], the purchase will be made at a price equal to the sum of:

            (1) 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

            (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity;

provided, however, that unless the [Class AF-5B] Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the [Class AF-5B] Notes and the [Class AF-5B] Insurer, respectively, that is sufficient (x) to pay the [Class AF-5B] Notes in full and
(y) to pay any amounts due and payable to the [Class AF-5B] Insurer pursuant to the Sale and Servicing Agreement.]

      Notice of any termination, specifying the Distribution Date on which related noteholders may surrender their Notes for payment of the final distribution and cancellation, will be given promptly by the Indenture Trustee by letter to related noteholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related Notes will be made upon presentation and surrender of the Notes at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Notes at the office therein specified.

      In the event a notice of termination is given, the Servicer will cause all funds in the Collection Account to be remitted to the Indenture Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Notes. At or prior to the time of making the final payment on the Notes, the Servicer as agent of the Indenture Trustee will sell all of the assets of the issuing entity to the Servicer for cash. Proceeds from a purchase will be distributed to the noteholders and the [Class AF-5B] Insurer in the priority described above under "-- Distributions" and "-- Overcollateralization Provisions" and will reflect the current Note Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Notes, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under "-- Overcollateralization Provisions."

      The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Notes is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in a redemption of the Notes. At the time of the making of the final payment on the Notes, the Indenture Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Owner Trust Certificate all cash on hand related to the Owner Trust Certificate, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, noteholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters related to the Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Servicer and the Depositor" in the prospectus. The Sale and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller.

Ownership of the Owner Trust Certificate

      On the Closing Date, the Owner Trust Certificate will be acquired by
[      ]. [       ] may retain the Owner Trust Certificate or transfer it in other transactions.

Restrictions on Investment, Suitability Requirements

      An investment in the notes may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the notes.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and the yield to maturity on, each class of Offered Notes generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group or Loan Groups. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "The Mortgage Pool -- Assignment of the Mortgage Loans" with respect to up to 50% of the Initial Mortgage Loans in each loan group and 90% of the Subsequent Mortgage Loans in each loan group (the "Delay Delivery Mortgage Loans"), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Mortgage Loans sold by it, or, at the Depositor's direction, to the Indenture Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Mortgage Loans" [IndyMac Bank] will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, no less than approximately
[    ]%, [    ]% and [    ]% of the Mortgage Loans in the Statistical
Calculation Pool in respect of Loan Group [1], Loan Group [2] and Loan Group [3], respectively, in each case by principal balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group, require the payment of a prepayment charge in connection with certain prepayments, generally [no later than the first five years in the case of the Mortgage Loans in Loan Group [1] or two or three years in the case of the Mortgage Loans in Loan Group [2] and Loan Group [3]], in each case following origination of the related Mortgage Loan. [These charges, if enforced by the Servicer, may affect the rate of prepayments on the Mortgage Loans.]

      [In addition, no less than approximately [     ]%, [     ]% and [     ]%
of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group [1], Loan Group [2] and Loan Group [3], respectively, in each case by principal balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group provide for only payments of interest and do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these Mortgage Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only mortgage loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.]

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

      [The [Class AF-6] Notes will not be entitled to distributions of principal
until the Distribution Date in [     ] 200[ ] (except as otherwise described in
this prospectus supplement). Thereafter, the relative entitlement of the [Class AF-6] Notes to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Notes -- Distributions" in this prospectus supplement.]

Prepayments and Yields for the Offered Notes

      The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. In particular, in the case of an Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the applicable Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

      [In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, these mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans. In the event that Mortgage Loans in Loan Group [1] with higher Mortgage Rates prepay at rates higher than other Mortgage Loans in Loan Group [1], the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Offered Notes on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Mortgage Loans in Loan Group [1] will experience.]

      [As is the case with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Hybrid Mortgage Loans may differ as they approach their respective initial Adjustment Dates and prepayments on Mortgage Loans with interest-only terms may differ as they approach the ends of their interest-only periods. We can give no assurance as to the level of prepayment that the Adjustable Rate Mortgage Loans will experience.]

      [Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates adjust less frequently than the Interest Rates on the [Class AV] Notes and the [Adjustable Rate Subordinate Notes] and adjust by reference to the Mortgage Index. Changes in [One-Month LIBOR] may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of [One-Month LIBOR] could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related Notes. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date [45 days prior to the Adjustment Date]. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the applicable Net Rate Cap. In addition, it is expected that a substantial portion of the Adjustable Rate Mortgage Loans will have Mortgage Rates which will not adjust for a substantial period of time after origination. See "The Mortgage Pool" in this prospectus supplement.]

      [The portion of any proceeds of the Corridor Contracts payable to the issuing entity are intended to provide the [Class AF-1A], [Class 2-AV], [Class 3-AV] and the [Adjustable Rate Subordinate Notes] some protection against any Net Rate Carryover. However, payments that will be allocated to the issuing entity in respect of each Corridor Contract will be allocated based on the lesser of their respective Corridor Contract Notional Balances and the aggregate Note Principal Balance of the related class(es) of Notes, and not on the actual Stated Principal Balances of the Mortgage Loans. Therefore, the Corridor Contracts may not provide sufficient funds to cover any Net Rate Carryover. In addition, payments under the Corridor Contracts are limited to a corridor of specified rates, which is substantially higher than the rate of [One-Month LIBOR] as of the date of this prospectus supplement and are only available to the Notes to the extent described under "Description of the Notes -- The Corridor Contracts" above.]

      [Although amounts allocated to the issuing entity in respect of the Corridor Contracts will be available to pay Net Rate Carryover on the related Notes to the extent described under "Description of the Notes -- Distributions -- Distributions of Funds from the Corridor Contracts" above, on or prior to their respective Corridor Contract Termination Dates, we cannot assure you that funds will be available or sufficient to pay these amounts. The ratings assigned to the Offered Notes do not address the likelihood of the payment of Net Rate Carryover.]

      The effective yield to the holders of the [Fixed Rate Notes] will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to these holders and the purchase price of the Notes because monthly distributions will not be payable to the holders until the [ th] day (or, if the [ th] day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of the delay).

Maturity Date

      The "Maturity Date" for the Notes has been determined to be the Distribution Date in [ ] 20[ ] which is the Distribution Date occurring [ ] months following the final payment on the Mortgage Loans assuming that, among other things,

      o     no prepayments are received on the Mortgage Loans and

      o scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received.

   The actual final Distribution Date with respect to each class of these Notes could occur significantly earlier than the Maturity Date because:

      o prepayments are likely to occur which will be applied to the payment of the Note Principal Balances thereof, and

      o the [Servicer] may purchase all the Mortgage Loans in the issuing entity when the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to [ ]% of the sum of [the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount].

Prepayment Model

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. [For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "Fixed Rate Prepayment Vector" or "FRPV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate ("CPR") of 2.0% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.0% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Fixed Rate Mortgage Loans, a 100% FRPV assumes a CPR of 20% per annum.]

      [For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement ("Adjustable Rate Prepayment Vector" or "ARPV") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For the Adjustable Rate Mortgage Loans with original months to reset terms less than or equal to 30 months as of the Initial

Cut-off Date, 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, increasing to 32% CPR in month 12 and remaining constant at 32% CPR until month 24, increasing to and remaining constant at 60% CPR from month 25 until month 28 decreasing 1/12th of 28% CPR for each month thereafter, decreasing to 32% CPR in month 40 and remaining constant at 32% CPR from month 41 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. For the Adjustable Rate Mortgage Loans with original months to reset terms greater than 30 months as of the Initial Cut-off Date, 100% ARPV assumes 6% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, increasing to 32% CPR in month 12 and remaining constant at 32% CPR until month 36, increasing to and remaining constant at 60% CPR from month 37 until month 40, decreasing 1/12th of 28% CPR for each month thereafter, decreasing to 32% CPR in month 52 and remaining constant at 32% CPR from month 53 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV. As used in the tables, 100% of the Prepayment Model means 100% FRPV and 100% ARPV, as applicable.]

      We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

      The tables below set forth the percentages of the initial Note Principal Balance of each class of Offered Notes outstanding at the respective percentages of the Prepayment Model that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter. Those percentages have been rounded to the nearest whole percentages, [and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%]. In addition, the tables below set forth the weighted average lives of each class of Offered Notes to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any Note presented below is determined by
(a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the initial respective Note Principal Balance for the class of Notes.

      The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

            (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model,

            (2) distributions on the Notes are received, in cash, on the [ th]
      day of each month, commencing in [     ] 200[ ], in accordance with the
      payment priorities defined in this prospectus supplement,

            (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur,

            (4) Scheduled Payments are assumed to be received on the first day
      of each month commencing in [     ] 200[ ], and prepayments represent
      payment in full of individual Mortgage Loans and are assumed to be
      received on the last day of each month, commencing in [     ] 200[ ], and
      include 30 days' interest thereon,

            (5) [the level of the Mortgage Index remains constant at [    ]% per
      annum, and the level of [One-Month LIBOR] remains constant at  [    ]% per
      annum,]

            (6) the Interest Margins or fixed rates for the Offered Notes remain constant at the rates applicable on or prior to the Optional Termination Date and the Interest Margins or fixed rates for the Offered Notes are adjusted accordingly on any Distribution Date after the Optional Termination Date,

            (7) the Notes are issued on [        ] 200[    ],

            (8) [the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

                  (a) the assumed level of the Mortgage Index, and

                  (b) the respective Gross Margin (which sum is subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),]

            (9) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

            (10) the scheduled monthly payment for each Mortgage Loan, [except for the interest-only Mortgage Loans during their respective interest-only periods,] is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan by its remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

            (11) [any Mortgage Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term, and at the end of the remaining interest-only term, will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term based on the applicable amortization method,]

            (12) [scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for the Mortgage Loan to equal the fully amortizing payment described above,]

            (13) [the scheduled amortization for all Mortgage Loans is based upon their respective gross interest rates and the interest rate on each Fixed Rate Credit Comeback Loan will be deemed to be reduced by [ ]% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the borrower qualifies for the reduction by having a good payment history],

            (14) all of the Pre-Funded Amount, if any, is used to purchase Subsequent Mortgage Loans for inclusion on the Closing Date, and

            (15) each Loan Group consists of Mortgage Loans having the approximate characteristics described below:

                                                      Loan Group [1] Mortgage Loans

                                                    Remaining      Remaining    Original
                       Adjusted         Gross      Amortization     Term to     Interest-                 Credit
    Principal        Net Mortgage      Mortgage        Term        Maturity     Only Term     Age        Comeback      Amortization
    Balance($)         Rate (%)        Rate (%)      (months)      (months)     (months)    (months)     Feature          Method
----------------  -----------------  ------------  ------------  ------------  -----------  --------     --------      ------------









                                                      Loan Group [2] Mortgage Loans

              Adjusted             Remaining    Remaining  Original
                 Net     Gross    Amortization   Term to   Interest-            Initial   Subsequent    Gross     Life
Principal     Mortgage  Mortgage      Term      Maturity   Only Term    Age     Periodic   Periodic     Margin    Cap   Life Floor
Balance($)    Rate (%)  Rate (%)    (months)    (months)   (months)   (months)   Cap (%)    Cap (%)      (%)      (%)       (%)
------------  --------  --------  ------------  ---------  ---------  --------  --------  ----------  ----------  ----  ----------








               Months to      Reset
Principal      Next Rate    Frequency
Balance($)     Adjustment   (months)
------------  -----------  ----------





                                                      Loan Group [3] Mortgage Loans

              Adjusted             Remaining    Remaining  Original
                 Net     Gross    Amortization   Term to   Interest-            Initial   Subsequent    Gross     Life
Principal     Mortgage  Mortgage      Term      Maturity   Only Term    Age     Periodic   Periodic     Margin    Cap   Life Floor
Balance($)    Rate (%)  Rate (%)    (months)    (months)   (months)   (months)   Cap (%)    Cap (%)      (%)      (%)       (%)
------------  --------  --------  ------------  ---------  ---------  --------  --------  ----------  ----------  ----  ----------








               Months to      Reset
Principal      Next Rate    Frequency
Balance($)     Adjustment   (months)
------------  -----------  ----------






     Percentages of the Initial Note Principal Balances of the Offered Notes at the Respective Percentages of the Prepayment Model


                          [Class AF-1A] and [Class AF-1B]                  [Class AF-2]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..


                                    [Class AF-3]                           [Class AF-4]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..

                          [Class AF-5A] and [Class AF-5B]                  [Class AF-6]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MF-1]                           [Class MF-2]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MF-3]                           [Class MF-4]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..

                                    [Class MF-5]                           [Class MF-6]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MF-7]                           [Class MF-8]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                     [Class BF]                 [Class 2-AV-1] and [Class 2-AV-2]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..

                                   [Class 3-AV-1]                         [Class 3-AV-2]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                   [Class 3-AV-3]                         [Class 3-AV-4]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MV-1]                           [Class MV-2]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..

                                    [Class MV-3]                           [Class MV-4]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MV-5]                           [Class MV-6]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



                                    [Class MV-7]                           [Class MV-8]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%    [   ]% [   ]% [   ]% [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%      100%   100%   100%   100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..

                                    [Class BV]
                         -----------------------------------    ----------------------------------
Distribution Date        [   ]% [   ]% [   ]%  [   ]% [   ]%
-----------------        ------ ------ ------  ------ ------    ------ ------ ------ ------ ------
Initial Percentage......  100%   100%   100%    100%   100%
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......
[  ] [  ], 20[  ].......

Weighted Average Life
to Optional Termination
(in years)..............
Weighted Average Life
to Maturity (in years)..



              [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                LEGAL PROCEEDINGS

      There are no legal proceedings against [IndyMac Bank], the Depositor, the Indenture Trustee, the issuing entity or the Servicer, or to which any of their respective properties are subject, that is material to the noteholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the Notes in light of their personal circumstances or to certain types of beneficial owners of the Notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors are encouraged to consult their tax advisors regarding the U.S. federal, state, local, foreign, and any other tax consequences to them of investing in the Notes.

Characterization of the Notes as Indebtedness

      In the opinion of Sidley Austin LLP, special tax counsel to the depositor ("Tax Counsel"), the Notes will be treated as debt to a noteholder other than the owner of the Owner Trust Certificate for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the Indenture and other relevant documents and assumes compliance with the Indenture as in effect on the date the Notes are issued.

      Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the Notes to be treated as other than indebtedness for federal income tax purposes. Under the Indenture, the issuing entity and the noteholders, by accepting the Notes, and each Note owner by acquiring a beneficial interest in a Note, agree to treat the Notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. Different criteria are used to determine the non-tax accounting characterization of the transaction, however.

      In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. Although the Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the Notes.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Classification of the Issuing Entity as a Partnership or a Corporation

      Tax Counsel is of the opinion that neither the issuing entity nor any portion of the issuing entity will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the Notes constitutes a sale of the mortgage loans to the issuing entity and a sale of interests in the issuing entity to the investors (that is, the IRS could assert that the transaction is actually a sale to the investors of beneficial ownership in the underlying mortgage loans). Similarly, the IRS could assert that the issuing entity is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the issuing entity would be subject to U.S. federal corporate income tax on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the Notes. Cash payments to the beneficial owners of the Notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the issuing entity were to be treated as a partnership between the beneficial owners of the Notes and the holder of the Owner Trust Certificate, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the owner of the Owner Trust Certificate and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions, and credits. In addition, as a partner, the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of the Issuing Entity as a Taxable Mortgage Pool

      Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and
(iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

      Assuming that all of the provisions of the Sale and Servicing Agreement and the Trust Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the issuing entity nor any portion of the issuing entity will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the Sale and Servicing Agreement and the Trust Agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax would reduce amounts available for payments to beneficial owners of the Notes. The amount of the tax would depend upon whether payments to beneficial owners of the Notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Notes

      Assuming that the interest is "unconditionally payable," the interest on the Notes will be taxable as ordinary income and includible in the income of the beneficial owners of the Notes in accordance with their usual methods of accounting. See "Material Federal Income Tax Consequences" in the prospectus. Although it is not anticipated that the Notes will be issued at a greater than de minimis discount, under certain Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest on the Notes were not treated as "unconditionally payable." In that case, all of the taxable income to be recognized with respect to the Notes would be OID and includible in the income of the beneficial owners of the Notes as it accrued regardless of the beneficial owner's normal accounting method. Thus, the beneficial owner would be taxable on such income before actually receiving it. Such OID, however, would not be includible again when the interest was actually received. See "Material Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. If the Notes were treated as being issued with OID, then for purposes of calculating the amount of OID accruing in each accrual period, it is likely that the Notes would be treated as Pay-Through Securities.

Foreign Investors

      In general, subject to certain exceptions, interest (including OID) paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the issuing entity or other person who is otherwise required to withhold U.S. tax with respect to the Note with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the non-U.S. person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the Note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the issuing entity, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect.

      If the interests of the beneficial owners of the Notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

      In addition, if the interests of the beneficial owners of the Notes were deemed to be partnership interests, the amounts distributed on such deemed partnership interests could be subject to a 30% withholding tax (or lower income tax treaty rate) either because the interest on the underlying mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, amounts distributed on such deemed partnership interests could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

      If the issuing entity were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the prospectus.

Backup Withholding

      Certain beneficial owners of the Notes may be subject to backup withholding with respect to interest paid on the Notes if the Note owner, upon acquisition, fails to supply the Indenture Trustee or broker with the taxpayer's identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Indenture Trustee or broker with a certified statement, under penalties of perjury, that the taxpayer is not subject to backup withholding.

      The Indenture Trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of the Notes and the IRS will receive tax and other information (including the amount of interest paid on the Notes owned) from participants, and indirect participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Note owner who is a U.S. individual (including a resident alien) will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number, and a statement that he or she is not subject to backup withholding. Should a nonexempt Note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   OTHER TAXES

      The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership, or disposition of the Notes. All investors are encouraged to consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership, and disposition of the Notes.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss.2510.3-101 (the "Plan Assets Regulation").

      General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

      Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

      Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Offered Notes are not treated as equity interests in the issuing entity for purposes of the Plan Assets Regulation, a plan's investment in the Offered Notes would not cause the assets of the issuing entity to be deemed plan assets. If the Offered Notes are deemed to be equity interests in the issuing entity, the issuing entity could be considered to hold plan assets because of a plan's investment in the Offered Notes. In that event, the Servicer and other persons exercising management or discretionary control over the assets of the issuing entity or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuing entity's assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuing entity by a plan. However, based on the features of the Offered Notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuing entity believes that the Offered Notes should be treated as indebtedness without substantial equity features for ERISA purposes.

      Prohibited Transactions. Without regard to whether the Offered Notes are considered to be equity interests in the issuing entity, certain affiliates of the issuing entity might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of Offered Notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a Offered Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the Offered Notes.

      The issuing entity, the Servicer, [a servicer], the Indenture Trustee, the Owner Trustee and the Underwriters of the Offered Notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the Servicer, [a servicer], the Indenture Trustee, the Owner Trustee or the Underwriters of the Offered Notes, or any of their respective affiliates:

      o has investment or administrative discretion with respect to plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

      o     is an employer maintaining or contributing to the plan,

is encouraged to discuss with counsel whether an investment in the Offered Notes by the plan may give rise to a violation of ERISA.

  The sale of Offered Notes to a plan is in no respect a representation by the issuing entity or any Underwriter of the Offered Notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

      Any plan investor proposing to invest in the Offered Notes are encouraged to consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting
Agreement among the depositor, [     ], [    ] and [     ] (collectively, the
"Underwriters"), the Depositor has agreed to sell the Offered Notes (the "Underwritten Notes") to the Underwriters, and each Underwriter has severally agreed to purchase from the depositor the initial Note Principal Balance of each class of Underwritten Notes set forth under its name below.


        Class                [         ]    [          ]    [           ]
        -----               -------------  --------------  ---------------

        Class                [         ]    [          ]    [           ]
        -----               -------------  --------------  ---------------

[Class AF-1A]....
[Class AF-1B]....
[Class AF-2].....
[Class AF-3].....
[Class AF-4].....
[Class AF-5A]....
[Class AF-5B]....
[Class AF-6].....
[Class MF-1].....
[Class MF-2].....
[Class MF-3].....
[Class MF-4].....
[Class MF-5].....
[Class MF-6].....
[Class MF-7].....
[Class MF-8]] ...
[Class BF].......
[Class 2-AV-1]...
[Class 2-AV-2]...
[Class 3-AV-1]...
[Class 3-AV-2]...
[Class 3-AV-3]...
[Class 3-AV-4]...
[Class MV-1].....
[Class MV-2].....
[Class MV-3].....
[Class MV-4].....
[Class MV-5].....
[Class MV-6].....
[Class MV-7].....
[Class MV-8]]....
[Class BV].......           -------------  --------------  ---------------
      Total......


      [The depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Notes to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the note denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the note denomination set forth below:]

                                          Selling        Reallowance
         Class                           Concession        Discount
         -----                         --------------- ----------------

         [Class AF-1A]................
         [Class AF-1B]................
         [Class AF-2].................
         [Class AF-3].................
         [Class AF-4].................
         [Class AF-5A]................
         [Class AF-5B]................
         [Class AF-6].................
         [Class MF-1].................
         [Class MF-2].................

         [Class MF-3].................
         [Class MF-4].................
         [Class MF-5].................
         [Class MF-6].................
         [Class MF-7].................
         [Class MF-8].................
         [Class BF]...................
         [Class 2-AV-1]...............
         [Class 2-AV-2]...............
         [Class 3-AV-1]...............
         [Class 3-AV-2]...............
         [Class 3-AV-3]...............
         [Class 3-AV-4]...............
         [Class MV-1].................
         [Class MV-2].................
         [Class MV-3].................
         [Class MV-4].................
         [Class MV-5].................
         [Class MV-6].................
         [Class MV-7].................
         [Class MV-8].................
         [Class BV]...................

      [After the initial public offering, the public offering prices, the concessions and the discounts may be changed.]

      The depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Notes purchased by it, but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Notes (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to noteholders.

      Until the distribution of the Underwritten Notes is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Notes. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

      Neither the depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Notes. In addition, neither the depositor nor any of the Underwriters makes any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

      The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                                 USE OF PROCEEDS

      It is expected that the proceeds to the depositor from the sale of the
Underwritten Notes will be approximately $[     ], before deducting issuance
expenses payable by the depositor, estimated to be approximately $[     ]. The
depositor will apply the net proceeds of the sale of the Offered Notes against the purchase price of the Initial Mortgage Loans on the Closing Date and to deposit the Pre-Funded Amount, if any, in the Pre-Funding Account.

                                  LEGAL MATTERS

      The validity of the notes, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by [ ].

                                    [EXPERTS]

      [The consolidated financial statements of [ ] and subsidiaries as of [December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [ ], independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing.]

                                     RATINGS

      It is a condition of the issuance of the Offered Notes that each class of Offered Notes set forth below be assigned the ratings at least as high as those designated below by [Moody's Investors Service, Inc. ("Moody's")] and [Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.("S&P") and together with Moody's, the "Rating Agencies")].

              Moody's       S&P                        Moody's       S&P
  Class       Rating      Rating            Class      Rating      Rating
  -----       ------      ------            -----      ------      ------
  [AF-1A]                                   [BF]
  [AF-1B]                                   [2-AV-1]
  [AF-2]                                    [2-AV-2]
  [AF-3]                                    [3-AV-1]
  [AF-4]                                    [3-AV-2]
  [AF-5A]                                   [3-AV-3]
  [AF-5B]                                   [3-AV-4]
  [AF-6]                                    [MV-1]
  [MF-1]                                    [MV-2]
  [MF-2]                                    [MV-3]
  [MF-3]                                    [MV-4]
  [MF-4]                                    [MV-5]
  [MF-5]                                    [MV-6]
  [MF-6]                                    [MV-7]
  [MF-7]                                    [MV-8]
  [MF-8]                                    [BV]


      [The ratings assigned to the [Class AF-5B] Notes are without regard to the [Class AF-5B] Policy.] The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Notes in accordance with the Rating Agency's policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Notes.

      The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

      The depositor has not requested a rating of any Offered Notes by any rating agency other than [Moody's and S&P]. However, we cannot assure you as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

                                                     INDEX OF DEFINED TERMS

[Adjustable Rate Subordinate] Corridor                             beneficial owner..........................................S-58
  Contract............................................S-88         Book-Entry Notes..........................................S-57
[Class 2-AV] Corridor Contract........................S-88         Business Day..............................................S-58
[Class 2-AV] Principal Distribution                                Carryover Reserve Fund....................................S-94
  Amount..............................................S-66         Ceiling Rate..............................................S-89
[Class 2-AV] Principal Distribution Target                         Class 2-AV Notes..........................................S-56
  Amount..............................................S-66         Class 3-AV Notes..........................................S-56
[Class 3-AV] Corridor Contract........................S-88         Class AF Notes............................................S-56
[Class 3-AV] Principal Distribution                                Class AF-1 Notes..........................................S-56
  Amount..............................................S-66         Class AF-5 Notes..........................................S-56
[Class 3-AV] Principal Distribution Target                         Class AF-5B Policy........................................S-95
  Amount..............................................S-67         Class AV Notes............................................S-56
[Class 3-AV-1] Acceleration                                        Class PO Sublimit Amount..................................S-48
  Amount..............................................S-67         Collection Account........................................S-72
[Class 3-AV-1] Acceleration Event.....................S-67         Corridor Contract.........................................S-88
[Class 3-AV-1] Target Balance.........................S-67         Corridor Contract Counterparty............................S-88
[Class AF] Principal Distribution Amount..............S-66         Corridor Contract Termination Date........................S-93
[Class AF-1A] Corridor Contract.......................S-88         Corridor Contracts........................................S-88
[Class AF-5B] Available Funds.........................S-98         CPR......................................................S-105
[Class AF-5B] Insurer.................................S-95         Current Interest..........................................S-60
[Class AF-5B] Policy Premium Rate.....................S-60         Cut-off Date..............................................S-29
[Class AF-5B] Premium.................................S-60         Deficiency Amount.........................................S-97
[Class AF-5B] Reimbursement Amount....................S-60         Definitive Note...........................................S-58
[Class AV] Principal Distribution Allocation                       Delay Delivery Mortgage Loans............................S-102
  Amount..............................................S-66         Deleted Mortgage Loan.....................................S-46
[Class AV] Principal Distribution Target                           Depositor.................................................S-27
  Amount..............................................S-66         Detailed Description......................................S-27
Accrual Period........................................S-60         Determination Date........................................S-30
Adjustable Rate Cumulative Loss Trigger                            Distribution Account......................................S-74
  Event...............................................S-63         Distribution Account Deposit Date.........................S-73
Adjustable Rate Delinquency Trigger Event.............S-64         Distribution Date...................................S-58, S-98
Adjustable Rate Loan Group Excess                                  DTC...................................................... S-57
  Cashflow............................................S-87         Due for Payment...........................................S-98
Adjustable Rate Mortgage Loans........................S-27         Due Period................................................S-58
Adjustable Rate Notes.................................S-56         ERISA....................................................S-120
Adjustable Rate OC Floor..............................S-64         Euroclear.................................................S-57
Adjustable Rate Overcollateralization                              Excess Proceeds...........................................S-58
  Deficiency Amount...................................S-64         Expense Fee Rate..........................................S-60
Adjustable Rate Overcollateralization                              Extra Principal Distribution Amount.......................S-67
  Target Amount.......................................S-64         Final Recovery Determination..............................S-58
Adjustable Rate Overcollateralized                                 Five-Year Hybrid Mortgage Loans...........................S-29
  Amount..............................................S-64         Fixed 30-Year Interest-Only Loan..........................S-29
Adjustable Rate Prepayment Vector....................S-105         Fixed Rate Cumulative Loss Trigger Event..................S-67
Adjustable Rate Senior Enhancement                                 Fixed Rate Delinquency Trigger Event......................S-68
  Percentage..........................................S-65         Fixed Rate Loan Group Excess Cashflow.....................S-86
Adjustable Rate Stepdown Date.........................S-65         Fixed Rate Mortgage Loans.................................S-27
Adjustable Rate Subordinate Class                                  Fixed Rate Notes..........................................S-56
  Principal Distribution Amount.......................S-65         Fixed Rate OC Floor.......................................S-67
Adjustable Rate Subordinate Notes.....................S-56         Fixed Rate Overcollateralization
Adjustable Rate Trigger Event.........................S-65           Deficiency Amount.......................................S-68
Adjusted Net Mortgage Rate............................S-58         Fixed Rate Overcollateralization Target
Adjustment Date.......................................S-28           Amount..................................................S-68
Applied Realized Loss Amount..........................S-95         Fixed Rate Overcollateralized Amount......................S-68
ARPV.................................................S-105         Fixed Rate Prepayment Vector.............................S-105


                                                             S-116

Fixed Rate Senior Enhancement Percentage.............S-68          Net Rate Cap..............................................S-62
Fixed Rate Stepdown Date.............................S-69          Net Rate Carryover........................................S-62
Fixed Rate Subordinate Class Principal                             Nonpayment................................................S-98
  Distribution Amount................................S-69          Note Owners...............................................S-57
Fixed Rate Subordinate Notes.........................S-56          Note Principal Balance....................................S-59
Fixed Rate Trigger Event.............................S-69          Notes.....................................................S-56
FRPV................................................S-105          Notional Balance..........................................S-89
Funding Period.......................................S-47          Offered Notes.............................................S-56
Global Securities.......................................1          One-Month LIBOR...........................................S-93
Gross Margin.........................................S-28          Optional Termination Date.................................S-99
Group [2] Sequential Trigger Event...................S-69          Order.....................................................S-96
Hybrid Mortgage Loans................................S-29          Owner Trust Certificate...................................S-85
Indenture............................................S-53          Owner Trustee.......................................S-53, S-54
Indenture Trustee....................................S-45          Owner Trustee Fee.........................................S-76
Indenture Trustee Fee................................S-76          Participants..............................................S-58
Indenture Trustee Fee Rate...........................S-60          Percentage Interest.......................................S-59
IndyMac Bank.........................................S-27          Plan Assets Regulation...................................S-120
Initial Cut-off Date.................................S-27          Preference Amount.........................................S-98
Initial Cut-off Date Pool Principal Balance..........S-27          Pre-Funded Amount.........................................S-47
Initial Cut-off Date Principal Balance...............S-27          Pre-Funding Account.......................................S-47
Initial Mortgage Loans...............................S-27          Prepayment Models........................................S-105
Initial Mortgage Pool................................S-27          Prepayment Period.........................................S-29
Initial Periodic Rate Cap............................S-28          Principal Distribution Amount.............................S-70
Insurance Proceeds...................................S-58          Principal Remittance Amount...............................S-71
Insured Amounts......................................S-98          PTCE.....................................................S-121
Insured Payments.....................................S-98          Purchase Price............................................S-46
Interest Carry Forward Amount........................S-60          Rating Agencies..........................................S-125
Interest Determination Date..........................S-60          Realized Loss.............................................S-71
Interest Funds.......................................S-60          Record Date...............................................S-59
Interest Margin......................................S-60          Reference Bank Rate.......................................S-62
Interest Rate........................................S-61          Reference Banks...........................................S-63
Interest Remittance Amount...........................S-61          Reimbursement Amount......................................S-98
issuing entity.......................................S-53          related subordinate classes...............................S-19
Late Payment Rate....................................S-98          Replacement Mortgage Loan.................................S-46
LIBOR Business Day...................................S-62          Required Carryover Reserve Fund Deposit...................S-94
Liquidation Proceeds.................................S-58          Rolling Sixty-Day Delinquency Rate........................S-71
Loan Group...........................................S-27          S&P.................................................S-4, S-125
Loan Group [1].......................................S-27          Sale and Servicing Agreement..............................S-45
Loan Group [2].......................................S-27          Scheduled Payments........................................S-28
Loan Group [3].......................................S-27          Securities Act...........................................S-123
Loan-to-Value Ratio..................................S-29          Seller....................................................S-27
Maturity Date.......................................S-104          Seller Shortfall Interest Requirement.....................S-63
Maximum Mortgage Rate................................S-29          Senior Notes..............................................S-56
Minimum Mortgage Rate................................S-47          Servicing Advances........................................S-73
Modeling Assumptions................................S-106          significance estimate.....................................S-93
Moody's........................................S-4, S-125          significance percentage...................................S-93
Mortgage File........................................S-45          Sixty-Day Delinquency Rate................................S-71
Mortgage Index.......................................S-28          Stated Principal Balance..................................S-29
Mortgage Loan Purchase and Assignment                              Statistical Calculation Date..............................S-27
  Agreement..........................................S-45          Statistical Calculation Date Pool Principal
Mortgage Loans.......................................S-45            Balance.................................................S-27
Mortgage Notes.......................................S-27          Statistical Calculation Pool..............................S-27
Mortgage Rate........................................S-28          Statistical Calculation Pool Mortgage
Mortgaged Properties.................................S-27            Loans...................................................S-27
NAS Principal Distribution Amount....................S-70          Strike Rate...............................................S-89
net rate cap.........................................S-22          Subordinate Notes.........................................S-56


                                                             S-117

subordination........................................S-19          Trust.....................................................S-53
Subsequent Cut-off Date..............................S-47          Trust Administrator...........................S-45, S-53, S-55
Subsequent Mortgage Loans............................S-47          Trust Administrator Fee...................................S-76
Subsequent Periodic Rate Cap.........................S-28          Trust Fund................................................S-53
Subsequent Recoveries................................S-59          Two-Year Hybrid Mortgage Loans............................S-29
Subsequent Transfer Date.............................S-48          U.S. Person..................................................4
Tax Counsel.........................................S-117          Underwriters.............................................S-121
Three-Year Hybrid Mortgage Loans.....................S-29          Underwritten Notes.......................................S-121
Trigger Event........................................S-71          Unpaid Realized Loss Amount...............................S-72



                                                           S-118

                                                                        ANNEX A


      The following information sets forth in tabular format certain information about the Mortgage Loans included in respect of Loan Group [1], Loan Group [2] and Loan Group [3]. Other than with respect to rates of interest, percentages are approximate and are stated by that portion of the Pool Principal Balance representing Loan Group [1], Loan Group [2], Loan Group [3]. The sum of the columns below may not equal the total indicated due to rounding.

      [Below is an illustrative group of tables that would be provided for each of the groups of Mortgage Loans specified in the paragraph above]

                  Mortgage Rates for the Mortgage Loans (1)

                                                                    Percent of
                                                                     Aggregate
                                                                     Principal
                                                                      Balance
                                                        Aggregate   Outstanding
                                           Number of    Principal     of the
                                           Mortgage      Balance     Mortgage
            Mortgage Rates (%)               Loans     Outstanding     Loans
            ------------------               -----     -----------     -----
6.375..................................               $                      %
6.500..................................
6.625..................................
6.750..................................
6.875..................................
7.000..................................
7.125..................................
7.250..................................
7.375..................................
7.500..................................
7.625..................................
7.750..................................
7.875..................................
8.000..................................
8.125..................................
8.250..................................
8.375..................................
8.500..................................
8.625..................................
8.750..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========
---------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the cut-off date, the weighted
      average Mortgage Rate of the Mortgage Loans was approximately     % per
      annum. As of the cut-off date, the weighted average Mortgage Rate of the Mortgage Loans net of the interest premium charged by the lender was
      approximately     % per annum.

            Current Principal Balances for the Mortgage Loans (1)

                                                                                   Percent of
                                                                                   Aggregate
                                                                                   Principal
                                                                                    Balance
                                                                      Aggregate   Outstanding
                                                         Number of    Principal     of the
                                                         Mortgage      Balance     Mortgage
 Range of Current Mortgage Loan Principal Balances ($)    Loans      Outstanding     Loans
 -----------------------------------------------------    -----      -----------     -----
           0 -      50,000 ..................                         $                     %
      50,001 -     100,000 ..................
     100,001 -     150,000 ..................
     150,001 -     200,000 ..................
     200,001 -     250,000 ..................
     250,001 -     300,000 ..................
     300,001 -     350,000 ..................
     350,001 -     400,000 ..................
     400,001 -     450,000 ..................
     450,001 -     500,000 ..................
     500,001 -     550,000 ..................
     550,001 -     600,000 ..................
     600,001 -     650,000 ..................
     650,001 -     750,000 ..................
     750,001 -   1,000,000 ..................
   1,500,001 -   2,000,000 ..................             ___________ ____________  __________
   2,000,001 -   2,500,000 ..................                         $               100.00%
      Total..................................             =========== ============  ==========

     (1) As of the cut-off date, the average principal balance of the Mortgage
         Loans was approximately $     .


                   Documentation Program For Mortgage Loans

                                                                                   Percent of
                                                                                   Aggregate
                                                                                   Principal
                                                                                    Balance
                                                                      Aggregate   Outstanding
                                                         Number of    Principal     of the
                                                         Mortgage      Balance     Mortgage
               Type of Program                            Loans      Outstanding     Loans
               ---------------                            -----      -----------     -----
Full/Alternate .............................                        $                     %
Limited.....................................
FastForward.................................
Stated Income...............................
No Income/No Asset..........................
No Ratio ...................................
No Doc .....................................            ___________ ____________  __________
Total ......................................                        $               100.00%
                                                        =========== ============  ==========

                       Original Loan-To-Value Ratios (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
Range of Original Loan-to-Value Ratios (%)    Loans     Outstanding     Loans
------------------------------------------    -----     -----------     -----
50.00 and below........................                $                     %
50.01 to 55.00.........................
55.01 to 60.00.........................
60.01 to 65.00.........................
65.01 to 70.00.........................
70.01 to 75.00.........................
75.01 to 80.00.........................
80.01 to 85.00.........................
85.01 to 90.00.........................
90.01 to 95.00.........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average original Loan-to-Value
      Ratio of the Mortgage Loans is expected to be approximately     %.



             Geographic Distribution of Mortgaged Properties (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
            State                             Loans     Outstanding     Loans
            -----                             -----     -----------     -----
California.............................                 $                     %
Colorado...............................
Georgia................................
Illinois...............................
Massachusetts..........................
Michigan...............................
New Jersey.............................
Texas..................................
Washington.............................     ___________ ____________  __________
Total..................................                 $               100.00%
                                            =========== ============  ==========

---------------

          Mortgagors' FICO Credit Scores for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
        Range of FICO Credit Scores           Loans     Outstanding     Loans
        ---------------------------           -----     -----------     -----
620-639................................                $                     %
640-659................................
660-679................................
680-699................................
700-719................................
720-739................................
740-759................................
760-779................................
780-799................................
800-819................................
820-839................................
840-859................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1) As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO
      Credit Score is not available) was approximately     months.





                           Purpose of Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
      Loan Purpose                            Loans     Outstanding     Loans
      ------------                            -----     -----------     -----
Purchase...............................                $                     %
Refinance (rate/term)..................
Refinance (cash out)...................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                         Types of Mortgaged Properties

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
              Property Types                  Loans     Outstanding     Loans
              --------------                  -----     -----------     -----
Single Family..........................                $                    %
Low Rise Condominium...................
High Rise Condominium..................
Townhouse..............................
Cooperative............................
Two-to-Four Family Residence...........
Planned Unit Development (PUD).........    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                              Occupancy Types (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
              Occupancy Type                  Loans     Outstanding     Loans
              --------------                  -----     -----------     -----
Owner Occupied.........................                $                     %
Investment.............................
Second Home............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1) Based upon representations of the related mortgagors at the time of origination.

            Original Terms to Maturity for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Original Term in Maturity (months)           Loans     Outstanding     Loans
 ----------------------------------           -----     -----------     -----
360....................................                $                       %
359....................................
358....................................
357....................................
356....................................
355....................................
354....................................
353....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


---------------
(1)   As of the cut-off date, the weighted average original term to maturity
      of the Mortgage Loans was approximately     months.



        Remaining Terms to Stated Maturity for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Remaining Terms to Mturity (months)          Loans     Outstanding     Loans
 -----------------------------------          -----     -----------     -----
360....................................                $                       %
359....................................
358....................................
357....................................
356....................................
355....................................
354....................................
353....................................
351....................................
339....................................
333....................................
311....................................
300....................................
299....................................
287....................................
240....................................
239....................................
238....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average remaining term to maturity
      of the Mortgage Loans was approximately     months.

              Prepayment Charge Terms of the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
 Prepayment Charge Term (months)              Loans     Outstanding     Loans
 -------------------------------              -----     -----------     -----
0......................................                $                     %
12.....................................
36.....................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========


                      Loan Age of the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
        Range of Loan Ages (months)           Loans     Outstanding     Loans
        ---------------------------           -----     -----------     -----
0......................................                $                     %
1-5....................................
6-10...................................
11-15..................................
16-20..................................
21-25..................................
26-30..................................
31-35..................................
36-40..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

(1)   As of the cut-off date, the weighted average Loan Age for the Mortgage
      Loans was approximately      month[s].

                     Loan Programs for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
               Loan Program                   Loans     Outstanding     Loans
               ------------                   -----     -----------     -----
10/6 LIBOR.............................                $                     %
10/1 LIBOR.............................
10/6 LIBOR Interest Only...............
10/1 LIBOR Interest Only...............    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========




                   Gross Margins for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
         Range of Gross Margin (%)            Loans     Outstanding     Loans
         -------------------------            -----     -----------     -----
2.001 - 2.500..........................                $                     %
2.501 - 3.000..........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

(1)   As of the cut-off date, the weighted average Gross Margin was
      approximately     %.




                Initial Adjustment Date for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
          Initial Adjustment Date             Loans     Outstanding     Loans
          -----------------------             -----     -----------     -----
January 2016...........................                $                     %
February 2016..........................
March 2016
April 2016.............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

           Months to Initial Adjustment Date for the Mortgage Loans

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
   Range of Number of Months to Initial     Mortgage      Balance     Mortgage
              Adjustment Date                 Loans     Outstanding     Loans
              ---------------                 -----     -----------     -----
101 - 110..............................                $                     %
111 - 120..............................
121 - 130..............................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========



              Maximum Mortgage Rates for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Range of Maximum Mortgage Rate (%)        Loans     Outstanding     Loans
    ----------------------------------        -----     -----------     -----
10.501 - 11.000........................                $                    %
11.001 - 11.500........................
11.501 - 12.000........................
12.001 - 12.500........................
12.501 - 13.000........................
13.001 - 13.500........................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Maximum Mortgage Rate of
      the Mortgage Loans was approximately     %.

             Initial Periodic Rate Cap for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Initial Periodic Rate Cap (%)             Loans     Outstanding     Loans
    -----------------------------             -----     -----------     -----
5.000..................................                $                     %
6.000..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Initial Periodic Rate Cap
      of the Mortgage Loans was approximately      %.



           Subsequent Periodic Rate Cap for the Mortgage Loans (1)

                                                                     Percent of
                                                                      Aggregate
                                                                      Principal
                                                                       Balance
                                                         Aggregate   Outstanding
                                            Number of    Principal     of the
                                            Mortgage      Balance     Mortgage
    Subsequent Periodic Rate Cap (%)          Loans     Outstanding     Loans
    --------------------------------          -----     -----------     -----
1.000..................................                $                     %
2.000..................................    ___________ ____________  __________
Total..................................                $               100.00%
                                           =========== ============  ==========

---------------
(1)   As of the cut-off date, the weighted average Subsequent Periodic Rate
      Cap of the Mortgage Loans was approximately     %.

                                                                       ANNEX I

                      Global Clearance, Settlement and Tax
                            Documentation Procedures

      Except in certain limited circumstances, the globally offered IndyMac MBS, Inc. Mortgage Backed Notes, Series 200[ ]-[ ], (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through note issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through note issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through note issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Note of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

            (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

            (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

            (5) certain eligible trusts that elect to be taxed as U.S. persons.

                                $[           ]
                                 (Approximate)


                    Mortgage Backed Notes, Series 200[ ]-[ ]

                            [            ] 200__ [ ]


                                IndyMac MBS, INC.
                                    Depositor


                          [logo omitted] IndyMac Bank R
                          Sponsor, Seller and Servicer


                                ----------------

                              PROSPECTUS SUPPLEMENT

                                ----------------


[Underwriter]
                           [Underwriter]
                                                                  [Underwriter]


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 200[ ]-[ ] Mortgage Backed Notes in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Mortgage Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Mortgage Backed Notes will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.


                                [     ], 200[ ]

PROSPECTUS

                               INDYMAC MBS, INC.
                                   Depositor

                      Mortgage Pass-Through Certificates
                          Mortgage Pass-Through Notes
                             (Issuable in Series)


                                   The Trusts
Please carefully
consider our discussion            Each trust will be established to hold assets in its trust fund transferred to
of some of the risks of            it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the
investing in the                   prospectus supplement for the particular trust and will generally consist of:
securities under "Risk
Factors" beginning on              o  first and/or subordinate lien mortgage loans secured by one- to four-family
page 4.                               residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

The securities will                o  loans secured by first and/or subordinate liens on small multifamily
represent obligations of              residential properties, such as rental apartment buildings or projects
the related trust fund only           containing five to fifty residential units,
and will not represent an
interest in or obligation
of IndyMac MBS, Inc.,
any seller, servicer, or
any of their affiliates.

                                   o  closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

                                   o  loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

                                   o  home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

                                   o  loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction
                                      (construction-to-permanent loans),

                                   o  home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

                                   o  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
                                      Mae, or Freddie Mac, or


                                   o  private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

                                   o  mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.


The Securities

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.


Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[ ], 2006

                               Table of Contents


                                                    Page
                                                    ----

Important Notice About Information in this
    Prospectus and Each Accompanying
    Prospectus Supplement..............................5
Risk Factors...........................................6
    Limited Source of Payments -- No
        Recourse to Sellers, Depositor or
        Servicer.......................................6
    Credit Enhancement May Not Be Sufficient
        to Protect You from Losses.....................7
    Losses on Balloon Payment Mortgages Are
        Borne by You...................................7
    Multifamily Lending................................7
    Junior Liens.......................................8
    Partially Unsecured Loans..........................9
    Home Equity Lines of Credit........................9
    Nature of Mortgages...............................10
    You Could Be Adversely Affected by
        Violations of Environmental Laws..............14
    Ratings of the Securities Do Not Assure
        Their Payment.................................15
    Book-Entry Registration...........................16
    Bankruptcy or Insolvency May Affect the
        Timing and Amount of Distributions on
        the Securities................................17
    Holders of Original Issue Discount
        Securities Are Required to Include
        Original Issue Discount in Ordinary
        Gross Income as It Accrues....................19
    The Principal Amount of Securities May
        Exceed the Market Value of the Trust
        Fund Assets...................................19
The Trust Fund........................................20
    The Mortgage Loans--General.......................21
    Agency Securities.................................27
    Private Mortgage-Backed Securities................31
    Substitution of Trust Fund Assets.................33
    Available Information.............................33
    Incorporation of Certain Documents by
        Reference;  Reports Filed with the SEC........33
    Reports to Securityholders........................34
Use of Proceeds.......................................35
The Depositor.........................................35
Mortgage Loan Program.................................36
    Underwriting Standards............................36
    Underwriting Process..............................36
    Qualifications of Sellers.........................37
    Representations by Sellers; Repurchases...........37
Static Pool Data......................................38
Description of the Securities.........................39
    General...........................................40
    Distributions on Securities.......................41
    Advances..........................................43
    Mandatory Auction.................................44
    Categories of Classes of Securities...............44
    Indices Applicable to Floating Rate and
        Inverse Floating Rate Classes.................46
    Derivative Transactions...........................50
    Book-Entry Securities.............................50
Credit Enhancement....................................55
    General...........................................55
    Subordination.....................................55
    Letter of Credit..................................56
    Mortgage Pool Insurance Policies..................56
    Special Hazard Insurance Policies.................57
    Bankruptcy Bonds..................................58
    Reserve Fund......................................58
    Cross Support.....................................59
    Insurance Policies, Surety Bonds and
        Guaranties....................................59
    Over-Collateralization............................59
    Financial Instruments.............................60
    Deposit Agreements................................60
Yield and Prepayment Considerations...................60
    Prepayment Standards or Models....................63
    Yield.............................................63
The Agreements........................................63
    Assignment of Trust Fund Assets...................63
    Payments on Trust Fund Assets; Deposits to
        Security Account..............................66
    Collection Procedures.............................68
    The Surety Provider...............................69
    Hazard Insurance..................................70
    Realization upon Defaulted Mortgage Loans.........71
    Servicing and Other Compensation and
        Payment of Expenses...........................74
    Evidence as to Compliance.........................74
    List of Securityholders...........................75
    Certain Matters Regarding the Servicer and
        the Depositor.................................75
    Events of Default.................................76
    Amendment.........................................78
    Termination; Optional Termination.................80
    The Trustee.......................................80
Certain Legal Aspects of the Mortgage Loans...........81
    General...........................................81
    Foreclosure and Repossession......................82
    Rights of Redemption..............................84
    Anti-Deficiency Legislation and Other
        Limitations on Lenders........................84
    Environmental Risks...............................85
    Due-on-sale Clauses...............................86
    Prepayment Charges................................86
    Applicability of Usury Laws.......................87
    Servicemembers Civil Relief Act...................87
Material Federal Income Tax Consequences..............87
    General...........................................87

    Taxation of Debt Securities.......................88
    REMIC Securities..................................94
    Prohibited Transactions and Other Taxes...........99
    Administrative Matters...........................100
    Tax-Exempt Investors.............................100
    Tax-Related Restrictions on Transfers of
        Residual Certificates........................100
    Tax Status as a Grantor Trust....................102
    Final Trust Reporting Regulations................109
    Tax Characterization of the Trust Fund as a
        Partnership..................................110
    Tax Consequences to Holders of the Notes.........110
    Tax Consequences to Holders of the
        Certificates.................................112
State Tax Considerations.............................115
ERISA Considerations.................................117
Legal Investment.....................................120
Method of Distribution...............................121
Legal Matters........................................122
Financial Information................................122
Rating...............................................122
Index of Principal Terms.............................123

               Important Notice About Information in this Prospectus and Each
                      Accompanying Prospectus Supplement

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                              -------------------

      If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page [ ].

                                 Risk Factors

      You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

      Limited Source of Payments - No        The applicable prospectus supplement may provide that securities will
      Recourse to Sellers, Depositor or      be payable from other trust funds in addition to their associated
      Servicer                               trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity.
                                             Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                             You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities.
                                             Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the trust fund of any other series of securities.

                                             The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase or substitute for some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                             o  funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                             o  funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                                             The only obligations of the servicer to a trust fund (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans.
                                             However, the servicer may not have the financial ability to make the required repurchase.

                                             The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document



                                                         6

                                             delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

      Credit Enhancement May Not Be          Credit enhancement is intended to reduce the effect of loan losses.
      Sufficient to Protect You from         Credit enhancements, however, may benefit only some classes of a
      Losses                                 series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.
                                             Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to adversely change their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

      Losses on Balloon Payment
      Mortgages Are Borne by You             Some of the underlying loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower"s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                                             Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.


      Multifamily Lending                    Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

                                             o  pay for maintenance and other operating expenses of those properties,

                                             o  fund capital improvements, and

                                             o  service any loan or other debt that may be secured by those properties.

                                             Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                             Changes in payment patterns by tenants may result from a variety



                                                         7

                                             of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                             The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

      Junior Liens                           The mortgages and deeds of trust securing the closed-end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                             o  pay the senior mortgage in full at or prior to the foreclosure sale, or

                                             o  assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

                                             Unless the servicer is obligated under the applicable agreement to advance such funds, the trust fund may effectively be prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                             Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior



                                                         8

                                             lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                             o  the aggregate amount owed under both the senior and junior loans, over

                                             o  the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                             See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation;
                                             Bankruptcy Laws; Tax Liens."


      Partially Unsecured Loans              The trust fund for any series may include closed-end second-lien loans, home equity line of credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property.

                                             Under these circumstances, the trust fund for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related trust fund generally will have recourse only against the borrower"s assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower"s unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

      Home Equity Lines of Credit            Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no principal or minimal amount of principal is due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

                                             Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover



                                                         9

                                             such shortfall.


      Nature of Mortgages                    The value of the properties underlying the loans held in the trust
Declines In Property Values                  fund may decline over time.  Among the factors that could adversely
May Adversely Affect You                     affect the value of the properties are:

                                             o  an overall decline in the residential real estate market in the areas in which they are located,

                                             o  a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                             o  natural disasters that are not covered by insurance, such as earthquakes and floods.

                                             If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Cooperative Loans May Experience             Cooperative loans are evidenced by promissory notes secured by security
Relatively Higher Losses                     interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the
                                             corporations' buildings.

                                             If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                             If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual
                                             tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in



                                                        10

                                             the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                             In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                             The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Delays in Liquidation May                    Even if the properties underlying the loans held in the trust fund
Adversely Affect You                         provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                             In the event that:

                                                       o  the mortgaged properties fail to provide adequate
                                                          security for the related loans,

                                                       o  if applicable to a series as specified in the related
                                                          prospectus supplement, excess cashflow (if any) and
                                                          overcollateralization (if any) is insufficient to cover
                                                          these shortfalls,

                                                       o  if applicable to a series as specified in the related
                                                          prospectus supplement, the subordination of certain
                                                          classes are insufficient to cover these shortfalls, and

                                                       o  with respect to the securities with the benefit of an
                                                          insurance policy as specified in the related



                                                        11

                                                          prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance

                                             policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.


Disproportionate Effect of                   Liquidation expenses of defaulted loans generally do not vary directly
Liquidation Expenses May                     with the outstanding principal balance of the loan at the time of
Adversely Affect You                          default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws                     Federal, state and local laws extensively regulate various aspects of
May Adversely Affect You                     brokering, originating, servicing and collecting mortgage loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers"
                                             dwellings. Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans secured by a consumer"s dwelling that have interest rates or origination costs in excess of prescribed levels.
                                             These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                                             The federal laws that may apply to loans held in the trust include the following:

                                             o  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                             o  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure
                                                requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or



                                                        12

                                             origination costs in excess of prescribed levels;

                                             o  the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                                             o  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                             o  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                                             o  the Federal Trade Commission's Rule on Preservation of Consumer
                                                Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit
                                                obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                                             o  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                             The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                             Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by



                                                        13

                                             one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher Than         The trust fund may also include home equity loans that were originated
You Expect If Your Securities Are Backed     with loan-to-value ratios or combined loan-to-value ratios in excess
by Partially Unsecured Home Equity Loans     of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Impact of World Events                       The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                             United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

You Could Be Adversely Affected by           Federal, state, and local laws and regulations impose a wide range of
Violations of Environmental Laws             requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund.
                                             Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                             In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an "owner" or
                                             "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust fund were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.



                                                        14

      Ratings of the Securities Do Not       Any class of securities offered under this prospectus and the
      Assure Their Payment                   accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                             A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                                             o  a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                             o  an adverse change in the financial or other condition of a credit enhancement provider, or

                                             o  a change in the rating of the credit enhancement provider's long-term debt.

                                             The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities.
                                             These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values



                                                        15

                                             such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans regardless of whether the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

      Book-Entry Registration                Securities issued in book-entry form may have only limited liquidity in
Limit on Liquidity                           the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge       Transactions in book-entry securities can be effected only through The
                                             Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions                      You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.



                                                        16

Pre-Funding Accounts Will Not Be Used to     The prospectus supplement for a series of securities may provide that
Cover Losses on the Loans                    on the closing date for that series, the depositor will deposit cash into a pre-funding account. The amount deposited into the pre-funding account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date.
                                             The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

Unused Amounts on Deposit in Any Pre-        Any amounts remaining in a pre-funding account at the end of the
Funding Account Will Be Paid as Principal    period specified in the applicable prospectus supplement will be
to Securityholders                           distributed as a prepayment of principal to the related
                                             securityholders on the first distribution date after the end of that period. Any such distribution will be made in the amounts and according to the priorities specified in the related prospectus supplement. The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

Secondary Market for the Securities May      The related prospectus supplement for each series will specify the
Not Exist                                    classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. If only a portion of a class of offered certificates has been sold to the public, the market for the offered certificates could be illiquid because of the small amount of these certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                             The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                             Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency May Affect the      The tseller and the depositor will take steps to structure the
Timing and Amount of Distributions on the    transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure



                                                        17

Securities                                   the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to
                                             recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                             If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.



                                                        18

Holders of Original Issue Discount           Debt securities that are compound interest securities will be, and
Securities Are Required to Include           certain other debt may be, securities issued with original issue
Original Issue Discount in Ordinary Gross    income discount for federal tax purposes. A holder of debt securities
Income as It Accrues                         issued with original issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

                                             See "Federal Income Tax Consequences-Taxation of Debt
                                             Securities-Interest and Acquisition Discount" and "-Market Discount."

The Principal Amount of Securities May       The market value of the assets relating to a series of securities at
Exceed the Market Value of the Trust         any time may be less than the principal amount of the securities of
Fund Assets                                  that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                             Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" on page [ ].

                                        The Trust Fund(1)

      This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of:

      o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

      o mortgage pass-through securities (the "Agency Securities ") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

      o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Trust Fund Assets pursuant to:

      o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

      o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

      o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

      The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

      In the case of a series consisting of certificates, the term "agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "agreement" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

      If specified in the related prospectus supplement, a trust fund for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

      Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:


(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Trust Fund Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

      o acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

      o  issuing securities and making distributions on them, and

      o  certain other related activities.

      The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

      The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and "-Assignment of the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

      The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Trust Fund Assets that a trust fund will consist of, but if it does not, the Trust Fund Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

      The following is a brief description of the Trust Fund Assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Trust Fund Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Trust Fund Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Trust Fund Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans--General

      The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Trust Fund Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The real property that secures repayment of the mortgage loans is referred to collectively as "mortgaged properties." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

      The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

      The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

      Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

      Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

      o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

      o  the original terms to maturity of the mortgage loans,

      o  the ranges of the principal balances of the mortgage loans,

      o the earliest origination date and latest maturity date of any of the mortgage loans,

      o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

      o  the maximum and minimum per annum mortgage rates and

      o  the geographical distribution of the mortgage loans.

      If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

      Unless otherwise specified in the related prospectus supplement, the "Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

      Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

      (x) the sum of

      o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

      o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

      (y) the collateral value of the related Property.

      The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

      o  the sales price for the property, and

      o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Trust Fund Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

      The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Trust Fund Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

      The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Private Mortgage-Backed Securities

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

      The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

      o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

         o  the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the mortgage loans and

         o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

      o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

      o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

      o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

      o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

      Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Trust Fund Assets

      Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the trust fund.

Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-[ ].

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference;  Reports Filed with the SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust

      Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities--Reports to Securityholders." All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o  the amount of the distribution allocable to interest;

      o  the amount of any advance;

      o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

      o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the Trust Fund Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of principal prepayments with respect to the Trust Fund Assets, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

      o the pass-through rate as of the day before the preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                Use of Proceeds

      The depositor will apply the net proceeds from the sale of the securities to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 The Depositor

      IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is
(800) 669-2300.

      The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                             Mortgage Loan Program

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Standards

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

Underwriting Process

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

      In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

      In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

      Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

      Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

Representations by Sellers; Repurchases

      Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

      o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the Property was free of material damage;

      o that there were no delinquent tax or assessment liens against the Property; and

      o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

      The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

      o repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

      o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

      Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

                               Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         Description of the Securities

      The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

      o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o information as to the assets comprising the trust fund, including the general characteristics of the Trust Fund Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

      o the circumstances, if any, under which the trust fund may be subject to early termination;

      o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

      o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o  the distribution dates with respect to the series;

      o additional information with respect to the plan of distribution of the securities;

      o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of securities;

      o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

      o  information as to the seller, the servicer and the trustee.

      Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

      A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: [Transaction Management]. The following summaries describe material provisions that may appear in each agreement.

General

      The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. In both cases, the securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Trust Fund Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related agreement,

      o the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

      o the assets required to be deposited in the related Security Account from time to time;

      o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

      o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

      If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Trust Fund Assets in the related trust fund. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

      The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the trust fund, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

      o reduced by all distributions reported to the holders of the securities as allocable to principal

      o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

      o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

      o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

      To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Trust Fund Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

      If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security

Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Trust Fund Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

      In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Mandatory Auction

      The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.


Categories of Classes                                   Definition
                                                      Principal Types
Accretion Directed Class..............  A class that receives principal payments from the accreted interest from specified accrual classes.
                                        An accretion directed class also may receive
                                        principal payments from principal paid on the
                                        underlying Trust Fund Assets or other assets of
                                        the trust fund for the related series.

Companion Class.......................  A class that receives principal payments on any distribution date only if scheduled payments have
                                        been made on specified planned principal classes,
                                        targeted principal classes or scheduled principal
                                        classes.

Component Class.......................  A class consisting of "components." The components of a class of component securities may have
                                        different principal and interest payment
                                        characteristics but together constitute a single
                                        class. Each component of a class of component
                                        securities may be identified as falling into one
                                        or more of the categories in this chart.



                                            44

Categories of Classes                                   Definition
                                                      Principal Types

Non-Accelerated Senior or NAS.........  A class that, for the period of time specified in the related prospectus supplement, generally will
                                        not receive (in other words, is locked out) (1)
                                        principal prepayments on the underlying Trust Fund
                                        Assets that are allocated disproportionately to
                                        the senior securities because of the shifting
                                        interest structure of the securities in the trust
                                        fund and/or (2) scheduled principal payments on
                                        the underlying Trust Fund Assets, as specified in
                                        the related prospectus supplement. During the
                                        lock-out period, the portion of the principal
                                        distributions on the underlying Trust Fund Assets
                                        of which the NAS Class is locked out will be
                                        distributed to the other classes of senior
                                        securities.

Notional Amount Class.................  A class having no principal balance and bearing interest on the related notional amount. The
                                        notional amount is used for purposes of the
                                        determination of interest distributions.

Planned Principal Class or PACs.......  A class that is designed to receive principal payments using a predetermined principal balance
                                        schedule derived by assuming two constant
                                        prepayment rates for the underlying Trust Fund
                                        Assets. These two rates are the endpoints for the
                                        "structuring range" for the planned principal
                                        class. The planned principal classes in any series
                                        of securities may be subdivided into different
                                        categories (e.g., primary planned principal
                                        classes, secondary planned principal classes and
                                        so forth) having different effective structuring
                                        ranges and different principal payment priorities.
                                        The structuring range for the secondary planned
                                        principal class of a series of securities will be
                                        narrower than that for the primary planned
                                        principal class of the series.

Scheduled Principal Class.............  A class that is designed to receive principal payments using a predetermined principal balance
                                        schedule but is not designated as a planned
                                        principal class or targeted principal class. In
                                        many cases, the schedule is derived by assuming
                                        two constant prepayment rates for the underlying
                                        Trust Fund Assets. These two rates are the
                                        endpoints for the "structuring range" for the
                                        scheduled principal class.

Sequential Pay Class..................  Classes that receive principal payments in a prescribed sequence, that do not have
                                        predetermined principal balance schedules and that
                                        under all circumstances receive payments of
                                        principal continuously from the first distribution
                                        date on which they receive principal until they
                                        are retired. A single class that receives
                                        principal payments before or after all other
                                        classes in the same series of securities may be
                                        identified as a sequential pay class.

Strip Class...........................  A class that receives a constant proportion, or
                                        "strip," of the principal payments on the
                                        underlying Trust Fund Assets or other assets of
                                        the trust fund.

Super Senior Class....................  A class that will not bear its proportionate share of realized losses (other than excess losses) as
                                        its share is directed to another class (the
                                        "Support Class") until the Class Security Balance
                                        of the Support Class is reduced to zero.

Support Class.........................  A class that absorbs realized losses other than excess losses that would otherwise be allocated to
                                        a Super Senior class after the related classes of
                                        subordinated securities are no longer outstanding.



                                            45

Categories of Classes                                   Definition
                                                      Principal Types

Targeted Principal Class or TACs......  A class that is designed to receive principal payments using a predetermined principal balance
                                        schedule derived by assuming a single constant
                                        prepayment rate for the underlying Trust Fund
                                        Assets.

                                                      Interest Types

Fixed Rate............................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.........................  A class with an interest rate that resets periodically based upon a designated index and
                                        that varies directly with changes in the index.

Inverse Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and
                                        that varies inversely with changes in the index.

Variable Rate.........................  A class with an interest rate that resets periodically and is calculated by reference to the
                                        rate or rates of interest applicable to specified
                                        assets or instruments (e.g., the mortgage rates
                                        borne by the underlying mortgage loans).

Interest Only.........................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets
                                        or other assets of the trust fund and little or no
                                        principal. Interest only classes have either a
                                        nominal principal balance or a notional amount. A
                                        nominal principal balance represents actual
                                        principal that will be paid on the class. It is
                                        referred to as nominal since it is extremely small
                                        compared to other classes. A notional amount is
                                        the amount used as a reference to calculate the
                                        amount of interest due on an interest only class
                                        that is not entitled to any distributions of
                                        principal.

Principal Only........................  A class that does not bear interest and is entitled to receive only distributions of
                                        principal.

Partial Accrual.......................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added
                                        to the principal balance of the class on each
                                        applicable distribution date, with the remainder
                                        of the accrued interest to be distributed
                                        currently as interest on the class. The accretion
                                        may continue until a specified event has occurred
                                        or until the partial accrual class is retired.

Accrual...............................  A class that accretes the amount of accrued interest otherwise distributable on the class,
                                        which amount will be added as principal to the
                                        principal balance of the class on each applicable
                                        distribution date. The accretion may continue
                                        until some specified event has occurred or until
                                        the accrual class is retired.

      Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

      Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o  LIBOR as determined on the previous LIBOR determination date or

            o  the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

      The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Derivative Transactions

      If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional amount for a specified period of time.

      Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

Book-Entry Securities

      If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

      o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

      o indirectly through organizations that are participants in these systems.

      Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

      Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

      Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg

International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

      Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

      Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

      The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

      o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               Credit Enhancement

General

      Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Trust Fund Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Trust Fund Assets and losses with respect to the Trust Fund Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Trust Fund Assets over the lives of the securities or at any time, the aggregate losses on Trust Fund Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Trust Fund Assets or aggregate losses on the Trust Fund Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

      In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

      With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

Letter of Credit

      Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

      o     the mortgage loans on the related cut-off date, or

      o     one or more classes of securities.

      If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

      o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the trust fund for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

      If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund

Assets in the related trust fund. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Financial Instruments

      If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

      o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

      o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

      o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Deposit Agreements

      If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       Yield and Prepayment Considerations

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Trust Fund Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Trust Fund Assets will affect the weighted average lives of the related securities.

      The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. [IndyMac: any updates?] Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

      A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

      Collections on home equity line of credit loans may vary because, among other things, borrowers may:

      o     make payments as low as the minimum monthly payment for any month,

      o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

      o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

      In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.


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


      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even if the Properties underlying the mortgage loans held in the trust fund or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

      Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

      State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

      If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

      Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."



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      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

Prepayment Standards or Models

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 The Agreements

      The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of Trust Fund Assets

      Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

      In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan


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      o     the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o     an assignment of the mortgage to the trustee in recordable form and

      o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

      For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."



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


      The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

      o purchase the related mortgage loan from the trust fund at the Purchase Price or,

      o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

      There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding


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


principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

            Payments on Trust Fund Assets; Deposits to Security Account

      The servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

      o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

      o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

      o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

      The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each trust fund on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with



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


            any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Trust Fund Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

      o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

      o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

      o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

      o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

      o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

      o     to pay any lender-paid primary mortgage insurance premium;

      o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and


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


      o to clear and terminate the Security Account upon termination of the related agreement.

      In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

      If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Collection Procedures

      The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

      Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any


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


period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

The Surety Provider

      The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).



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


Hazard Insurance

      The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the mortgage loan or

      o     the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

      The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative



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


dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

      o     advance or discharge

            o     all hazard insurance policy premiums and

            o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

      o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to and possession of the Property.

      The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.



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


      If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts



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


due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

      The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;



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


            second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

            third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

            fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

      The servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

      Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

      Each pooling and servicing agreement will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of


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the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

List of Securityholders

      Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

Certain Matters Regarding the Servicer and the Depositor

      The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

      Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

      o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

      o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

      Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the applicable agreement. Each


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agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Trust Fund Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default

      Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

      o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

      o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

      o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and


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deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $[15,000,000] to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

      If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

      o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

      o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

      If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds


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


for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

      o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

      If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

      Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

            (a) to cure any ambiguity or mistake;


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


            (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

            (d) to add to the duties of the depositor, the seller or the servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the SEC from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

      In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets that are required to be distributed on any security without the consent of the holder of the security,

            (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66?% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

            (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.



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


Termination; Optional Termination

      Pooling and Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

      o the final payment or other liquidation of the last of the Trust Fund Assets subject to it or the disposition of all property acquired upon foreclosure of the Trust Fund Assets remaining in the trust fund and

      o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

      Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

       In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

The Trustee

      The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.


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


                   Certain Legal Aspects of the Mortgage Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory



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


note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of


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


the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."



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


      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory



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liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the



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federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-sale Clauses

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws


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      Title V of the depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    Material Federal Income Tax Consequences

      The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of Sidley Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

General

      The federal income tax consequences to Holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.


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      Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("Regular Interest Securities") will be referred to hereinafter collectively as "Debt Securities."

Taxation of Debt Securities

      Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "Debt Securityholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

      Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue


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price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Securities"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium v should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Debt Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

      Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by



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      o     adding

            o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

      o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

      o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

      o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the



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


variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

      Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

      Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the Debt Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of



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a constant interest rate or according to one of the following methods. For Debt
Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular v matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

      Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

      Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate



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amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes "Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Debt Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Securities. Certain of the Debt Securities ("Payment Lag Securities") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

      Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to



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reflect realized losses resulting from any liquidated mortgage loans. The
Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC Securities--d. Non-U.S. Persons" above.

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the securityholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC Securities--d. Non-U.S. Persons" above.

REMIC Securities

      The trust fund relating to a series of securities may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC Securities") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("Regular Securities ") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.



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      In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

      Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

      Only REMIC Securities, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code
Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B).

   a. Regular Securities

      General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Securities, see the discussion above under "Taxation of Debt Securities."

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."



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   b. Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the



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Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.



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Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

      Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

      Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.


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      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors."

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Securities -- a. Regular Securities -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the trust fund for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of securities will accept contributions that would subject it to a Contributions Tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

Administrative Matters


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      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee



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to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

      Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

      The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual


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Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

Tax Status as a Grantor Trust

      If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

   a. Single Class of Securities

      Characterization. The trust fund may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the trust fund. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of securities:

      o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the


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            meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

      o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

      o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

      Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

      If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      Regulations dealing with amortizable bond premium (the "Amortizable Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

      Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to


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            consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

      Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

   b. Multiple Classes of Securities

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to


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            principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code
            Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Securities"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Securities").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

      Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Securities" and "--Single Class of Securities--Original Issue Discount." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

      The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

      Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

      Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

      2. Securities Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

      OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in



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advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal


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amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Securities Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

   c. Sale or Exchange of a Security

      Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

      The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.
   d. Non-U.S. Persons

      Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

      As used in this prospectus, a "U.S. Person" means

      o     a citizen or resident of the United States,

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any


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            State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

      o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

      Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.



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      The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

   e. Backup Withholding

      Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

Final Trust Reporting Regulations

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.


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Tax Characterization of the Trust Fund as a Partnership

      Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The


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adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes



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might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might


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not have sufficient cash to make current cash distributions of that amount.
Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.



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


      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.


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


      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            State Tax Considerations

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.



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                              ERISA Considerations

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest"), including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to the described ERISA considerations, subject to the provisions of other applicable federal, state or local law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "Plan Assets Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be or result in a prohibited transaction under ERISA Sections 406 and 407 subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions


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


would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

      o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

      o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings ("Fitch"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

      o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

      The issuer must also meet the following requirements:

      o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;


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


      o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

      o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

      The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.



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      The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

      Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

      o by negotiated firm commitment underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

      (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  Legal Matters

      The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.



                              Financial Information

      A new trust fund will be formed for each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                 Page
                                                 ----
1986 Act..........................................105
2001 Act...........................................98
2003 Act...........................................98
Agency Securities..................................20
Amortizable Bond Premium Regulations..............102
Applicable Amount..................................97
APR................................................25
ARM Loans.........................................105
Asset Conservation Act.............................84
Capitalized Interest Account.......................67
CERCLA.............................................84
Class Security Balance.............................42
Code...........................................38, 86
Contingent Regulations.............................87
Contributions Tax..................................98
Cooperative........................................52
cooperative loans..................................21
cooperatives.......................................22
Debt Securities....................................87
Deferred Interest.................................106
Designated Transaction............................117
DOL...............................................116
DTC................................................50
Eleventh District..................................48
ERISA.............................................116
excess inclusion...................................97
excess servicing..................................104
Exchange Act.......................................33
FHA................................................22
FHLBSF.............................................48
Fitch.............................................117
foreign person....................................110
Garn-St Germain Act................................85
Indenture..........................................40
Insured Expenses...................................65
Legislative History...............................105
Liquidated Mortgage................................73
Master REMIC.......................................94
Moody's...........................................117
National Cost of Funds Index.......................49
new partnership...................................112
Non-U.S. Person...................................107
offshore location.................................100
OID...............................................101
OID Regulations...................................105
old partnership...................................112
OTS................................................49
Parties in Interest...............................116
Payment Lag Securities.............................92
phantom income.....................................95
Plan Assets Regulation............................116
Plans.............................................116
pre-issuance accrued interest......................92
Prepayment Assumption.............................105
Private Mortgage-Backed Securities.................20
Prohibited Transactions Tax........................98
PTCE..............................................116
RCRA...............................................85
Regular Interest Securities........................87
Regular Securities.................................94
Regular Securityholders............................87
Relevant Implementation Date......................120
Relevant Member State.............................120
Relief Act.....................................14, 86
REMIC..............................................86
REMIC Securities...................................93
REMICs.............................................94
Residual Certificates..............................94
Restricted Group..................................118
S&P...............................................117
SEC................................................21
secured creditor exemption.........................84
Securities Act.....................................33
Security Account...................................65
Short-Term Note...................................110
Single Family Properties...........................23
SMMEA.............................................119
Stripped ARM Obligations..........................106
Stripped Bond Securities..........................104
Stripped Coupon Securities........................104
Subsequent Recoveries..............................93
Subsidiary REMIC...................................94
Super-Premium Securities...........................88
Terms and Conditions...............................52
Title V............................................86
Trust Fund Assets..................................20
U.S. Person..................................100, 107
Underwriter Exemptions............................117
VA 22
W-8BEN.......................................107, 110
Withholding Agent.................................110

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

               SEC registration fee...........................   $     107.00**
               Printing and engraving expenses................   $  20,000.00
               Legal fees and expenses........................   $  85,000.00
               Trustee fees and expenses......................   $   5,000.00
               Accounting fees and expenses...................   $  25,000.00
               Blue Sky fees and expenses.....................   $   5,000.00
               Rating agency fees.............................   $ 200,000.00
               Miscellaneous..................................   $  25,000.00
                                                              ---------------
                       Total..................................   $ 365,107.00
                                                              ===============
-----------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $200,000,000 of Securities registered hereby.

** This amount relates to the $1,000,000 of Mortgage Backed Securities registered hereby.



Item 15.  Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Exhibits.

1.1    --     Form of Underwriting Agreement.
1.2    --     Form of Indemnification and Contribution Agreement.
4.1    --     Form of Pooling and Servicing Agreement.
4.2    --     Form of Trust Agreement.
4.3    --     Form of Indenture.
4.4    --     Form of Sale and Servicing Agreement.
5.1    --     Opinion of Sidley Austin LLP as to legality of the Securities.
8.1    --     Opinion of Sidley Austin LLP as to certain tax matters (included in Exhibit 5.1).
23.1   --     Consent of Sidley Austin LLP (included in Exhibit 5.1 and 8.1).
24.1   --     Power of Attorney (included on Page II-5).


Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that the undertakings set forth
                  in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c));

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

                  (4) That, for the purpose of determining liability under the
            Securities Act to any purchaser,

                           If the registrant is relying on Rule 430B:

                           (i) Each prospectus filed by the registrant
                  pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                           (ii) Each prospectus required to be filed pursuant
                  to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by
                  Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                           The undersigned registrant undertakes that in a
                  primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the
                  undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the
                  offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing
                  prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in
                  the offering made by the undersigned registrant to the purchaser;


                  (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

                  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) (17 CFR 229.1100(c)(1)) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement; and

                  To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, State of California on the 24th day of February 2006.

                                  INDYMAC MBS, INC.


                                  By  /s/ John Olinski
                                     -------------------------------------------
                                                    John Olinski
                                               Chairman of the Board,
                                        Chief Executive Officer and Director




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John Olinski, S. Blair Abernathy, Lynnette Antosh and Samir Grover, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                       Title                                  Date
               ---------                                       -----                                  ----
 /s/ John Olinski                        Chairman of the Board, Chief Executive Officer        February 24, 2006
---------------------------------------  and Director (Principal Executive Officer)
             John Olinski

 /s/ S. Blair Abernathy                  Executive Vice President and Director                 February 24, 2006
---------------------------------------
          S. Blair Abernathy

 /s/ Raphael Bostic                      Director                                              February 24, 2006
---------------------------------------
             Raphael Bostic

 /s/ Samir Grover                        Senior Vice President, Chief Financial Officer,       February 24, 2006
---------------------------------------  Principal Accounting Officer
             Samir Grover

 /s/ Victor H. Woodworth                 Vice President and Assistant Secretary                February 24, 2006
---------------------------------------
             Victor H. Woodworth




                                 EXHIBIT INDEX


1.1     --    Form of Underwriting Agreement.
1.2     --    Form of Indemnification and Contribution Agreement.
4.1     --    Form of Pooling and Servicing Agreement.
4.2     --    Form of Trust Agreement.
4.3     --    Form of Indenture.
4.4     --    Form of Sale and Servicing Agreement.
5.1     --    Opinion of Sidley Austin LLP as to legality of the Securities.
8.1     --    Opinion of Sidley Austin LLP as to certain tax matters (included in Exhibit 5.1).
23.1    --    Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1    --    Power of Attorney (included on Page II-5).